STRAITS MINING PTY LTD

                 NORD AUSTRALEX NOMINEES PTY LTD







                     TRITTON SALE AGREEMENT







                    CORRS CHAMBERS WESTGARTH
                             Lawyers
                Level 32, Governor Phillip Tower
                         1 Farrer Place
                        SYDNEY  NSW  2000
                            AUSTRALIA
                      Tel:  (02) 9210 6500
                      Fax:  (02) 9210 6611
                         DX:  133 SYDNEY

                            Ref: MGG
                        STRA3333-2700278
                           S/993010/4

                            CONTENTS



1    INTERPRETATION                                                   7

2    SALE AND PURCHASE OF TRITTON PROJECT INTEREST                   10

3    DEFERRED PAYMENTS                                               11

4    DELAYED TRANSFER OF MINING LEASE                                12

5    NORD INDEMNITY                                                  13

6    STRAITS INDEMNITY AND PAYMENT FOR ENVIRONMENTAL LIABILITIES     13

7    WARRANTIES                                                      13

8    VARIATION OF GIRILAMBONE EXPLORATION JOINT VENTURE              14

9    VARIATION OF GIRILAMBONE NORTH MINING JOINT VENTURE             14

10   MISCELLANEOUS                                                   15

THIS AGREEMENT is made on the 1st day of June 2000

BETWEEN      Straits Mining Pty Ltd ACN 055 020 614 of Level 3,
             Goldfields House, 1 Alfred Street Sydney ("Straits")

AND          Nord Australex Nominees Pty Ltd ACN 001 657 272 of
             Level 15, 3 Spring Street Sydney ("Nord")

RECITALS

A    Straits and Nord are party to the Girilambone Exploration
     Joint Venture and also to the Girilambone North Mining Joint
     Venture.

B Straits has agreed to sell and assign to Nord and Nord has agreed to purchase from Straits the Tritton Project Interest, on the terms set out in this Agreement.


IT IS AGREED

1    INTERPRETATION

1.1  Definitions


     In this document:

     "Act" means the Mining Act 1992.

     "Ancillary Licences" means any Ancillary Licences granted under the Act as at the date of this Agreement within the Tritton Project Area.

     "Application" means Mining Lease Application 86 lodged 13
     May 1997 by the parties under the Girilambone Exploration
     Joint Venture and any mining lease granted from such application.

     "Approval" means an approval or approvals from the Minister in accordance with section 121 of the Act to the transfer (but not the registration of the transfer) to Nord of all interests in the Mining Lease under this Agreement, without the addition of further conditions to those tenements or on terms otherwise acceptable to Nord.

     "Closure Plan" means the Decommissioning and Rehabilitation Plan section in the August 1999 Annual Environmental Management Review prepared for the Girilambone North Mining Joint Venture for the mining operations on the Mining Lease, as amended by the Girilambone North Mining Joint Venture, from time to time.

     "Completion" means completion of the sale and purchase of the Tritton Project Interest under this Agreement."

     "Copper Oxide" means any copper mineralisation that can be extracted by heap leaching techniques.

     "Deferred Payments" means the Instalment Payments forming part of the Purchase Price and payable by Nord in accordance with clause 3.

     "Freehold Land" means the land identified in Schedule 1.

     "Girilambone Copper Project" means the mining operations located on Mining Lease 1280 known by that name, owned and operated by the parties in joint venture.

     "Girilambone Exploration Joint Venture" means the joint venture between the parties constituted by the Girilambone
     Exploration Joint Venture Agreement.

     "Girilambone Exploration Joint Venture Agreement" means the agreement of that name between the parties, dated 26 August
     1992.

     "Girilambone North Mining Joint Venture" means the joint venture between the parties to conduct the mining operations located on the Mining Lease, constituted by the Girilambone North Mining Joint Venture Agreement.

     "Girilambone North Mining Joint Venture Agreement" means the Agreement of that name between the parties, dated 19
     February 1997.

     "Interest Rate" means the indicator reference rate for commercial loans quoted by National Australia Bank from time to time, plus 3%.

     "Life of Mine Plan" means the life of mine plan adopted by the parties under the Girilambone Mining Joint Venture at the date of this Agreement.

     "Mining Lease" means Mining Lease 1383.

     "Minister" means the Minister conferred with the power to administer the Act.

     "Option Agreement" means the Option Agreement in the form attached as Attachment A.

     "Purchase Price" means $9,000,000, made up of the Up-front
     Payment and the Deferred Payments.

     "Security Documents" means:

     (a) the charge in the form attached as Attachment B; and

     (b) the tenement mortgage in the form attached as Attachment C; and

     (c) the real property mortgage in the form attached as Attachment D.

     "Transfer Forms" means the Form 12 application for the Approval and the Form 13 application for registration of transfer of the Mining Lease, prepared in accordance with the regulations under the Act.

     "Tritton Project Area" means:

     (a)  the area of the Application; and

     (b) the area of the Mining Lease.

     "Tritton Project Assets" means:

     (a)  the interest of the parties under the Girilambone
           Exploration Joint Venture in the Tritton Project Area;

     (b)  the interest of the parties under the Girilambone North
          Mining Joint Venture in the Tritton Project Area;

     (c)  all Mining Information existing under the Girilambone
          Exploration Joint Venture Agreement related to the Tritton
          Project Area;

     (d)  the interest of the parties under the Girilambone
          Exploration Joint Venture in the Application;

     (e)  the interest of the parties under the Girilambone North
          Mining Joint Venture in the Mining Lease;

     (f)  the interest of the parties under the Girilambone North
          Mining Joint Venture in the Ancillary Licences;

     (g)  the interest of the parties under the Girilambone North
          Mining Joint Venture or the Girilambone Exploration Joint Venture, as the case may be, in the Freehold Land;

     (h)  the interest of the parties in all other Joint Venture
          Property (as that term is defined the Girilambone North Mining Joint Venture Agreement) under the Girilambone North Mining Joint Venture related to the Tritton Project Area (other than Mining Information); and

     (i)  the interest of the parties in all other Joint Venture
          Property (as that term is defined the Girilambone Exploration Joint Venture Agreement) under the Girilambone Exploration Joint Venture related to the Tritton Project Area.

     "Tritton Project Interest" means Straits' 50% Percentage
     Interest in the Tritton Project Assets.

     "Tritton Prospect" means the area currently subject to the Girilambone Exploration Joint Venture known as the Tritton copper project, and identified as that area lying within the Application and coloured red in the location map forming Attachment E.

     "Up-front Payment" means $3,000,000.

1.2  Terms defined in the Girilambone Exploration Joint Venture
     Agreement

     Unless the context otherwise requires, terms defined in the Girilambone Exploration Joint Venture Agreement have the same meaning where used in this Agreement.

1.3  Construction

     Unless expressed to the contrary:

     (a)  words importing:

          (i)  the singular include the plural and vice versa; and

          (ii) any gender includes the other genders;

     (b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (c)  a reference to:

          (i)  $ or dollars is a reference to Australian dollars;

         (ii) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

        (iii) a person includes its legal personal representatives, successors and assigns;

         (iv) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (v) a right includes a benefit, remedy, discretion, authority or power; and

         (vi) an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

2    SALE AND PURCHASE OF TRITTON PROJECT INTEREST

2.1  Sale and purchase

     Straits agrees to sell to Nord free from encumbrances and Nord agrees to purchase, the Tritton Project Interest for the Purchase Price.

2.2  Completion

     Completion shall take place on the date of this Agreement.

2.3  Straits' obligations on Completion

     On Completion Straits must deliver to Nord:

     (a) the Transfer Forms duly signed by Straits (in the form prepared by Nord and submitted to Straits prior to Completion);

     (b) a letter to the NSW Department of Mineral Resources, in a form approved by Nord prior to Completion, nominating Nord as the sole grantee of the Application;

     (c)  the Option Agreement duly executed by Straits;

     (d) transfers, in registrable form (except for the payment of stamp duty), in respect of the Freehold Land;

     (e)  title deeds to the Freehold Land; and

     (f) all originals of the titles to mining tenements to be transferred under this Agreement, and the Ancillary Licences, in the possession of Straits, or its lenders.

2.4  Nord's obligation on Completion

     On Completion Nord must deliver to Straits:

     (a)  the Up-front Payment by bank cheque;

     (b) the Security Documents and Option Agreement, duly executed by Nord;

     (c) Australian Securities and Investments Commission Forms 309 and such other documents as are reasonably required by Straits, duly completed and executed by Nord;

     (d) a cheque payable to the Commissioner of Stamp Duties for the amount of stamp duty payable on Security Documents; and

     (e) a cheque payable to the Department of Mineral Resources for the amount of the registration fees payable on the Security Documents.

2.5  Possession and title

     Subject to clause 4, full title to the Tritton Project
     Assets shall transfer to Nord on Completion and Nord shall take full possession of the Tritton Project Assets on Completion.

3    DEFERRED PAYMENTS

3.1 Nord agrees to pay to Straits by bank cheque the balance of the Purchase Price not paid on Completion (being $6,000,000) in 10 instalments (each an "Instalment Payment") on each of the following dates (each a "Due Date"), as follows:

     (a) by no later than the date 6 calendar months after Completion, $750,000;

     (b) by no later than the date 12 calendar months after Completion, $750,000;

     (c) by no later than the date 18 calendar months after Completion, $750,000;

     (d) by no later than the date 24 calendar months after Completion, $750,000;

     (e) by no later than the date 12 calendar months after the date on which the first tonne of copper concentrate is produced from the Tritton Project Area (which tonne must form part of a program for substantial planned production, and not merely trial mining), $500,000;

     (f) by no later than the date 24 calendar months after the date in paragraph (e), $500,000 ;

     (g) by no later than the date 36 calendar months after the date in paragraph (e), $500,000 ;

     (h) by no later than the date 48 calendar months after the date in paragraph (e), $500,000 ;

     (i) by no later than the date 60 calendar months after the date in paragraph (e), $500,000 ; and

     (j) by no later than the date 72 calendar months after the date in paragraph (e), $500,000 .

3.2   Interest on overdue payments

     Nord shall pay interest on so much of any Instalment Payment as is unpaid on the Due Date at the Interest Rate until the full Instalment Payment plus interest is paid, such interest to be capitalised monthly until the date of payment.

4    DELAYED TRANSFER OF MINING LEASE

4.1  Transfer of Mining Lease

     The parties agree that Nord will arrange for lodgement of the Transfer Forms for approval under the act to the transfer of the Mining Lease, but that Nord need not seek that transfer until after the Girilambone North Mining Joint Venture completes its planned rehabilitation program on the area of the Mining Lease. Nord agrees that Straits may at any time following completion of that rehabilitation program give notice to Nord that it requires that Nord lodge and procure registration of the Transfer Forms and Nord agrees that it will on receipt of such notice immediately take such actions.

4.2  Straits not to encumber Mining Lease

     Straits agrees that it will not attempt to pledge or encumber its registered interest in the Mining Lease after Completion.

4.3  Nord access to the Mining Lease area

     Straits agrees to permit Nord access to the Mining Lease area for purposes unrelated to the purposes of the Girilambone North Mining Joint Venture, including allowing Nord, to the extent permitted by law, the benefit of the rights granted under the Ancillary Licences, provided that:

     (a) Nord gives to Straits reasonable prior written notice setting out the activities proposed to be undertaken by Nord;

     (b) the proposed activities are permitted under the terms of the Mining Lease or Ancillary Licence, as the case may be; and

     (c) Nord provides to Straits a written confirmation that the terms of the indemnity under clause 5 shall apply in respect of all such proposed activities undertaken by Nord upon obtaining access.

5    NORD INDEMNITY

5.1 Subject to clause 8.3, from Completion Nord agrees to indemnify and hold harmless Straits against any damage, loss, cost, expense, claim, liability or proceeding, suffered, incurred or brought against Straits arising out of or relating to any activities undertaken solely by or on behalf of Nord after Completion on any part of the area of the Application.

5.2 Subject to clause 6.2, from Completion Nord agrees to indemnify and hold harmless Straits against any damage, loss, cost, expense, claim, liability or proceeding, suffered, incurred or brought against Straits arising out of or relating to any activities undertaken solely by or on behalf of Nord after Completion on any part of the area of the Mining Lease.

6    STRAITS INDEMNITY AND PAYMENT FOR ENVIRONMENTAL LIABILITIES

6.1 Straits agrees to indemnify and hold harmless Nord against any damage, loss, cost, expense, claim, liability or proceeding, suffered, incurred or brought against Nord arising out of or relating to any of the warranties contained in clause 7.

6.2  Straits agrees to bear the cost of and indemnify and hold
     Nord harmless from and against 50% of all environmental rehabilitation work to be undertaken on, or in relation to, the Mining Lease as provided in the Closure Plan (including providing bonds equal to 50% of any environmental bonds sought by the Minister or his Department in respect of such liability). Upon completion of the Closure Plan, Nord will procure the immediate release of any bonds lodged by or on behalf of Straits in respect of the Mining Lease.

6.3 From Completion Straits agrees to indemnify and hold harmless Nord against 50% of any damage, loss, cost, expense, claim, liability or proceeding, suffered, incurred or brought against Nord arising out of or relating to any activities undertaken solely by or on behalf of the Girilambone Exploration Joint Venture or the Girilambone North Mining Joint Venture prior to Completion on any part of the Tritton Project Area, other than any actions or activities undertaken by Nord as manager of the Girilambone Exploration Joint Venture.

7    WARRANTIES

     Straits covenants, represents and warrants to Nord that:

     (a) it is the sole legal and beneficial owner of the Tritton Project Interest and has full and free right to sell the Tritton Project Interest free of all third party interests, royalties (other than statutory royalties) and other encumbrances;

     (b) there are no claims, actions, suits, arbitrations, proceedings or disputes in process or to the knowledge of Straits threatened against or affecting its interest in the Tritton Project Interest;

     (c) Straits has not gone into liquidation or provisional liquidation, no receiver, receiver and manager or administrator of the undertaking or assets of Straits has been appointed and there are no outstanding judgements current against Straits in respect of the Tritton Project Interest;

     (d) it will allow Nord, on reasonable prior written request,to have access to and to copy any part of the Mining Information held by Straits in relation to the Tritton Project Assets.

8    VARIATION OF GIRILAMBONE EXPLORATION JOINT VENTURE

8.1  Amendment to Joint Venture

     On and with effect from Completion, the Girilambone
     Exploration Joint Venture Agreement shall be varied by:

     (a) removing from the Girilambone Exploration Joint Venture the Tritton Project Assets; and

     (b) excluding the Tritton Project Assets from the operation of clause 7 of the Girilambone Exploration Joint Venture Agreement.

8.2  Confirmation of Joint Venture

     Other than as provided under clause 8.1, the parties confirm the continuation of the Girilambone Exploration Joint
     Venture and the terms of the Girilambone Exploration Joint
     Venture Agreement shall continue to apply to all areas outside the Tritton Project Area.

8.3  Participation in Copper Oxide Mineralisation

     If any copper oxide body lying within the Tritton Project Area is found to be economic, Straits shall have a right to a 50% interest in such Copper Oxides and to participate in the development of this ore body in joint venture with Nord, on the basis that:

     (a) the provisions of the Girilambone Exploration Joint Venture shall apply to the development of that ore body;

     (b) the Girilambone Exploration Joint Venture fully indemnifies Nord against any liabilities Nord may incur as owner of the Application or Mining Lease, as a result of the Girilambone Exploration Joint Venture's operations;

     (c) the Girilambone Exploration Joint Venture's operations do not interfere with Nord's own activities on the Application or Mining Lease; and

     (d) Straits must reimburse Nord for 50% of all costs and expenses incurred by Nord after Completion in respect of that ore body, including for exploration, feasibility and development work carried out by Nord on exploration programes in respect of Copper Oxide bodies.

9    VARIATION OF GIRILAMBONE NORTH MINING JOINT VENTURE

9.1  Amendment to Joint Venture

     On and with effect from transfer of the Mining Lease in accordance with clause 4, the Girilambone North Mining Joint Venture Agreement shall be varied by removing from the Girilambone North Mining Joint Venture the Tritton Project Assets.

9.2  Confirmation of Joint Venture

     Other than as provided under clause 9.1, the parties confirm the continuation of the Girilambone North Mining Joint Venture and the terms of the Girilambone North Mining Joint Venture Agreement shall continue to apply to all areas outside the Mining Lease.

10   MISCELLANEOUS

10.1 Stamp duty

     (a) NordNord shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty except where it arises from default by the other party) on or relating to this document and any document executed under it.

     (b) If a party other than Nord pays any stamp duty (including any fine or penalty) on or relating to this document or any document executed under it, Nord shall pay that amount to that party upon demand.

10.2 Legal costs

     Subject to any express provision in this document to the contrary, each party shall bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this document.

10.3 Further assurance

     Each party shall promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it, including:

     (a) Straits doing all things reasonably required by Nord in connection with Nord obtaining the Approval;

     (b) to the extent that any Tritton Project Assets are not identified at the time of Completion, Straits will upon request by Nord at any time after Completion do any things reasonably required to transfer to Nord any Tritton Project Assets not transferred at Completion;

     (c) promptly following Completion the parties agree to make any financial adjustment necessary between themselves in respect of rates, fees, royalties or other charges in respect of the Tritton Project Assets, such that Nord is solely responsible for all such rates, fees, royalties or other charges for the period after Completion and will reimburse to Straits any pre-payment made by Straits in respect of the period after Completion; and

     (d) the parties doing all things reasonbly necessary to transfer the Ancillary Licenses or to enable Nord to obtain a substitute right, as soon as possible after those Ancillary Licenses are no longer required for the purposes of the Girilambone North Mining Joint Venture.

10.4 Governing law and jurisdiction

     (a) This document is governed by and is to be construed in accordance with the laws in force in New South WalesNew South Wales.

     (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

10.5 Entire understanding

     (a) This document embodies the entire understanding and agreement between the parties as to the subject matter of this document.

     (b) All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this document are merged in and superseded by this document and shall be of no force or effect whatever and no party shall be liable to any other party in respect of those matters.

     (c) No oral explanation or information provided by any party to another shall:

          (i)  affect the meaning or interpretation of this document, or

          (ii) constitute any collateral agreement, warranty or understanding between any of the parties.

10.6 Confidentiality

     Except as may require disclosure pursuant to the listing rules of any stock exchange on which Straits is listed, or as is otherwise in the public domain, Straits will keep confidential:

     (a)  the terms of this Agreement; and

     (b)  all  mining  information forming part  of  the  Tritton
          Project Assets.

10.7 Merger

     The obligations in this Agreement continue until satisfied in full.

EXECUTION

Executed as an agreement.
EXECUTED by                       )
STRAITS MINING PTY LIMITED        )
by its duly authorised officer in )
the presence of:                  )

C H Lim                              B J Rear
Company Secretary                    Director

C H Lim                              B J Rear
Name of Company Secretary (print)    Name of Director (print)



EXECUTED by NORD AUSTRALEX        )
NOMINEES PTY LIMITED              )
by the party's attorney pursuant  )
to power of attorney registered   )
Book 4276 No 698 who states that
no notice of revocation of the
power of attorney has been
received in the presence of:

T A Humphreys                        J Syriatowicz
Witness                              Attorney

T A Humphreys                        J C Syriatowicz
Name of Witness (print)              Name of Attorney (print)

                           SCHEDULE 1
                          FREEHOLD LAND

   Lot No   Deposited Plan   Area (HA)      Location

     11         751315        16.19       Giri North
     13         751315        16.19       Giri North
     14         751315        78.10       Giri North
     30         751315        18.82       Giri North
     40         751315        183.93      Giri North
     51         751315        77.19       Giri North
    108         751315        16.19       Giri North
    138         751315        390.11      Giri North
    139         751315        343.98      Giri North
    140         751315        354.91      Giri North
    141         751315        244.83      Giri North
    147         824129        48.56       Giri North
     1          827919        24.06       Giri North
     12         858163        18.42       Giri North

     61         875925        104.40       Tritton
     41         879206        202.30       Tritton

                          ATTACHMENT A
                        OPTION AGREEMENT

                          ATTACHMENT B
                             CHARGE

                          ATTACHMENT C
                        TENEMENT MORTGAGE

                          ATTACHMENT D
                     REAL PROPERTY MORTGAGE

                 NORD AUSTRALEX NOMINEES PTY LTD

                               AND

                   STRAITS MINING PTY LTDNORD
                   AUSTRALEX NOMINEES PTY LTD





                        OPTION AGREEMENT
                     GIRILAMBONE SX-EW PLANT









                    CORRS CHAMBERS WESTGARTH
                             Lawyers
                Level 32, Governor Phillip Tower
                         1 Farrer Place
                        SYDNEY  NSW  2000
                            AUSTRALIA
                      Tel:  (02) 9210 6500
                      Fax:  (02) 9210 6611
                         DX:  133 SYDNEY

                            Ref: MGG
                        STRA3333-2700278
                           S/1025227/2

THIS DEED is made on the 1st day of June 2000

BETWEEN   Straits Mining Pty Ltd ACN 055 020 614 of Level 3,
          Goldfields House, 1 Alfred Street Sydney ("Straits")

AND       Nord Australex Nominees Pty Ltd ACN 001 657 272 of
          Level 15, 3 Spring Street Sydney ("Nord")


IT IS AGREED

1    INTERPRETATION

1.1  Definitions

     In this document:

     "End of Mine Life" means the termination of mining of ore from the Girilambone Copper Project and of processing at site of ore mined from that Project, in accordance with the Life of Mine Plan, or any replacement life of mine plan adopted by the Girilambone Mining Joint Venture.

     "Exercise Price" means the consideration provided for under clause 2.1, or clause 2.3, whichever applies.

     "Girilambone Copper Project" means the mining operations known by that name, owned and operated by the parties under the Girilambone Mining Joint Venture.

     "Girilambone Mining Joint Venture" means the joint venture between the parties to conduct the mining operations known as the Girilambone Copper Project, constituted by the Girilambone Mining Joint Venture Agreement.

     "Girilambone Mining Joint Venture Agreement" means the
     Agreement of that name between the parties, dated 26 August
     1992.

     "Independent Engineer" means the person agreed between the parties, or failing that, the person determined under clause
     2.8.

     "Life of Mine Plan" means the life of mine plan adopted by the parties under the Girilambone Mining Joint Venture.

     "Option Term" means the period commencing on the Completion Date (as that term is defined in the Tritton Sale Agreement between the parties of even date with this Agreement) and ending on the date on which the End of Mine Life occurs.

     "Replacement Plant" means a SX-EW plant suitably sized to carry on the operations at the Girilambone Copper Project, taking account of the stage of the operations then required at the Girilambone Copper Project as calculable in accordance with the Life Of Mine Plan.

     "SX-EW Plant" means that part of the plant and equipment currently in use at the Girilambone Copper Project defined as the equipment within the PLS Pump-cathode stripping-
     Rafinate Return Pump circuit.

1.2  Terms  Defined  in  the  Girilambone  Mining  Joint  Venture
     Agreement

     Unless the context otherwise requires terms defined in the Girilambone Mining Joint Venture Agreement have the same meaning where used in this deed.

1.3  Construction

     Unless expressed to the contrary:

     (a)  words importing:

          (i)  the singular include the plural and vice versa; and

          (ii) any gender includes the other genders;

     (b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (c)  a reference to:

          (i)  $ or dollars is a reference to Australian dollars;

         (ii) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

        (iii) a person includes its legal personal representatives, successors and assigns;

         (iv) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (v) a right includes a benefit, remedy, discretion, authority or power; and

         (vi) an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

2    OPTION

2.1  Grant of option

     For the period of the Option Term Nord irrevocably grants to Straits its consent to Straits acquiring from the Girilambone Mining Joint Venture the SX-EW Plant, including an option to purchase Nord's Percentage Interest in the SX-EW Plant, for:

     (a)  the sum of $1.00 ; plus

     (b) if Straits exercises the Option before the End of Mine Life, the provision to the Girilambone Joint Venture by delivery to the site of the Girilambone Copper Project, of the Replacement Plant at no cost to the Girilambone Joint Venture and without affecting the Parties' Percentage Interests; or

     (c)  if Straits exercises the Option at or after the End of Mine
          Life at the Girilambone Copper Project, the payment by Straits of $1,000,000 by bank cheque to Nord.

2.2  Exercise of Option

     Straits may exercise the Option:

     (a) under clause 2.1(b) or 2.3(b), at any time up to the date which is 6 months prior to the expiry of the Option Term; and

     (b)  under clause 2.1(c) or 2.3(c), at or after the End of Mine
          Life.

     by written notice to that effect given to Nord and delivery of the Exercise Price (other than the Replacement Plant, if applicable, which must be delivered in accordance with clause 2.4).

2.3  Exercise of Option in stages

     Straits  is  entitled to exercise the Option in  stages,  by nominating  and acquiring in accordance with this  clause  2 part  only  of  the SX-EW Plant, in which case the  Exercise
     Price will be:

     (a)  the sum of $1.00, for each partial exercise of the Option;
          plus

     (b) if Straits exercises the Option before the End of Mine Life, the provision to the Girilambone Joint Venture by delivery to the site of Girilambone Copper Project, of Replacement Plant at no cost to the Girilambone Joint Venture and without affecting the Parties' Percentage Interests, provided that the Replacement Plant for the purposes of this clause 2.3(b) will mean only that part of the SX-EW Plant as is the subject of the exercise of the Option; or

     (c)  if Straits exercises the Option at or after the End of Mine
          Life, the payment by Straits by bank cheque to Nord of that fractional portion of $1,000,000 as the parties agree is equal to the value of that part of the SX-EW Plant in respect of which the Option is exercised, as a proportion of the whole of the SX-EW Plant, or failing agreement between the parties on such proportion, the proportion determined by an Independent Engineer, and all other references in this clause 2 to the Option and to the SX-EW Plant and the Replacement Plant shall be deemed to refer to the relevant part the subject of the exercise of the partial option under this clause 2.3.

2.4  Removal of SX-EW Plant

     Straits must within 6 months of the exercise of the Option or approval of the Replacement Plant under clause 2.5(a) or
     (b), as the case may be:

     (a)  disassemble and remove the SX-EW Plant at Straits own cost;
          and

     (b) if Straits exercises the Option before the End of Mine Life at the Girilambone Copper Project deliver and assemble at site the Replacement Plant in such manner and time so that ore processing operations at the Girilambone Copper Project are not materially interrupted.

2.5  Certification from Independent Engineer

     (a) If a Replacement Plant is required to be delivered by Straits under this deed, Straits must, as soon as practicable after:

          (i) agreement by the parties that the Replacement Plant proposed to be supplied by Straits is fit for purpose; or

          (ii) failing such agreement, provision by an Independent Engineer of an opinion that the proposed Replacement Plant is fit for purpose,

          take such steps as are required to deliver and assemble the Replacement Plant.

     (b) Within 3 months after assembly of the Replacement Plant, Straits must deliver to Nord a certification from the Independent Engineer certifying that the Replacement Plant is fit for purpose.

     (c)  To be "fit for purpose" the Replacement Plant must at least:

          (i) be capable of processing ore at a rate sufficient to meet the Life of Mine Plan; and

         (ii) be capable of producing London Metal Exchange grade A copper, and

        (iii) not in any way disadvantage the Girilambone Mining
              Joint Venture including by increasing copper ore processing costs or causing increased environmental harm.

     (d) If Straits is unable to deliver a certification as required under clause 2.5(b), then Straits shall be liable to compensate Nord for any actual loss suffered by Nord due to the fact that the Replacement Plant is not fit for purpose, until such time as the Replacement Plant is made fit for purpose. In the event of any dispute as to the amount of loss suffered by Nord for the purpose of this clause, the parties agree to refer the calculation of such loss to dispute resolution in accordance with clause 4.

2.6  Condition of use

     If Straits exercises the option granted under this deed Straits may not dispose of the SX-EW Plant for a period of 2 years from the date of Straits removing the SX-EW Plant under clause 2.4 and during that period, Straits may only utilise the SX-EW Plant at a mine site controlled by Straits.

2.7  Rights in Replacement Plant

     If Replacement Plant has been supplied to the Girilambone
     Mining Joint Venture in accordance with this clause:

     (a) it shall immediately become Joint Venture Property under the Girilambone Mining Joint Venture; and

     (b)  at the End of the Mine Life of the Girilambone Copper
          Project, both Straits and Nord will have the opportunity to submit a bid to purchase the other party's Percentage Interest in the Replacement Plant, with the party with the highest bid being entitled to buy the Replacement Plant from the Girilambone Mining Joint Venture at that bid price.

2.8  Independent Engineer

     If the parties are unable to agree on the Independent Engineer, the Independent Engineer shall be that person appointed by the president of the Australasian Institute of Mining and Metallurgy on the application of either party. Nord must pay the costs of an Independent Engineer appointed under clause 2.5(a)(ii) and Straits must pay the costs of the Independent Engineer appointed under clause 2.5(b).

2.9  Expiry of option

     The option granted under this deed shall expire at the end of the Option Term.

3    VARIATION OF GIRILAMBONE MINING JOINT VENTURE

     On and with effect from the date of this document, the Girilambone Mining Joint Venture shall be varied by permitting the removal of the SX-EW Plant and, if required, the provision of the Replacement Plant in accordance with this document and the subsequent rights to purchase the Replacement Plant under clause 2.7(b). Anything in the Girilambone Mining Joint Venture Agreement inconsistent with the rights and obligations under this clause is deemed amended to the extent required to enable this clause to have effect.

4    DISPUTE RESOLUTION

4.1 If any dispute or difference arises between the parties under clause 2.5(d), then any party may by notice in writing to the other, specify the nature of the dispute and call for submission of the dispute to an independent Expert.

4.2 The Expert to be appointed will be agreed between the parties or failing agreement, within 14 days after receipt of the notice determined in the following manner:

     (a) if the dispute or difference relates to the conduct of mining operations or usual industry practices or matters related thereto, then the Expert will be nominated by the President of the Australasian Institute of Mining and Metallurgy;

     (b) if the dispute relates to any financial or accounting matter including the computation of costs and the keeping of accounts, then the Expert will be nominated by the President of the Institute of Chartered Accountants;

     in any event, the Expert must have a reasonable commercial and practical experience in the area of dispute.

4.3 The Expert must be required to accept submissions from the parties as to the subject matter of the dispute within 14 days of his appointment and must be required to state his determination in writing within 28 days of appointment.

4.4 The Expert must be required to undertake to keep confidential matters coming to his knowledge by reasons of his appointment.

4.5  The Expert has the following powers:

     (a) to inform himself independently as to facts and if necessary technical matters to which the dispute relates;

     (b) to receive written submissions sworn or unsworn, written statements and photocopy documents and to act upon the same;

     (c) to consult with such other professionally qualified persons as he in his absolute discretion thinks fit;

     (d) to take such measures as he thinks fit to expedite the completion of the dispute resolution.

     The dispute resolution will be held in Sydney, New South
     Wales unless the parties to the dispute agree otherwise.

4.6 The determination of the Expert will be final and binding on the Parties. The costs of the Expert will be borne in the manner determined by the Expert.

5    MISCELLANEOUS

5.1  Stamp duty

     (a) Straits shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty except where it arises from default by the other party) on or relating to this document and any document executed under it.

     (b) If a party other than Straits pays any stamp duty (including any fine or penalty) on or relating to this document or any document executed under it, Straits shall pay that amount to that party upon demand.

5.2  Governing law

     This document is governed by and is to be construed in accordance with the laws applicable in New South Wales.

5.3  Further assurances

     Each party must do, sign, execute and deliver and must procure that each of its employees and agents does, signs, executes and delivers all agreements, documents, instruments and acts as reasonably required of it or them by notice from another party effectively to carry out and give full effect to this document and the rights and obligations of the parties under it.

5.4  Counterparts

     The deed may consist of one or more counterpart copies and all counterparts, when taken together, constitute the one document.




                            EXECUTION
Executed as a deed.

EXECUTED by NORD AUSTRALEX     )
NOMINEES PTY LIMITED by the    )
party's attorney pursuant to   )
power of attorney registered   )
Book 4276 No 698 who states    )
that no notice of revocation   )
of the power of attorney has
been received in the presence
of:

T A Humphreys                      J Syriatowicz
Witness                            Attorney

T A Humphreys                      J C Syriatowicz
Name of Witness (print)            Name of Attorney (print)


EXECUTED by STRAITS MINING PTY )
LIMITED                        )

C H Lim                            B J Rear
Company Secretary                  Director

C H Lim                            B J Rear
Name of Company Secretary          Name of Director (print)
(print)

              NORD AUSTRALEX NOMINEES PTY LIMITED



                     NORD PACIFIC LIMITED



                  STRAITS MINING PTY LIMITED







                   FIXED AND FLOATING CHARGE







                   CORRS CHAMBERS WESTGARTH
                            Lawyers
               Level 32, Governor Phillip Tower
                        1 Farrer Place
                       SYDNEY  NSW  2000
                           AUSTRALIA
                     Tel:  (02) 9210 6500
                     Fax:  (02) 9210 6611
                        DX:  133 SYDNEY

                         Ref: AJM/MCM
                            2700278
                          S/969512/10

                           CONTENTS



1    INTERPRETATION                                           36

     1.1  DEFINITIONS                                         36
     1.2  CONSTRUCTION                                        41
     1.3  TERMS DEFINED IN THE TRITTON SALE AGREEMENT         42
     1.4  HEADINGS                                            42
     1.5  CORPORATIONS LAW AND ACCOUNTING STANDARDS           43
     1.6  SUBSISTING EVENTS AND POTENTIAL EVENTS OF DEFAULT   43
     1.7  CHARGOR                                             43

2    CONSIDERATION                                            43


3    CHARGE AND DISCHARGE                                     43

     3.1  CHARGE                                              43
     3.2  DISCHARGE                                           43
     3.3  PRIORITY AMOUNT                                     43

4    CHARGE                                                   44

     4.1  NATURE                                              44
     4.2  CHATTEL SECURITIES ACT                              44
     4.3  REAL PROPERTY MORTGAGE                              44

5    PAYMENT OF SECURED MONEY                                 45

     5.1  PLACE, MANNER AND TIME OF PAYMENT                   45
     5.2  CURRENCY OF PAYMENT                                 45
     5.3  APPROPRIATION                                       45
     5.4  PAYMENTS IN GROSS                                   45

6    INTEREST                                                 45

     6.1  INTEREST                                            45
     6.2  RATE                                                46
     6.3  CAPITALISATION                                      46
     6.4  MERGER                                              46

7    WARRANTIES AND REPRESENTATIONS                           46

     7.1  NATURE                                              46
     7.2  GENERAL                                             48

8    GENERAL OBLIGATIONS                                      48

     8.1  PROHIBITED DEALINGS                                 48
     8.2  VARIATION OF OTHER SECURED INDEBTEDNESS             48
     8.3  INFORMATION TO BE GIVEN                             49
     8.4  INSURANCE                                           49
     8.5  COMPENSATION EVENT                                  50
     8.6  TITLE DOCUMENTS                                     51
     8.7  REPAIR                                              51
     8.8  TAXES                                               51
     8.9  CAVEATS                                             51
     8.10 DEFAULT                                             51
     8.11 CHARGOR'S OTHER OBLIGATIONS                         51
     8.12 CHARGEE'S RIGHT TO ENTER                            51
     8.13 REPLACEMENT OF IMPROVEMENTS                         52
     8.14 NOTICE TO CONTRACTORS AND FUTURE CONTRACTORS        52
     8.15 DEED OF PRIORITY                                    52

9    EVENTS OF DEFAULT                                        53

     9.1  EVENTS OF DEFAULT                                   53

10   CRYSTALLISATION                                          54

     10.1 BY NOTICE                                           54
     10.2 AUTOMATIC                                           54
     10.3 REINSTATEMENT OF FLOATING CHARGE                    55
     10.4 FIXED CHARGE OVER CHARGED DEBT PROCEEDS             55

11   DEFAULT POWERS                                           56

     11.1 GENERAL                                             56
     11.2 ACCELERATION                                        56
     11.3 STATUTORY AND IMPLIED POWERS                        56
     11.4 SALE                                                56
     11.5 GENERAL DEALINGS                                    57
     11.6 BANKRUPTCY                                          58
     11.7 RAISE AND LEND MONEY                                58
     11.8 INVESTMENT OF MONEYS                                58
     11.9 ANCILLARY POWERS                                    59
     11.10RECEIVERS                                           59

12   RECEIVERS                                                60

     12.1 AGENT                                               60
     12.2 POWERS                                              60

13   EXERCISE OF DEFAULT RIGHTS                               60

     13.1 NO HINDRANCE                                        60
     13.2 CHARGEE IN POSSESSION                               60
     13.3 EXCLUSION OF LEGISLATION                            61

     13.4 DEFAULT NOTICE                                      61

14   APPLICATION OF MONEY                                     61

     14.1 METHOD                                              61
     14.2 CHARGEE'S CERTIFICATE AND DISPUTES                  62
     14.3 NO INTEREST ON REMEDY PROCEEDS                      62
     14.4 PAYMENT INTO BANK ACCOUNT                           62
     14.5 CONTINGENT AND PROSPECTIVE INDEBTEDNESS             62
     14.6 PAYMENTS DURING DEFAULT NOTICE PERIOD               63
     14.7 ACCOUNTING FOR REMEDY PROCEEDS                      63

15   THIRD PARTY DEALINGS                                     63

     15.1 CHARGEE'S RECEIPTS AND DISCHARGES                   63
     15.2 NO DUTY TO ENQUIRE                                  63

16   PRESERVATION OF CHARGEE'S RIGHTS                         64

     16.1 CONTINUING SECURITY                                 64
     16.2 PRIMARY OBLIGATIONS                                 64
     16.3 PRESERVATION OF CHARGOR'S OBLIGATIONS               64
     16.4 SUSPENSION OF CHARGOR'S RIGHTS                      64
     16.5 REINSTATEMENT OF RIGHTS OF CHARGEE                  64
     16.6 NO MERGER                                           65
     16.7 BANKRUPTCY OF DEBTOR                                65

17   COSTS AND EXPENSES                                       65

     17.1 NATURE                                              65
     17.2 GOODS AND SERVICES TAX                              66
     17.3 LEGAL COSTS                                         66
     17.4 REMUNERATION                                        66

18   INDEMNITIES                                              66

     18.1 NATURE                                              66
     18.2 CURRENCY DEFICIENCY                                 67
     18.3 INDEPENDENCE AND SURVIVAL                           67

19   ATTORNEY                                                 67

     19.1 APPOINTMENT                                         67
     19.2 GENERAL                                             67

20   MISCELLANEOUS                                            68

     20.1 CHARGEE'S DETERMINATION AND CERTIFICATE             68
     20.2 SUPERVENING LEGISLATION                             68
     20.3 TIME OF THE ESSENCE                                 68
     20.4 BUSINESS DAYS                                       68

     20.5 EXCHANGE RATE                                       69
     20.6 FURTHER ASSURANCES                                  69
     20.7 AMENDMENT                                           69
     20.8 WAIVER AND EXERCISE OF RIGHTS                       70
     20.9 RIGHTS CUMULATIVE                                   70
     20.10APPROVAL AND CONSENT                                70
     20.11ASSIGNMENT                                          70
     20.12COUNTERPARTS                                        70
     20.13SOVEREIGN IMMUNITY                                  70
     20.14GOVERNING LAW AND JURISDICTION                      71
     20.15JOINT AND SEVERAL LIABILITY                         71

21   NOTICES                                                  71

     21.1 GENERAL                                             71
     21.2 METHOD OF SERVICE                                   71
     21.3 ADDRESS FOR SERVICE                                 71
     21.4 SERVICE                                             72
     21.5 SERVICE AFTER HOURS                                 72
     21.6 PROCESS SERVICE                                     72

SCHEDULE  - NOTICE TO CONTRACTOR

THIS DEED is made on the 1st day of June 2000

BETWEEN   NORD AUSTRALEX NOMINEES PTY LIMITED ACN
          001 657 272 ("Nord Australex") of Level 15, 3 Spring
          Street Sydney  NSW  2000 and NORD PACIFIC LIMITED
          ARBN 062 482 900 ("Nord Pacific") of Level 15, 3
          Spring Street Sydney (each a "Chargor")



AND       STRAITS MINING PTY LIMITED ACN 055 020 614 of
          Level 3, Goldfields House, 1 Alfred Street Sydney
          NSW 2000 ("Chargee")

IT IS AGREED

1    INTERPRETATION

1.1  Definitions

     In this document:

     "Accounting Standards" means accounting principles and practices consistently applied which are generally accepted in Australia and are consistent with any applicable legislation.

     "Accounts" means profit and loss accounts and balance sheets together with statements, reports and notes, including a director's report or an auditor's report, attached to or intended to be read with any of those profit and loss accounts or balance sheets.

     "Attorney" means any attorney appointed under this document and any person who by delegation directly or indirectly derives a right from an Attorney.

     "Authorised Representative" means, in relation to any party to this document, a person with the right to act as the agent of that party for the purposes of this document. It includes a director or company secretary of that party (if it is a corporation) and, in the case of the Chargee, an employee of the Chargee whose title contains the word "manager" or a cognate term and a lawyer for the Chargee. It also includes a person appointed by a party as an Authorised Representative of that party whose appointment is notified by the appointor to the other party in a written notice which contains the specimen signature of the appointee.

     "Bankruptcy" means:

     (a) in relation to a corporation, its winding up or dissolution or its administration, provisional liquidation or any administration having a similar effect;

     (b)  in relation to an individual, his or her bankruptcy; and

     (c) in relation to a person, any arrangement (including a scheme of arrangement), composition or compromise with, or assignment for the benefit of, all or any class of that person's creditors or members or a moratorium involving any of them.

     "Break Costs" means any liability or costs incurred by the Chargee by reason of:

      (a) liquidating or re-deploying deposits or other funds acquired or contracted for by or on account of the Company or the Chargee; or

      (b) terminating or reversing any agreement or arrangement (including by entering into new agreements or arrangements to close out or net off existing agreements or arrangements) entered into by or on account of the Company or the Chargee with a counterparty or an internal department of the Chargee responsible for such agreements or arrangements to hedge, fix, swap or limit its effective cost of funding; or

      (c) any loss of any margins in relation to future lending or loss of any fees,

     in relation to any financial accommodation provided or to be provided by the Chargee under or in connection with any Transaction Document.

     "Business Day" means a day which is not a Saturday, Sunday, public or bank holiday in Sydney.

     "Charged Debt" means any actual or contingent debt or monetary obligation from time to time forming part of the Charged Property.

     "Charged Property" means, in relation to each Chargor, all present and future interest and rights of that Chargor in or in relation to the Tritton Project including but not limited to those in or in relation to:

      (a) all mining information belonging to that Chargor related to the Tritton Project;

      (b)  the Tritton Project Tenements;

      (c)  the Freehold Land;

      (d) any of that Chargor's present or future property of any kind including, but not limited to,

          (i) plant, equipment, fixtures and buildings installed on the Tritton Project Area;

         (ii)  any machinery and stores related to the Tritton Project;

      (e) any contracts (including but not limited to forward sale contracts), agreements, deeds or instruments to which that Chargor is a party or to which that Chargor and the Chargee are parties jointly, in each case related to the Tritton Project; and

      (f) all minerals produced from time to time from or on the Tritton Project Area.

     "Compensation Event" means any confiscation, resumption, appropriation, forfeiture, repurchase, redemption or compulsory acquisition of any Charged Property by any person under a statute or otherwise.

     "Encumbrance" means any interest in or right over property and anything which prevents, restricts or delays the registration of any interest in or dealing with property. It includes a Security Interest.

     "Environmental Law" means a law which relates to an aspect of the environment or health.

     "Event of Default" means any event or circumstance described in clause 9.

     "Financial Indebtedness" means any indebtedness or other liability (present or future, actual or contingent) relating to any financial accommodation including, without limitation, indebtedness or other liability:

     (a)  for money borrowed or raised;

     (b) relating to the sale or negotiation of any negotiable instrument;

     (c) as lessee under any finance lease, as hirer under any hire purchase agreement or as purchaser under any title retention agreement;

     (d)  relating to any redeemable preference share;

     (e) under any commodity, currency or interest rate swap agreement, forward exchange rate agreement or futures contract (as defined in any statute); or

     (f) under any Guarantee relating to any financial accommodation.

     "Financial Year" means a period of 12 months ending on 30 June.

     "Government Body" means any person or body exercising an executive, legislative, judicial or other governmental function. It includes any public authority constituted under a law of any country or political sub-division of any country. It also includes any person deriving a power directly or indirectly from any other Government Body.

     "Guarantee" means:

      (a) a guarantee, indemnity, undertaking, letter of credit, Security, acceptance or endorsement of a negotiable instrument or other obligation given by any person to secure compliance with an obligation by another person;

      (b) an obligation (actual or contingent) of a person to ensure the solvency of another person or the ability of another person to comply with an obligation, including, without limitation, by the advance of money or the acquisition for valuable consideration of property or services; and

      (c) an option under which a person is obliged upon the exercise of the option to buy:

           (i)  any debt or liability owed by another person; or

           (ii) any property which is subject to a Security Interest.

     "Improvements" means any improvements, fixtures, plant or machinery affixed to or used with any land which is part of the Charged Property.

     "Insurance" means insurance which the Chargor is obliged to take out or maintain under a Transaction Document.

     "Material Adverse Effect" means a material adverse effect upon either:

     (a) the ability of Nord Australex to comply with its payment obligations under the Tritton Sale Agreement; or

     (b) the effectiveness, priority or enforceability of any Transaction Document.

     "Mortgage of Mining Property" means the mortgage dated on or about the date of this document of Mining Lease
     1383 and the Ancillary Licences granted by the Chargor to the Chargee.

     "Permitted Encumbrance" means:

      (a)  an Encumbrance which has been approved by the Chargee
           (including the Security Interests created by this document);
           or

      (b) an Encumbrance created in respect of Project Financing provided that the Chargee may withhold its consent to such financing if it demonstrates the Project Financing is not advanced on reasonable and commercial terms; or

      (c) a lien which arises by operation of law to secure the payment of Taxes or moneys for services performed in relation to property while the moneys the payment of which is secured by that lien are not due for payment; or

      (d) any royalties or other interests in favour of a Government Body imposed by statute.

     "Potential Event of Default" means any thing which with the giving of notice, lapse of time or determination of materiality will constitute an Event of Default.

     "Project Financing" means financing arrangements into which the Chargor enters with financier(s) pursuant to which the Chargor obtains facilities to be used to carry out or develop a project on the Tritton Project Area but does not mean such arrangements where the financier is a related body corporate of the Chargor.

     "Real Property Mortgage" means the Real Property Act mortgage dated on or about the date of this document over the Freehold Land granted by the Chargor to the Chargee.

     "Receiver" means a receiver or receiver and manager appointed by the Chargee under any Transaction Document and any person who derives a right directly or indirectly from a Receiver.

     "Relevant Securities" means

     (a)  this document;

     (b)  the Mortgage of Mining Property;

     (c)  the Real Property Mortgage; and

     (d) any other document which the parties agree in writing is a Relevant Security.

     "Remedy Proceeds" means moneys received from the exercise of any right against the Charged Property.

     "Representative" of a person means an officer, employee, contractor or agent of that person.

     "Secured Money" means any and all amounts which may become due and owing by Nord Australex under or in relation to the Transaction Documents.

     Where Nord Australex would have been liable to pay such amounts but for its Bankruptcy, it will be taken still to be liable.

     "Security" means any document or transaction which reserves or creates a Security Interest.

     "Security Interest" means any interest or right which secures the payment of a debt or other monetary obligation or the compliance with any other obligation. It includes any retention of title to any property and any right to set off or withhold payment of any deposit or other money.

     "Tax" means a tax (including, without limitation, any tax in the nature of a goods and services tax), rate, levy, impost and duty (other than a tax on the net overall income of the Chargee) and any interest, penalty, fine or expense relating to any of them.

     "Threshold Amount" means $100,000 or its equivalent.

     "Title Document" in relation to any property includes a document:

     (a)  that is or evidences title to that property;

     (b) used in the ordinary course of business as proof of possession or control, or the right to possession or control, of that property; or

     (c) authorising or purporting to authorise, whether by endorsement or delivery, the possessor of the document to transfer or receive that property.

     "Transaction Documents" means:

     (a)  the Tritton Sale Agreement;

     (b)  the Relevant Securities;

     (c) any agreement relating to the priority of this document or any Security which is a Relevant Security; and

     (d)  any agreement or instrument created under them.

     "Tritton Project" means the copper mining project carried out on the Tritton Project Area.

     "Tritton Project Area" has the same meaning as in the Tritton Sale Agreement.

     "Tritton Project Tenements" means in relation to each Chargor, any present or future interest and rights of that Chargor in:

     (a)  the Application or arising from the Application;

     (b)  any mining lease granted pursuant to the Application;

     (c)  the Mining Lease;

     (d)  the Ancillary Licences; and

     (e) any other present or future mining tenements, leases, permits, easements, licences, claims, subleases, rights of way or other rights to carry out or conduct mining operations or matter connected with or in relation to the Tritton Project including, but not limited to, part or all of the grant the subject of the mining tenements issued or transferred to or held by or held wholly or partially on behalf of that Chargor or in which that Chargor has or acquires any interest or shares, including but not limited to, any present or future applications for, or mining tenements issued in place of those referred to in paragraphs (a), (b), (c) and (d) of this definition and the mining tenements referred to in paragraphs (a), (b), (c) and (d) of this definition as renewed, extended, modified, varied, converted, substituted or amalgamated from time to time whether extending over the same or a greater or lesser area.

     "Tritton Sale Agreement" means the agreement of that name dated on or about the date of this document between Nord Australex and the Chargee.

1.2  Construction

     Unless expressed to the contrary:

     (a)  words importing:

           (i)  the singular include the plural and vice versa; and

          (ii)  any gender includes the other genders;

     (b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (c)  a reference to:

           (i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

          (ii) a person includes the person's legal personal representatives, successors, assigns and substitutes, including, without limitation, persons substituted by novation;

         (iii) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (iv) a right includes a benefit, remedy, discretion and power;

           (v) an obligation includes any warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

          (vi) this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties;

         (vii) provisions or terms of this document or another document, agreement, understanding or arrangement includes a reference to both express and implied provisions and terms;

        (viii)  time is to local time in Sydney;

          (ix) "$" or "dollars" is a reference to the lawful currency of Australia;

           (x) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmissions; and

          (xi) any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them; and

      (d) a reference to this document includes all schedules, annexures and appendices referred to in it and a reference to an item means an item in the schedule to this document.

1.3  Terms defined in the Tritton Sale Agreement

     Unless the context otherwise requires, terms defined in the Tritton Sale Agreement have the same meaning where used in this document.

1.4  Headings

     Headings do not affect the interpretation of this document.

1.5  Corporations Law and Accounting Standards

     Unless expressed to the contrary:

      (a) marketable security, related body corporate, share, maximum prospective liability and subsidiary each have the meaning which they are defined to have in the Corporations Law; and

      (b) finance lease and economic entity each have the meaning which they are defined to have for the purposes of the Accounting Standards.

1.6  Subsisting Events and Potential Events of Default

      (a) An Event of Default subsists if it has occurred and has not been waived by the Chargee in accordance with this document.

      (b) A Potential Event of Default subsists if it exists and has not been waived by the Chargee in accordance with this document.

1.7  Chargor

     A reference to the Chargor is a reference to each of Nord Australex and Nord Pacific.

2    CONSIDERATION

     The Chargor has entered into this document for valuable consideration from the Chargee and receipt of the consideration is acknowledged.

3    CHARGE AND DISCHARGE

3.1  Charge

     Each Chargor charges its Charged Property to the Chargee to secure the payment of the Secured Money.

3.2  Discharge

     The Chargee shall at the request of the Chargor discharge the Security Interests created by this document if Nord Australex's obligation to pay the Secured Money is satisfied and in the Chargee's reasonable opinion no payment towards the satisfaction of Nord Australex's obligation to pay the Secured Money is likely to be void, voidable or refundable under any law (including, without limitation, any law relating to Bankruptcy).

3.3  Priority amount

      (a) The maximum prospective liability secured by this document for the purpose of fixing priorities under section 282 of the Corporations Law but for no other purpose is $9,000,000.

       (b) This document secures the payment of all prospective liabilities from time to time of Nord Australex to the Chargee comprising the Secured Money and the amount secured is not limited to the amount referred to in clause 3.3(a).

4    CHARGE

4.1  Nature

     This document, subject to the provisions of this document, constitutes, in relation to each Chargor:

      (a) a fixed charge over any present or future interest of that Chargor in or in relation to:

            (i) all mining information belonging to that Chargor related to the Tritton Project;

            (ii) the Tritton Project Tenements;

           (iii) the Freehold Land;

            (iv) any plant, equipment, fixtures and buildings installed on the Tritton Project Area;

            (v) any contracts (including but not limited to forward sale contracts), agreements, deeds or instruments to which that Chargor is a party or to which that Chargor and Chargee are parties jointly, in each case related to the Tritton Project; and

      (b)  a floating charge over the balance of the Charged
           Property including without limitation over:

           (i)  any machinery or stores related to the Tritton Project;

          (ii) any proceeds of any contracts (including but not limited to forward sale contracts), agreement, deeds or instruments to which that Chargor is a party or to which that Chargor and the Chargee are parties jointly, in each case related to the Tritton Project; and

         (iii) all minerals produced from time to time from or on the Tritton Project Area.

4.2  Chattel Securities Act

     The Security Interests created by this document will be a legal interest over that part of the Charged Property to which the Chattel Securities Act, 1987 of Victoria or any corresponding legislation of any other jurisdiction applies.

4.3  Real Property Mortgage

     Nord Pacific consents to Nord Australex entering into the Real Property Mortgage.

5    PAYMENT OF SECURED MONEY

5.1  Place, manner and time of payment

     Nord Australex, subject to clause 11.2, shall pay the Secured Money to the Chargee in accordance with any agreement which obliges Nord Australex to pay it and in the absence of agreement:

      (a) upon demand and at a place and in a manner reasonably required by the Chargee;

      (b) by 11.00 a.m. local time in the place where payment is to be made; and

      (c) in immediately available funds and without set-off, counter claims, conditions or, unless required by law, deductions or withholdings.

5.2  Currency of payment

      (a) Nord Australex shall pay the Secured Money in the currency in which it is payable under any agreement which obliges Nord Australex to pay it and in the absence of agreement in the currency reasonably required by the Chargee.

      (b) If the Chargee accepts a payment under this document in a currency other than that in which payment is required by clause 5.2(a), that payment will not satisfy the amount due for payment except to the extent that the Chargee could in the ordinary course of its business buy (either directly or through a currency other than that in which the payment is due) with the payment received the required currency within a reasonable time of receipt after the deduction of all costs relating to the purchase.

5.3  Appropriation

     The Chargee may, subject to any express provision in this document to the contrary, appropriate any payment towards the satisfaction of any moneys due for payment by Nord Australex in relation to this document in any way that the Chargee thinks fit and notwithstanding any purported appropriation by Nord Australex.

5.4  Payments in gross

     The Chargee in applying towards satisfaction of the Secured Money any moneys received by it shall credit Nord Australex only with that part of those moneys which is actually received by the Chargee in immediately available funds.

6    INTEREST

6.1  Interest

     Nord Australex shall pay interest on that part of the Secured Money which is from time to time owing by Nord Australex to the Chargee in accordance with the Transaction Documents and in respect of any monies that become payable under this document, in accordance with this clause 6.

6.2  Rate

      (a) Interest shall be paid in accordance with any agreement requiring interest to be paid on the Secured Money.

      (b) In the absence of any agreement, interest will accrue from day to day at a rate of interest determined by the Chargee from time to time, be computed from and including the day when the moneys upon which interest is payable become owing to the Chargee by Nord Australex until but excluding the day of payment of those moneys, be calculated on the actual number of days elapsed on the basis of a 365 day year and be paid by Nord Australex upon demand.

6.3  Capitalisation

     The Chargee may:

      (a) capitalise, upon a monthly or such other periodical basis as the Chargee may determine, any part of any interest which becomes due and owing or due on demand, and interest is payable in accordance with this document upon capitalised interest; and

      (b) continue to capitalise interest notwithstanding that as between the Chargee and Nord Austalex the relationship of financier and customer may have ceased, any composition entered into or agreed to by the Chargee, any judgment or order against Nord Australex or any other thing.

6.4  Merger

     If the liability of Nord Australex to pay to the Chargee any moneys payable under this document becomes merged in any deed, judgment, order or other thing, Nord Australex shall pay interest on the amount owing from time to time under that deed, judgment, order or other thing at the higher of the rate payable under this document and that fixed by or payable under that deed, judgment, order or other thing.

7    WARRANTIES AND REPRESENTATIONS

7.1  Nature

     The Chargor warrants and represents that:

      (a) it is duly incorporated in accordance with the laws of its place of incorporation as stated in the Transaction Documents or as notified to the Chargee prior to the date of this document, validly exists under those laws and has the capacity to sue or be sued in its own name and to own its property and conduct its business as it is being conducted;

      (b) (i) each Transaction Document is the valid and legally binding obligation of the Chargor and is enforceable against the Chargor by the Chargee in accordance with its terms;

           (ii) each Security Interest which each Transaction Document purports to create exists and has the priority which the Chargee has agreed to;

(c) the Chargor has capacity unconditionally to execute and deliver and comply with its obligations under the Transaction
Documents;

(d) the Chargor has taken all necessary action to authorise the unconditional execution and delivery of and the compliance with its obligations under the Transaction Documents;

(e) each authorisation from and filing and registration with a Government Body necessary to enable the Chargor to unconditionally execute and deliver and comply with its obligations under the Transaction Documents and carry on its principal business or activity has been obtained, effected and complied with;

(f) the unconditional execution and delivery of and compliance with its obligations by the Chargor under the Transaction Documents does not contravene:

      (i)  any law or directive from a Government Body;

      (ii) the constituent documents of the Chargor;

     (iii) any agreement or instrument to which the Chargor is a party; or

     (iv)  any obligation of the Chargor to any other person;

(g) except as notified to the Chargee in writing prior to the date of this document, no litigation, arbitration or administrative proceeding is current, pending or, to the knowledge of the Chargor, threatened, which has or the adverse determination of which would be likely to have a Material Adverse Effect;

(h) except as notified to the Chargee in writing prior to the date of this document, the Chargor has entered into a Transaction Document as trustee of any trust;

(i) no Event of Default or Potential Event of Default subsists;

(j) each obligation of the Chargor under this document ranks at least pari passu with all unsecured and unsubordinated obligations of the Chargor except obligations mandatorily preferred by law;

(k) the warranties and representations given by the Chargor in any Transaction Document are correct and not misleading or will be when given;

(l) the Chargor and its property are free of any right of immunity from set-off, proceedings or execution in respect of its obligations under any Transaction Document;

(m) the Insurances are enforceable against the insurer in accordance with their terms and are not void or voidable; and

(n) the Chargor is (or will become) the sole legal and beneficial owner of the Charged Property to which is free from Encumbrances other than Permitted Encumbrances.

7.2  General

(a) The interpretation of any statement contained in any warranty or representation shall not be restricted by reference to or inference from any other statement contained in any other warranty or representation.

(b) The Chargor acknowledges that the Chargee enters into the Transaction Documents in reliance upon the warranties and representations.

(c) Each warranty and representation will survive the execution of this document and be deemed to be repeated with reference to the facts and circumstances then existing whenever financial accommodation is requested or given and on each day that moneys are owing (actually or contingently) by the Chargor to the Chargee under a Transaction Document.

8    GENERAL OBLIGATIONS

8.1  Prohibited dealings

(a) The Chargor shall not transfer or otherwise dispose of any part of the Charged Property which is for the time being subject to the fixed charge or cause or permit any person to acquire any interest (except, subject to clause 8.15, a Permitted Encumbrance) in any such Charged Property.

(b) The Chargor, subject to clause 8.1(c), may in the ordinary course of its ordinary trading business dispose of any estate or interest in that part of the Charged Property which is for the time being subject to the floating charge.

(c) The Chargor shall ensure the Charged Property is not Encumbered except, subject to clause 8.15, by Permitted
Encumbrances.

8.2  Variation of other secured indebtedness

     Subject to clause 8.16, the Chargor shall not incur any debt or monetary obligation (whether actual or contingent) to a holder, other than the Chargee, of a Security Interest over the Charged Property the payment of which is secured by that Security Interest except Financial Indebtedness incurred as a consequence of that holder granting financial accommodation to the Chargor or a person whose obligations are Guaranteed by the Chargor to that holder, in accordance with an existing agreement:

      (a) which has been fully disclosed to and approved by the Chargee; and

      (b) under which the holder is, at the time this document is made, actually or contingently obliged to grant that financial accommodation.

8.3  Information to be given

     The Chargor shall give to the Chargee:

(a) upon demand, full particulars of the whereabouts of the Charged Property;

(b) upon demand, any other information in the possession or under the control of the Chargor which in the Chargee's reasonable opinion is relevant to the Charged Property or this document;

(c) upon the happening of an Event of Default or a Potential Event of Default, a certificate signed on behalf of the Chargor by 2 directors or a director and company secretary of the Chargor certifying whether or not an Event of Default or a Potential Event of Default has occurred and, if one has occurred, giving full written particulars of it and of the action taken or proposed to be taken by the Chargor to remedy it;

(d) upon receipt, a copy of any notice or order received from any Government Body relating to any proposal of the Government Body in relation to the Charged Property which if implemented may have or be likely to have a Material Adverse Effect;

(e) upon being notified of it, full particulars of any Compensation Event; and

(f) full particulars of any litigation, arbitration or administrative proceeding which affects the Chargor or the Charged Property and which has or the adverse determination of which would be likely to have a Material Adverse Effect, as soon as it is commenced or to the knowledge of the Chargor is threatened.

8.4  Insurance

     (a)  The Chargor shall:

     (i) effect and maintain insurance over and in relation to the Charged Property with insurers, for amounts, against risks and upon terms that a prudent and reasonable owner of the Charged Property would effect and maintain;

     (ii) ensure that each such Insurance is taken out in the names of the Chargor and the Chargee as co-insureds and insures their respective insurable interests in the Charged
     Property;

     (iii) upon demand, give to the Chargee a certificate in form and substance satisfactory to the Chargee from the insurer to the effect that the required Insurances are current and no premiums or other moneys are due and owing to the insurer; and

     (iv) upon demand, give to the Chargee all policies and documents relating to the Insurances, including, without limitation, all renewal certificates, certificates of currency and endorsement slips.

      (b) After an Event of Default has occurred, the Chargee may, but the Chargor shall not without the prior written consent of the Chargee (not to be unreasonably withheld), enforce, conduct, settle or compromise claims under any Insurances in relation to the Charged Property for any amount exceeding the Threshold Amount irrespective of whether the Insurance also relates to other property.

(c) Any moneys paid by an insurer under any Insurance shall, subject to the provisions of the Insurance, be applied as follows:

      (i)  first, as the Chargee requires:

           (A) towards replacement or reinstatement of the Charged Property in respect of which the money is paid; or

          (B)  in payment of any part of the Secured
               Money which is then actually owing
               whether or not it is due for payment;

     (ii) secondly, the balance (if any) shall be paid to any person entitled to them or authorised to give receipts for them.

8.5  Compensation Event

     (a)  The Chargor shall:

           (i) notify the Chargee of any Compensation Event and keep the Chargee informed of all matters relating to it; and

           (ii) subject to clause 8.8(c), use its best endeavours to cause the prompt payment of any compensation or moneys payable in relation to that Compensation Event in excess of the Threshold Amount.

      (b) After an Event of Default has occurred, the Chargee may, but the Chargor shall not without the consent of the Chargee (not to be unreasonably withheld), enforce, conduct, settle or compromise claims in relation to any Compensation Event.

      (c) Any moneys paid by a person in respect of any Compensation Event shall be applied as follows:

          (i) first, as the Chargee requires in payment of any part of the Secured Money which is then actually owing whether or not it is due for payment; and

          (ii) secondly, the balance (if any) shall be paid to any person entitled to them or authorised to give receipts for them.

8.6  Title Documents

(a) The Chargor shall cause and permit the Title Documents in relation to the Charged Property to be delivered to the Chargee.

(b) The Chargee may have possession and control of those Title Documents until the Chargee is obliged to discharge the Security Interests created by this document.

(c) The Chargor is not obliged to deliver any Title Documents to the Chargee if those Title Documents have been delivered to the holder of another Encumbrance over the Charged Property which ranks in priority before the Security Interests created by this document and which the Chargee has consented to, but the Chargor shall promptly deliver such Title Documents to the Chargee immediately after that prior ranking Encumbrance is discharged.

8.7  Repair

     The Chargor shall keep the Charged Property in good repair and in good working order.

8.8  Taxes

     The Chargor shall promptly pay when they become due for payment all Taxes payable by it from time to time in its own right or on behalf of any person where failure to do so may have a Material Adverse Effect.

8.9  Caveats

     The Chargor shall not cause any caveat to be lodged in respect of the Charged Property.

8.10 Default

     The Chargor shall ensure that no Event of Default occurs.

8.11 Chargor's other obligations

     The Chargor shall:

      (a) duly comply with its obligations in relation to the Charged Property, including, without limitation, under any Encumbrance over the Charged Property, any law applicable to the Charged Property and any lawful direction from any Government Body; and

      (b) institute or defend any legal proceedings which the Chargee may reasonably require to protect the Charged
           Property.

8.12 Chargee's right to enter

      (a) The Chargee and its nominees may at any reasonable time enter on any part of the Charged Property for the purpose of inspection of the condition of the Charged Property.

      (b) The Chargor shall do everything on its part and cause and permit its related bodies corporate to do everything on their part which is necessary or desirable to enable the Chargee to exercise its rights under clause 8.17(a).

8.13 Replacement of Improvements

     The Chargor shall not demolish, alter or remove any Improvements the value of which exceeds the Threshold
     Amount except if the demolition, alteration or removal is:

      (a) pursuant to the refurbishment or refitting in the ordinary course of the Chargor's business of any Improvements;

(b) because the Improvements are worn out, damaged, destroyed, or otherwise no longer suitable for the purposes for which they were acquired;

(c)  required by law;

(d) necessary for their modification for the purposes of the Chargor's business or their maintenance or repair (in which case they shall be replaced as soon as practicable);

(e) necessary to prevent their damage or destruction (in which case they shall be replaced as soon as practicable); or

(f)  in accordance with the written consent of the Chargee.

8.14 Notice to Contractors and Future Contractors

     The Chargor shall:

      (a) immediately give to each party with whom it has entered into a contract in relation to the Tritton Project in value above the Threshold Amount ("Contractor") within 5 Business Days of entering into the relevant contract; and

      (b) give to each party with whom it enters into a contract in relation to the Tritton Project in value above the Threshold Amount after the date of the document within 5 Business Days of entering into the relevant contract ("Future Contractor"), a notice in the form of the schedule duly completed and signed by the Chargor and procure that each Contractor promptly and Future Contractor signs and returns such notice to the Chargee.

8.15 Deed of Priority

     If the Chargor enters into Project Financing, the Chargee agrees that on request by the Chargor it will enter into a deed of priority or deeds of priority (as appropriate) with that financier or those financiers (as appropriate) by which the Chargee will agree that the moneys owing to that financier or those financiers (as appropriate) in relation to the Project Financing will rank in priority to the Secured Money, provided that such priority will apply to the Project Financing only and provided that the Chargee may withhold its consent to such deeds of priority if it demonstrates the deeds of priority are not advanced on reasonable and commercial terms.

9    EVENTS OF DEFAULT

9.1  Events of Default

     Each of the following is an Event of Default (whether or not caused by anything outside the control of the Chargor):

(a) the Chargor does not pay within seven days of receiving written notice from the Chargee of failure to pay the Secured
Money;

(b) a warranty, representation or statement made or deemed to be made by the Chargor in any Transaction Document or document contemplated by or relating to any Transaction Document is untrue or misleading in any material respect and which has a Material Adverse Effect;

(c) (i) a Transaction Document is void, voidable or otherwise unenforceable by the Chargee or is claimed to be so by the Chargor (other than due to the act or omission of the Chargee);

     (ii) it is unlawful for the Chargor to comply with any of its obligations under any Transaction Document or it is claimed to be so by the Chargor (other than due to the act or omission of the Chargee);

(d) a Security Interest created by or purportedly created by a Relevant Security does not have or ceases to have the priority which it purports to have under the relevant
Transaction Document or becomes ineffective to secure the payment of the moneys or compliance with the obligations which it purports to secure, otherwise than by any act of the Chargee;

(e) a default or event occurs which is, is deemed to be or is defined to be, a default or an event of default by or in relation to a person (other than the Chargee) under a Transaction Document;

(f) a distress, attachment or execution is levied or becomes enforceable against any property of the Chargor for an amount exceeding the Threshold Amount;

(g) the Chargor ceases or threatens to cease to carry on its business or a substantial part of its business;

(h) a person who holds a Security over property of the Chargor becomes entitled to exercise a right under that Security against the property to recover any moneys the payment of which is secured by that Security or enforce any other obligation the compliance with which is secured by it;

(i) the Chargor enters into or takes any action to enter into an arrangement (including a scheme of arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the Chargor's creditors or members or a moratorium involving any of them;

(j) the Chargor is or states that it is unable to pay from its own money its debts when they fall due for payment;

(k) a receiver or receiver and manager is appointed in respect of the property of the Chargor;

(l) (i) an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of the Chargor or any action is taken to appoint any such person;

     (ii) an application (which is not withdrawn within 21 days of being made) or order is made for the Chargor's winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for its winding up or dissolution;

     (iii) the Chargor is deregistered under the Corporations Law or notice of its proposed deregistration is given to the Chargor;

     (iv) the Chargor is taken or must be presumed to be insolvent or unable to pay its debts under any applicable legislation;

     (v) anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs;

10   CRYSTALLISATION

10.1 By notice

     The Chargee may serve a written notice upon the Chargor while an Event of Default subsists stating that the floating charge is to convert into a fixed charge and describing the property affected by the notice, whereupon the floating charge will convert into a fixed charge in respect of the property described in that notice.

10.2 Automatic

     The floating charge shall automatically convert into a fixed charge over:

     (a)  the whole of the Charged Property:

        (i)  upon any notice being given by the Chargee under clause
        10.2;

        (ii) upon the Chargor ceasing or threatening to cease to carry on business or a substantial part of its business except as permitted under a Transaction Document;

        (iii) upon an order being made or a resolution being passed for the winding up of the Chargor or that it be dissolved;

        (iv) upon the appointment of a Receiver; and

        (v) upon the appointment of an administrator, provisional liquidator or liquidator;

      (b) any proceeds of any Charged Debt, upon any creditor of the Chargor proposing to take any action to have these proceeds paid to the creditor pursuant to any statute or other law;

     (c)  any part of the Charged Property:

         (i) upon the Chargor dealing or attempting to deal with that part of the Charged Property other than in accordance with this document;

         (ii) upon any person proposing to take any action or any action being taken to obtain any writ, order, notice or other thing relating to any distress, attachment or other execution against that part of the Charged Property;

         (iii) which is subject to a Security Interest in favour of any other person upon that person taking any action to exercise any right in respect of that Security Interest against that part of the Charged Property;

         (iv) upon the appointment by any person of an administrator, receiver or receiver and manager of that part of the Charged Property; and

         (v) being the proceeds of a Charged Debt, if any action is taken or any proposal is made to issue to any person by whom that Charged Debt is due for payment or accruing or may become due for payment to the Chargor, a notice under s 218 of the Income Tax Assessment Act or s 74 of the Sales Tax Assessment Act 1992 in relation to Taxes owed by the Chargor.

10.3 Reinstatement of floating charge

     If the floating charge has converted into a fixed charge over any part of the Charged Property the Chargee may serve a written notice upon the Chargor stating that the fixed charge is to convert into a floating charge and describing the property affected by the notice, whereupon the fixed charge will convert into a floating charge over the property described in that notice.

10.4 Fixed charge over Charged Debt proceeds

     The Chargor shall upon receipt of the proceeds of any Charged Debt which are subject to a fixed charge pay those moneys into an account nominated by the Chargee either with the Chargee or another person and of which the Chargee is the sole or a joint signatory.

11   DEFAULT POWERS

11.1 General

      (a) The Chargee may at any time after an Event of Default has occurred exercise any or all of the rights set out in this clause 12 in any manner and at any time that it thinks fit and notwithstanding that a Receiver has been appointed.

      (b)  The interpretation of any right set out in this clause
           12 shall not be restricted by reference to or inference from any other right.

11.2 Acceleration

     If an Event of Default occurs, the Chargee may at any time by notice to the Chargor determine that all instalments under the Tritton Sale Agreement are either payable on demand or immediately due for payment, except that, if the Chargor has not produced the first tonne of copper concentrate from the Tritton Project Area which constitutes part of a program for substantial planned production and not merely trial mining, the instalments under clauses 3.1(e) to (j) inclusive of the Tritton Sale Agreement will not be payable.

11.3 Statutory and implied powers

     The Chargee may exercise all rights capable of being conferred by the statutes and other laws of any relevant jurisdiction upon mortgagees under mortgages, deeds or otherwise.

11.4 Sale

     The Chargee may sell the Charged Property and, without limitation, any sale may be:

(a)  by private treaty, auction, tender or otherwise;

(b) together with the sale of any other property by any other person;

(c) upon terms and conditions that the Chargee thinks fit, including, without limitation, terms and conditions:

     (i)  whereby:

       (A) the purchaser is allowed time to pay the whole or any part of the purchase price either with or without interest and either with or without security;

       (B) any rights over the Charged Property are reserved or granted;

       (C) the consideration is expressed in any currency or consists of something other than money;

       (D) the purchase price or other consideration is payable by instalments; and

       (E) if the sale is by auction or tender, a reserve price determined by the Chargee is set;

    (ii) relating to the title of the property;

     and the Chargee may:

     (d)  buy in at any auction;

     (e)  disclose or not disclose any reserve price;

     (f) rescind any contract of sale and resell the property without being liable for any loss;

     (g)  advertise or not advertise the sale of the Charged
          Property; and

    (h) make any agreements or arrangements relating to the sale.

11.5 General dealings

     The Chargee may:

(a) enter, take possession of, take control of and get in the Charged Property;

(b) carry on any business or activity of the Chargor in relation to the Charged Property;

(c) manage, develop, quietly enjoy and otherwise deal with the Charged Property ;

(d) (i) exercise the rights of the Chargor and comply with its obligations in respect of the Charged Property and cause and permit any other person to comply with their obligations in respect of the Charged Property;

     (ii) vary, replace or release any right or interest of the Chargor in or in relation to the Charged Property;

(e) carry out or complete, in any form, the construction of any works;

(f)  lease or hire out the Charged Property;

(g) exchange any part of the Charged Property for any other property and, if there is a difference in value between the property exchanged, give or receive, as the case may be, any moneys or other consideration equal to the difference in value in order to give or receive equal value for the exchange;

(h) acquire or grant easements, profits a prendre, covenants or other rights which benefit, burden or relate to the Charged
Property and dedicate for any public purpose any part of the Charged Property;

(i) subdivide or consolidate any land forming part of the Charged Property;

(j) grant options and rights of first refusal to acquire the Charged Property;

(k)  insure, maintain, improve and protect the Charged
Property;

(l) sever trees and Improvements from the balance of the Charged Property and deal with them separately from the balance of the Charged Property;

(m) take on lease or on hire or otherwise acquire any property necessary or convenient in relation to the carrying on of a business or activity of the Chargor in relation to the Charged Property;

(n) use the property and services of the Chargor and the services of its personnel in the exercise of any rights under this document; and

(o) vary, replace, rescind, repudiate or terminate any agreement to which the Chargor is a party and which relates to the Charged Property.

11.6 Bankruptcy

     The Chargee may prove for a Charged Debt in a Bankruptcy, receive dividends and assent to any proposal for an arrangement (including a scheme of arrangement), composition or a compromise with, or an assignment for the benefit of, creditors.

11.7 Raise and lend money

     The Chargee may upon any terms and conditions that the Chargee thinks fit:

     (a) (i) borrow or otherwise raise moneys or obtain financial accommodation on the security of the Charged Property; and

          (ii) lend or otherwise grant financial accommodation to a Receiver or an Attorney on the security of the Charged Property,

            for the purposes of enabling the Chargee, a Receiver or an Attorney to exercise a right under this document; and

     (b) deal with any Security Interest granted by it over the Charged Property and enter into any agreement relating to the priority of that Security Interest and discharge it.

11.8 Investment of moneys

     Any moneys received by the Chargee which are not required to be immediately applied in the exercise of any right or pursuant to clause 14 may be invested in any way authorised by the laws of any relevant jurisdiction for the investment of trust moneys and the Chargee may vary or dispose of the investment.

11.9 Ancillary powers

     The Chargee may:

(a) affix and countersign any seal of the Chargor for the purpose of exercising any of its rights under this document;

(b) employ or engage any person on behalf of the Chargor for the purpose of exercising any of the Chargee's rights in respect of the Charged Property and dismiss such person;

(c) on behalf of the Chargor, commence, defend, prosecute, settle, discontinue and compromise litigation, administrative or arbitral proceedings in relation to the Charged Property;

(d) on behalf of the Chargor, give receipts and release, discharge or compromise any Charged Debt;

(e) enter into and execute and deliver documents and agreements in respect of the exercise of its rights under this document;

(f) delegate to any person any right (including this right of delegation) under this document; and

(g) do anything incidental or conducive to the exercise of any of its other rights under this document.

11.10 Receivers

     The Chargee may:

     (a) (i) either before or after it has taken possession of the Charged Property appoint in writing any one or more persons to be a receiver or receiver and manager of the Charged Property or a part of it; and

          (ii) appoint a different receiver or receiver and manager for different parts of the Charged Property;

     (b) if more than one person is appointed as Receiver of any property, empower them to act jointly or jointly and severally;

     (c) remove the Receiver, appoint another in his or her place if the Receiver is removed, retires or dies, and reappoint a Receiver who has retired or been removed; and

     (d)  fix the remuneration of the Receiver.

12   RECEIVERS

12.1 Agent

      (a) A Receiver, subject to clause 12.1(b), will be the agent of the Chargor who alone shall be responsible for the Receiver's acts and omissions and remuneration.

      (b) The Chargee may appoint a Receiver as the agent of the Chargee and delegate to a Receiver any of the Chargee's rights under this document.

12.2 Powers

      (a) A Receiver shall have the right in relation to any property in respect of which the Receiver is appointed to do everything that the Chargor may lawfully authorise an agent to do on behalf of the Chargor in relation to that property and, without limitation, a Receiver may in relation to that property exercise:

            (i) the rights capable of being conferred upon receivers and receivers and managers by the Corporations Law and the laws of any relevant jurisdiction;

          (ii) the rights set out in clauses 11.3 to 11.9 inclusive;

         (iii) the rights of the Chargor and the directors of the Chargor; and

          (iv) any other rights the Chargee may by written notice to a Receiver give to a Receiver.

      (b) The Chargee may by written notice to a Receiver at the time of a Receiver's appointment or any subsequent times give any rights to a Receiver that the Chargee thinks fit.

13   EXERCISE OF DEFAULT RIGHTS

13.1 No hindrance

     The Chargor shall not cause or permit the Chargee, a Receiver or an Attorney to be prevented or hindered from exercising its rights under this document.

13.2 Chargee in possession

      (a) If the Chargee, a Receiver or an Attorney exercises its rights under this document or takes possession of the Charged Property, it will not be liable to account as a mortgagee in possession.

      (b)  If the Chargee has taken possession of the Charged
           Property it may give up possession of the Charged Property at any time.

      (c) The obligations of the Chargor under this document relating to the Charged Property shall not be affected by the Chargee, any Receiver or any Attorney taking possession of the Charged Property.

13.3 Exclusion of legislation

      (a) The provisions implied in mortgages by any statute shall for the purposes of this document be negatived or varied only so far as they are inconsistent with the provisions of this document and are otherwise varied so as to become consistent with this document.

       (b) Any statutory restrictions (other than mandatory restrictions) upon any right of the Chargee, Receiver or Attorney to lease or otherwise deal with the Charged Property shall not apply to the rights of those persons under this document.

13.4 Default notice

      (a) The Chargee, any Receiver and any Attorney may to the extent that any applicable law permits exercise any right under this document in relation to an Event of Default without first giving any notice to the Chargor or allowing the lapse of any period of time and the Chargor and the Chargee dispense with any requirement under any statute that notice be given by the Chargee, Receiver or Attorney, as the case may be, or that it allow the lapse of any period of time before exercising a right.

     (b) If an applicable law requires that a notice be given or a lapse of time occur before any right can be exercised, then if no particular period of notice or lapse of time is required, the period of notice or lapse of time shall be one day.

14   APPLICATION OF MONEY

14.1 Method

     The Remedy Proceeds shall, subject to any mandatory statutory requirements, be applied by the Chargee, any Receiver or any Attorney as follows:

      (a) first, towards the payment or reimbursement of the costs and expenses incurred by the Chargee, any Receiver or any Attorney in the exercise or enforcement or attempted exercise or enforcement of its rights under this document;

      (b)  secondly, towards:

           (i)  the remuneration of any Receiver or Attorney; and

          (ii) any moneys owing by the Chargor to any Representative of the Chargee, any Receiver or any Attorney;

      (c) thirdly, towards the Secured Money which is then due for payment or otherwise in accordance with clause 14.5 and the Remedy Proceeds shall be appropriated between them as the Chargee thinks fit; and

       (d) fourthly, to any person entitled to the Charged Property or authorised to give receipts for those moneys.

14.2 Chargee's certificate and disputes

      (a) The Chargee may rely upon a certificate issued by any person who claims to be entitled to receive any of the Remedy Proceeds to the effect that moneys are owing by the Chargor to it and stating the amount owing, without being obliged to make any further enquiry.

      (b) If there is any dispute between any persons (other than the Chargee) as to who is entitled to receive the Remedy Proceeds, the Chargee may pay those moneys into court and when that is done the Chargee will have no further obligations in relation to those moneys.

14.3 No interest on Remedy Proceeds

     The Chargee is not obliged to pay interest to any person upon the Remedy Proceeds.

14.4 Payment into bank account

     If the Chargee pays any moneys into a bank account in the name of any person to whom the Chargee is obliged to pay moneys under clause 14.1 and notifies that person of the particulars of the account the Chargee will have no further obligations in relation to those moneys.

14.5 Contingent and prospective indebtedness

     If:

     (a)  part of the Secured Money is contingently owing; or

     (b) in the reasonable opinion of the Chargee there is a prospect that the moneys forming part of the Secured Money may become owing (whether actually or contingently) by Nord
          Australex to the Chargee,

     and the Chargee receives any moneys pursuant to this document, the Chargee may:

      (c) pay those moneys into a suspense account and hold them as security for the payment of the Secured Money; and

      (d) at any time appropriate any moneys in the suspense account towards the satisfaction of any moneys due for payment by Nord Australex to the Chargee in any way that the Chargee thinks fit,

     and when the Secured Money is satisfied in full or the Chargee no longer holds that opinion, the Chargee shall pay the balance to any person entitled to the Charged Property or authorised to give receipts for those moneys.

     Payments that would become payable under clauses 3.1(e) to (j) inclusive of the Tritton Sale Agreement will not for the purposes of this clause 14.5 be included under paragraph (a) or (b) above unless at that time at least one tonne of saleable copper has been produced from the Tritton Project Area and such production constitutes part of a program for substantial planned production and not merely trial mining.

14.6 Payments during default notice period

     If during the period from the service of a notice requiring the rectification of a default in the payment of moneys by Nord Australex under this document until the expiration of that notice Nord Australex pays any moneys to the Chargee towards satisfaction of the Secured Money, the Chargee may apply those moneys first, towards satisfaction of any moneys due for payment by Nord Australex to the Chargee other than those which are the subject of the notice and secondly, towards satisfaction of the moneys which are the subject of the notice.

14.7 Accounting for Remedy Proceeds

     The Chargee, any Receiver or any Attorney is not obliged to account to Nord Australex for any moneys relating to the exercise by any of them of any right until moneys are actually received in immediately available funds and, without limitation, if any of them sell the Charged Property on terms whereby:

      (a) any part of the purchase price remains unpaid (whether secured or unsecured) after transfer of the Charged Property to the purchaser; or

     (b) the purchase price is payable in instalments on or before the transfer of the Charged Property to the purchaser,

     they are not obliged to account for the purchase price before it is actually received in immediately available funds.

15   THIRD PARTY DEALINGS

15.1 Chargee's receipts and discharges

     The Chargee may give valid discharges and receipts for any moneys payable by any third party in respect of any exercise of a right by the Chargee, any Receiver or any Attorney.

15.2 No duty to enquire

      (a) Any person dealing with the Chargee, any Receiver or any Attorney in relation to the exercise by any of them of a right under this document shall not be concerned to enquire whether:

           (i)  the right is exercisable or properly exercised;

           (ii) the Receiver or Attorney is properly appointed;

          (iii) any moneys paid by it to the Chargee, Receiver or Attorney are properly applied,

            and the title of that person to any property acquired by it from the Chargee, Receiver or Attorney, will not be adversely affected by the right not being exercisable or any improper appointment, exercise of the right or application of moneys by the Chargee, any Receiver or any Attorney of which it does not have actual notice.

      (b) The benefit of clause 15.2(a) is held on trust for the benefit of the Chargee and each person dealing with the Chargee, any Receiver or Attorney.

16   PRESERVATION OF CHARGEE'S RIGHTS

16.1 Continuing security

     This document is a continuing Security for the whole of the Secured Money and is not limited to any transaction or other thing.

16.2 Primary obligations

     The Chargor's obligation to pay the Secured Money is a primary obligation and the Chargee is not obliged to proceed against or enforce any other right against any person or property or demand payment from any other person before making a demand for payment by the Chargor of the Secured Money.

16.3 Preservation of Chargor's obligations

     The Chargor's obligations and the Chargee's rights under this document will not be affected by anything which but for this clause 16.3 might abrogate, prejudice or limit them or the effectiveness of this document.

16.4 Suspension of Chargor's rights

     The Chargor:

      (a) waives any right to be subrogated to or otherwise have the benefit of this document until the Secured Money has been satisfied in full and in the reasonable opinion of the Chargee any payment towards the satisfaction of the Secured Money is not void, voidable or otherwise unenforceable or refundable; and

      (b) shall not exercise a right of set-off or counterclaim available to it or any other person liable to the Chargee in relation to the Secured Money which reduces or extinguishes the obligation of the Chargor to pay the Secured Money, and the Chargee is not obliged to marshall in favour of the Chargor any Security or any property that the Chargee has an interest in or may be entitled to receive.

16.5 Reinstatement of rights of Chargee

     If any transaction or payment relating to the Secured
     Money is void, voidable or otherwise unenforceable or refundable:

      (a) the Chargee shall be entitled against the Chargor to all rights under this document that it would have had if the transaction or payment was not void, voidable or unenforceable or refundable; and

      (b) the Chargor shall do all things and sign such documents necessary or convenient to restore to the Chargee the Security Interests created by this document and its rights under this document immediately before that transaction or payment.

16.6 No merger

     This document is in addition to and is not in any way prejudiced by any judgment, order or other thing and the Chargee's rights under this document shall not be merged with any judgment, order or other thing.

16.7 Bankruptcy of debtor

     The Chargor shall not in the Bankruptcy of any person whose obligations to the Chargee the Chargor has
     Guaranteed:

      (a) directly or indirectly claim or receive the benefit of any distribution, dividend or payment; or

      (b) prove or claim for any distribution, dividend or payment in competition with the Chargee, so as to diminish any distribution, dividend or payment which but for that claim or proof the Chargee would be entitled to receive, until the Secured Money has been paid in full and the Chargee is of the opinion that no payment of those moneys is or is likely to become void, voidable or otherwise unenforceable or refundable.

17   COSTS AND EXPENSES

17.1 Nature

     The Chargor shall pay and if paid by the Chargee reimburse to the Chargee:

      (a) the Chargee's reasonable costs and expenses relating to stamping and registration of this document or any document contemplated by it;

      (b)  the Chargee's costs and expenses in relation to:

            (i) the exercise or attempted exercise or the preservation of any rights of the Chargee under this document;

            (ii) the occurrence of any Event of Default or Potential
                 Event of Default;

           (iii) the lodgment or removal of any caveat by any person; and

      (c) any Taxes and registration or other fees (including fines and penalties relating to the Taxes and fees) which are payable in relation to this document or any document or transaction contemplated by it.

17.2 Goods and Services Tax

     If any tax in the nature of a goods and services tax (including, without limitation any value added tax, consumption tax or other similar tax) ("GST") is imposed on inputs of the Chargee or any supply made by the Chargee under or in connection with a Transaction Document, then the Chargee may, by notice to the Chargor, elect to have the amounts payable or consideration to be provided by the Chargor redetermined by the Chargee, with effect from such date as the Chargee may determine, so as to take into account the impact of GST and in order to provide the Chargee with the same rate of return as was originally obtained by the Chargee on the amounts payable or consideration to be provided by the Chargor prior to the imposition of the GST.

17.3 Legal costs

     A reference to costs and expenses in this document includes, without limitation, legal costs and expenses on a full indemnity basis.

17.4 Remuneration

     The Chargee, any Receiver and any Attorney shall be remunerated by the Chargor for any services rendered by them in relation to the exercise of any right under this document and the rate of the remuneration and the manner of payment will be that determined by the Chargee.

18   INDEMNITIES

18.1 Nature

      (a)  The Chargor indemnifies the Chargee against any
           liability, loss, cost or expense (including, without
           limitation, any Break Costs caused or contributed to by:

            (i) any failure of the Chargor to comply with any obligation under any Transaction Document;

            (ii) any Event of Default;

           (iii) the exercise or attempted exercise of any right by the Chargee, any Receiver or any Attorney under the Transaction Documents; or

           (iv) any act by the Chargee in reliance on any communication purporting to be from the Chargor or to be given on behalf of the Chargor.

      (b) The Chargor shall indemnify each Receiver and Attorney and their respective Representatives and the Representatives of the Chargee against liability, loss, cost and expense caused or contributed to by anything the Chargee is indemnified against under this clause 18.1 and the Chargee holds the benefit of this clause 18.1 upon trust for those persons.

18.2 Currency deficiency

     If there is any deficiency between:

      (a) an amount payable by the Chargor under this document which is received by the Chargee in a currency other than the currency payable under this document because of a judgment, order or otherwise; and

      (b) the amount produced by converting the payment received from the currency in which it was paid into the currency in which it was agreed to be paid either directly or through a currency other than that in which it was agreed to be paid, the Chargor shall pay to the Chargee the deficiency and any loss, costs or expenses resulting from it.

18.3 Independence and survival

     Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the Chargor and survives the termination of this document.

19   ATTORNEY

19.1 Appointment

     The Chargor irrevocably appoints the Chargee its attorney with the power:

     (a)  after an Event of Default has occurred:

        (i) do everything which in the Attorney's reasonable opinion is necessary or expedient to enable the exercise of any right of the Chargee in relation to this document;

        (ii) complete this document; and

        (iii) appoint substitutes and otherwise delegate its powers (including this power of delegation); and

      (b) after any Event of Default subsists, to do all acts and things which the Chargor is obliged to do under this document or which in the Attorney's opinion is necessary or expedient in connection with the Charged Property or the protection or perfection of the Chargee's interest in the Charged Property.

19.2 General

      (a) Any Attorney may exercise any right solely for the benefit of the Chargee and notwithstanding that the exercise of the right constitutes a conflict of interest or duty.

      (b) The Chargor by this document ratifies anything done or not done by the Attorney within the terms of the power of attorney.

      (c)  The power of attorney is granted:

           (i) to secure the compliance by the Chargor with its obligations to the Chargee under this document and any proprietary interests of the Chargee under this document; and

           (ii) for valuable consideration (receipt of which is acknowledged) which includes the acceptance of this document by the Chargee at the Chargor's request.

20   MISCELLANEOUS

20.1 Chargee's determination and certificate

      (a) A certificate by the Chargee relating to any Transaction Document or as to its opinion in relation to any matter under any Transaction Document is, in the absence of manifest error, prima facie evidence against the Chargor of the matters certified.

      (b) The Chargee is not obliged to give the reasons for its determination or opinion in relation to any matter under any Transaction Document.

    (c)  A determination or an opinion of an Authorised
           Representative of the Chargee which is given to the Chargor or otherwise expressed or acted upon by the Chargee as being a determination or an opinion of the Chargee will be deemed to be a determination or opinion of the Chargee.

20.2 Supervening legislation

     Any present or future legislation which operates:

      (a) to lessen or vary in favour of the Chargor any of its obligations in connection with this document; or

      (b) to postpone, stay, suspend or curtail any rights of the Chargee under this document is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

20.3 Time of the essence

     Time is of the essence of any obligation of the Chargor under this document.

20.4 Business Days

  (a) If the day on which anything, including a payment, is to be done by the Chargor under this document is not a Business
  Day, that thing shall be done on the preceding Business Day.

  (b) If a payment would otherwise be due on a day which is not a Business Day it will be due on the immediately following Business Day. However, if this would result in the payment being due in the month after the original due day or after the Repayment Date it will be due on the immediately preceding Business Day.

  (c) If anything, including a payment, is to be done by the Chargor on a particular day and it is done:

       (i) after the time by which this document states it must be done or, if this document does not state a time, after 4.00 p.m. in the place where it is to be done; or

       (ii) on a day which is not a Business Day in the place where it is to be done,

            it will be deemed to have been done at the commencement of the next Business Day in the place where it is to be done.

20.5 Exchange rate

     Subject to any express provision to the contrary, if for the purposes of this document it is necessary to convert one currency into another currency the conversion shall be effected using an exchange rate selected by the Chargee.

20.6 Further assurances

     The Chargor shall promptly execute all documents and do all things that the Chargee from time to time reasonably requires to:

(a) effect, perfect or complete the provisions of this document or any transaction contemplated by it;

(b) establish the priority of or reserve or create any Security Interest contemplated by or purported to be reserved or created by this document;

(c) stamp and register this document in any relevant jurisdiction and by any person that the Chargee thinks fit;
and

(d) create any type of Security Interest over any part of the Charged Property upon the same terms and conditions (with necessary modifications) as this document and any additional terms and conditions reasonably required by the Chargee having regard to the nature of that part of the Charged Property and the type of additional Security Interest being created, including, without limitation, a registrable Security Interest over any land and an assignment (by way of mortgage) of any Charged Debt.

20.7 Amendment

     This document may only be varied or replaced by an instrument duly executed by the parties.

20.8 Waiver and exercise of rights

(a) A right in favour of the Chargee under this document, a breach of an obligation of the Chargor under this document or the occurrence of an Event of Default can only be waived by an instrument duly executed by the Chargee. No other act, omission or delay of the Chargee will constitute a waiver binding, or estoppel against, the Chargee.

(b) A single or partial exercise or waiver by the Chargee of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

(c) The Chargee and its Representatives will not be liable for any loss, cost or expense of the Chargor caused or contributed to by the waiver of, exercise of, attempted exercise of, failure to exercise or delay in exercising a right and the Chargee holds the benefit of this clause 20.11 upon trust for itself and its Representatives.

20.9 Rights cumulative

     The rights of the Chargee under this document are cumulative and are in addition to any of its other rights.

20.10 Approval and consent

     The Chargee may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

20.11 Assignment

      (a) Subject to clause 8.16, the Chargor shall not dispose of or Encumber any right under this document without the written consent of the Chargee.

      (b)  The Chargee's rights under this document are assignable.

20.12 Counterparts

     This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

20.13 Sovereign immunity

     The Chargor irrevocably waives any immunity that it or its property has from:

     (a)  set-off;

     (b)  legal, arbitral or administrative proceedings;

     (c) any process or order of any court, administrative tribunal or arbitrator for the satisfaction or enforcement of a judgment, order or arbitral award or for the arrest, detention or sale of any property;

     (d) service upon it of any process, judgment, order or arbitral award,

     on the grounds of sovereignty or otherwise under any law of any jurisdiction where any proceedings may be brought or enforced in relation to any Event of Default under this document.

20.14 Governing law and jurisdiction

      (a) This document is governed by and shall be construed in accordance with the laws of New South Wales.

      (b) The parties irrevocably and unconditionally submit to the nonexclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of the those courts and the parties waive any right to object to any proceedings being brought in those courts.

20.15 Joint and several liability

     Where 2 or more parties comprise the Chargor:

      (a) a reference to the Chargor includes each and any 2 or more of them; and

      (b) the obligations on the part of the Chargor bind them jointly and severally.

21   NOTICES

21.1 General

     A notice, demand, certification, process or other communication relating to this document shall be written in English and may be given by an Authorised
     Representative of the sender.

21.2 Method of service

     In addition to any other lawful means, a communication
     may be given by:

     (a)  being personally served on a party;

     (b)  being left at the party's current address for service;

     (c) being sent to the party's current address for service by pre-paid ordinary mail or, if the address is outside
          Australia, by pre-paid airmail;

     (d)  facsimile to the party's current number for service; or

     (e)  electronic mail to the party's current email address.

21.3 Address for service

     (a)  The initial particulars for service are:

  The Chargor:

       Address:    Level 15, 3 Spring Street Sydney NSW 2000
       Facsimile:  9241 5170
       Email: johns@nordpacific.com.au
       Attention:  John Syriatowicz

  The Chargee:

       Address:Level 15, Goldfields House, 1 Alfred Street Sydney  NSW  2000
       Facsimile:  (02) 9241 2465
       Email: brear@ozemail.com.au
       Attention:  Brian Rear

      (b) Each party may from time to time change its particulars for service by notice to each other party.

21.4 Service

     If a communication is given by:

      (a) post it will be deemed received if posted within Australia to an Australian address 3 Business Days after posting and in any other case 10 Business Days after posting by airmail;

      (b) facsimile and the sender's facsimile machine produces a transmission report indicating that the facsimile was sent to the addressee's facsimile, the report will be prima facie evidence that the facsimile was received by the addressee at the time indicated on that report;

      (c) electronic mail and the sender receives a return receipt indicating that the addressee has received the email, the receipt will be prima facie evidence that the email was received by the addressee at the time indicated in that receipt.

21.5 Service after hours

     If a communication to the Chargee is received by it:

     (a)  after 5.00 p.m; or

     (b)  on a day which is not a Business Day;

     it will be deemed to have been received on the next Business Day.

21.6 Process service

     Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 21 or in accordance with any applicable law.

EXECUTED as a deed.



EXECUTED by STRAITS MINING PTY )
LIMITED                        )

C H Lim                            B J Rear
Company Secretary                  Director

C H Lim                            B J Rear
Name of Company Secretary          Name of Director (print)
(print)

EXECUTED by NORD AUSTRALEX     )
NOMINEES PTY LIMITED by the    )
party's attorney pursuant to   )
power of attorney registered   )
Book 4276 No 698 who states    )
that no notice of revocation   )
of the power of attorney has
been received in the presence
of:

T A Humphreys                      J Syriatowicz
Witness                            Attorney

T A Humphreys                      J C Syriatowicz
Name of Witness (print)            Name of Attorney (print)



EXECUTED by NORD PACIFIC       )
LIMITED by the party's         )
attorney pursuant to power of  )
attorney registered Book 4276  )
No 699 who states that no      )
notice of revocation of the    )
power of attorney has been
received in the presence of:

T A Humphreys                      J Syriatowicz
Witness                            Attorney

T A Humphreys                      J C Syriatowicz
Name of Witness (print)            Name of Attorney (print)

                           SCHEDULE

                     NOTICE TO CONTRACTOR

           Notice to Contractor of Future Contractor

To:  [Name of Contractor or Future Contractor]

               NOTICE OF SECURITY OVER CONTRACT

We refer to the agreement between you and us  entitled
"                               " and dated               ("Document").

We notify you that:

1    By a Fixed and Floating Charge dated [    ] between
     ourselves and Straits Mining Pty Limited ACN 055 020 614 ( "Straits") we have mortgaged to Straits all of our interest in and rights under the Document (including, without limitation, all moneys payable to us under the Document). However, Straits will not in any circumstances be obliged to perform our obligations under the Document or be liable for our failure to perform those obligations properly.

2 You must pay all amounts payable by you to us under the Document as Straits directs from time to time. Until you receive a direction from Straits you must continue to pay all those amounts to us.

3 All variations to and waivers for breaches of the Document must be approved by Straits.

4 We cannot revoke or vary this notice in whole or in part except with the written consent of Straits.



DATED: [                  ]

EXECUTED by NORD AUSTRALEX     )
NOMINEES PTY LIMITED by the    )
party's attorney pursuant to   )
power of attorney registered   )
Book  No   who states that no  )
notice of revocation of the    )
power of attorney has been
received in the presence of:
 ..............................     ..............................
Witness                            Attorney

 ..............................     ..............................
Name of Witness (print)            Name of Attorney (print)

EXECUTED by NORD PACIFIC       )
LIMITED by the party's         )
attorney pursuant to power of  )
attorney registered Book       )
No   who states that no notice )
of revocation of the power of  )
attorney has been received in
the presence of:

 ..............................     ..............................
Witness                            Attorney

 ..............................     ..............................
Name of Witness (print)            Name of Attorney (print)





Straits agrees to the terms of the above notice

 ................................................
for and on behalf of Straits Mining Pty Limited



     TO: Straits Mining Pty Limited
         Level 3
         Goldfields House
         1 Alfred Street
         SYDNEY   NSW   2000





     We acknowledge receipt of the above notice and agree to be bound by its terms.



     .......................................................
      for and on behalf of [name of Contractor or Future
      Contractor]

              NORD AUSTRALEX NOMINEES PTY LIMITED



                     NORD PACIFIC LIMITED



                  STRAITS MINING PTY LIMITED







                  MORTGAGE OF MINING PROPERTY







                   CORRS CHAMBERS WESTGARTH
                            Lawyers
               Level 32, Governor Phillip Tower
                        1 Farrer Place
                       SYDNEY  NSW  2000
                           AUSTRALIA
                     Tel:  (02) 9210 6500
                     Fax:  (02) 9210 6611
                        DX:  133 SYDNEY

                         Ref: AJM/MCM
                            2700278
                          S/1032363/1

                           CONTENTS



1    INTERPRETATION                                           81

     1.1  DEFINITIONS                                         81
     1.2  CONSTRUCTION                                        86
     1.3  TERMS DEFINED IN THE TRITTON SALE AGREEMENT         87
     1.4  HEADINGS                                            87
     1.5  CORPORATIONS LAW AND ACCOUNTING STANDARDS           87
     1.6  SUBSISTING EVENTS AND POTENTIAL EVENTS OF DEFAULT   88
     1.7  MORTGAGOR                                           88

2    CONSIDERATION                                            88


3    CHARGE AND DISCHARGE                                     88

     3.1  MORTGAGE                                            88
     3.2  DISCHARGE                                           88
     3.3  PRIORITY AMOUNT                                     88

4    PAYMENT OF SECURED MONEY                                 88

     4.1  PLACE, MANNER AND TIME OF PAYMENT                   88
     4.2  CURRENCY OF PAYMENT                                 89
     4.3  APPROPRIATION                                       89
     4.4  PAYMENTS IN GROSS                                   89

5    INTEREST                                                 89

     5.1  INTEREST                                            89
     5.2  RATE                                                89
     5.3  CAPITALISATION                                      90
     5.4  MERGER                                              90

6    WARRANTIES AND REPRESENTATIONS                           90

     6.1  NATURE                                              90
     6.2  GENERAL                                             92

7    GENERAL OBLIGATIONS                                      92

     7.1  PROHIBITED DEALINGS                                 92
     7.2  VARIATION OF OTHER SECURED INDEBTEDNESS             92
     7.3  INFORMATION TO BE GIVEN                             92
     7.4  INSURANCE                                           93
     7.5  COMPENSATION EVENT                                  94
     7.6  TITLE DOCUMENTS                                     94
     7.7  REPAIR                                              94
     7.8  TAXES                                               95

     7.9  CAVEATS                                             95
     7.10 DEFAULT                                             95
     7.11 MORTGAGOR'S OTHER OBLIGATIONS                       95
     7.12 MORTGAGEE'S RIGHT TO ENTER                          95
     7.13 REPLACEMENT OF IMPROVEMENTS                         95
     7.14 REGISTRATION                                        96
     7.15 DEED OF PRIORITY                                    96

8    RENEWAL AND MAINTENANCE OF SECURED PROPERTY              96

     8.1  MORTGAGOR'S OBLIGATIONS                             96
     8.2  MORTGAGOR TO MAINTAIN SECURED PROPERTY              97

9    UNDERTAKING IN RESPECT OF ENVIRONMENT                    98

     9.1  UNDERTAKING                                         98

10   COMPLIANCE WITH ABORIGINAL LAWS                          99

     10.1 UNDERTAKING                                         99

11   EVENTS OF DEFAULT                                       100

     11.1 EVENTS OF DEFAULT                                  100

12   DEFAULT POWERS                                          101

     12.1 GENERAL                                            101
     12.2 ACCELERATION                                       101
     12.3 STATUTORY AND IMPLIED POWERS                       101
     12.4 SALE                                               102
     12.5 GENERAL DEALINGS                                   102
     12.6 RAISE AND LEND MONEY                               103
     12.7 INVESTMENT OF MONEYS                               104
     12.8 ANCILLARY POWERS                                   104
     12.9 RECEIVERS                                          104

13   RECEIVERS                                               105

     13.1 AGENT                                              105
     13.2 POWERS                                             105

14   EXERCISE OF DEFAULT RIGHTS                              105

     14.1 NO HINDRANCE                                       105
     14.2 MORTGAGEE IN POSSESSION                            105
     14.3 EXCLUSION OF LEGISLATION                           106
     14.4 DEFAULT NOTICE                                     106

15   APPLICATION OF MONEY                                    106

     15.1 METHOD                                             106
     15.2 MORTGAGEE'S CERTIFICATE AND DISPUTES               106
     15.3 NO INTEREST ON REMEDY PROCEEDS                     107

     15.4 PAYMENT INTO BANK ACCOUNT                          107
     15.5 CONTINGENT AND PROSPECTIVE INDEBTEDNESS            107
     15.6 PAYMENTS DURING DEFAULT NOTICE PERIOD              107
     15.7 ACCOUNTING FOR REMEDY PROCEEDS                     108

16   THIRD PARTY DEALINGS                                    108

     16.1 MORTGAGEE'S RECEIPTS AND DISCHARGES                108
     16.2 NO DUTY TO ENQUIRE                                 108

17   PRESERVATION OF MORTGAGEE'S RIGHTS                      108

     17.1 CONTINUING SECURITY                                108
     17.2 PRIMARY OBLIGATIONS                                109
     17.3 PRESERVATION OF MORTGAGOR'S OBLIGATIONS            109
     17.4 SUSPENSION OF MORTGAGOR'S RIGHTS                   109
     17.5 REINSTATEMENT OF RIGHTS OF MORTGAGEE               109
     17.6 NO MERGER                                          109
     17.7 BANKRUPTCY OF DEBTOR                               109

18   COSTS AND EXPENSES                                      110

     18.1 NATURE                                             110
     18.2 GOODS AND SERVICES TAX                             110
     18.3 LEGAL COSTS                                        110
     18.4 REMUNERATION                                       110

19   INDEMNITIES                                             111

     19.1 NATURE                                             111
     19.2 CURRENCY DEFICIENCY                                111
     19.3 INDEPENDENCE AND SURVIVAL                          111

20   ATTORNEY                                                111

     20.1 APPOINTMENT                                        111
     20.2 GENERAL                                            112

21   MISCELLANEOUS                                           112

     21.1  MORTGAGEE'S DETERMINATION AND CERTIFICATE         112
     21.2  SUPERVENING LEGISLATION                           113
     21.3  TIME OF THE ESSENCE                               113
     21.4  BUSINESS DAYS                                     113
     21.5  EXCHANGE RATE                                     113
     21.6  FURTHER ASSURANCES                                113
     21.7  AMENDMENT                                         114
     21.8  WAIVER AND EXERCISE OF RIGHTS                     114
     21.9  RIGHTS CUMULATIVE                                 114
     21.10 APPROVAL AND CONSENT                              114
     21.11 ASSIGNMENT                                        114
     21.12 COUNTERPARTS                                      114
     21.13 SOVEREIGN IMMUNITY                                114

     21.14 GOVERNING LAW AND JURISDICTION                    115
     21.15 JOINT AND SEVERAL LIABILITY                       115

22   NOTICES                                                 115

     22.1 GENERAL                                            115
     22.2 METHOD OF SERVICE                                  115
     22.3 ADDRESS FOR SERVICE                                116
     22.4 SERVICE                                            116
     22.5 SERVICE AFTER HOURS                                116
     22.6 PROCESS SERVICE                                    117

THIS DEED is made on the 1st day of June 2000

BETWEEN NORD AUSTRALEX NOMINEES PTY LIMITED ACN 001 657 272 of Level 15, 3 Spring Street SYDNEY NSW 2000 and NORD PACIFIC LIMITED ARBN 062 482 900 of Level 15, 3 Spring Street, Sydney, NSW, 2000 ("Nord Pacific") ("each a Mortgagor")

AND        STRAITS MINING PTY LIMITED ACN 055 020 614 of
           Level 3, Goldfields House, 1 Alfred Street Sydney
           NSW 2000 ("Mortgagee")

IT IS AGREED

1    INTERPRETATION

1.1  Definitions

     In this document:

     "Aboriginal Laws" means the Aboriginal Land Rights Act 1983 (NSW), the Aboriginal Housing Act 1998 (NSW), the Native Title (New South Wales) Act 1994 (NSW), the Native Title (New South Wales) Amendment Act 1998 (NSW), the Aboriginal and Torres Strait Islander Heritage Protection Act 1984 (Cth), the Native Title Act 1993
     (Cth), and any other enactment from time to time of the State of New South Wales or the Commonwealth of Australia relating to Aboriginals or to native title, and all regulations from time to time made under any of the foregoing.

     "Accounting Standards" means accounting principles and practices consistently applied which are generally accepted in Australia and are consistent with any applicable legislation.

     "Accounts" means profit and loss accounts and balance sheets together with statements, reports and notes, including a director's report or an auditor's report, attached to or intended to be read with any of those profit and loss accounts or balance sheets.

     "Attorney" means any attorney appointed under this document and any person who by delegation directly or indirectly derives a right from an Attorney.

     "Authorised Representative" means, in relation to any party to this document, a person with the right to act as the agent of that party for the purposes of this document. It includes a director or company secretary of that party (if it is a corporation) and, in the case of the Mortgagee, an employee of the Mortgagee whose title contains the word "manager" or a cognate term and a lawyer for the Mortgagee. It also includes a person appointed by a party as an Authorised Representative of that party whose appointment is notified by the appointor to the other party in a written notice which contains the specimen signature of the appointee.

     "Bankruptcy" means:

      (a) in relation to a corporation, its winding up or dissolution or its administration, provisional liquidation or any administration having a similar effect;

      (b)  in relation to an individual, his or her bankruptcy; and

       (c) in relation to a person, any arrangement (including a scheme of arrangement), composition or compromise with, or assignment for the benefit of, all or any class of that person's creditors or members or a moratorium involving any of them.

     "Break Costs" means any liability or costs incurred by the Mortgagee by reason of:

      (a) liquidating or re-deploying deposits or other funds acquired or contracted for by or on account of the Company or the Mortgagee; or

      (b) terminating or reversing any agreement or arrangement (including by entering into new agreements or arrangements to close out or net off existing agreements or arrangements) entered into by or on account of the Company or the Mortgagee with a counterparty or an internal department of the Mortgagee responsible for such agreements or arrangements to hedge, fix, swap or limit its effective cost of funding; or

      (c) any loss of any margins in relation to future lending or loss of any fees,

     in relation to any financial accommodation provided or to be provided by the Mortgagee under or in connection with any Transaction Document.

     "Business Day" means a day which is not a Saturday, Sunday, public or bank holiday in Sydney.

     "Charge" means the fixed and floating charge dated on or about the date of this document granted by the Mortgagor in favour of the Mortgagee.

     "Compensation Event" means any confiscation, resumption, appropriation, forfeiture, repurchase, redemption or compulsory acquisition of any Secured
     Property by any person under a statute or otherwise.

     "Encumbrance" means any interest in or right over property and anything which prevents, restricts or delays the registration of any interest in or dealing with property. It includes a Security Interest.

     "Environmental Law" means a law which relates to an aspect of the environment or health.

     "Event of Default" means any event or circumstance described in clause 11.

     "Financial Indebtedness" means any indebtedness or other liability (present or future, actual or contingent) relating to any financial accommodation including, without limitation, indebtedness or other liability:

       (a)  for money borrowed or raised;

       (b) relating to the sale or negotiation of any negotiable instrument;

      (c) as lessee under any finance lease, as hirer under any hire purchase agreement or as purchaser under any title retention agreement;

      (d)  relating to any redeemable preference share;

      (e) under any commodity, currency or interest rate swap agreement, forward exchange rate agreement or futures contract (as defined in any statute); or

      (f) under any Guarantee relating to any financial accommodation.

     "Financial Year" means a period of 12 months ending on 30 June.

     "Government Body" means any person or body exercising an executive, legislative, judicial or other governmental function. It includes any public authority constituted under a law of any country or political sub-division of any country. It also includes any person deriving a power directly or indirectly from any other Government Body.

     "Guarantee" means:

      (a) a guarantee, indemnity, undertaking, letter of credit, Security, acceptance or endorsement of a negotiable instrument or other obligation given by any person to secure compliance with an obligation by another person;

      (b) an obligation (actual or contingent) of a person to ensure the solvency of another person or the ability of another person to comply with an obligation, including, without limitation, by the advance of money or the acquisition for valuable consideration of property or services; and

      (c) an option under which a person is obliged upon the exercise of the option to buy:

            (i)  any debt or liability owed by another person; or

           (ii)  any property which is subject to a Security Interest.

     "Improvements" means any improvements, fixtures, plant or machinery affixed to or used with any land which is part of the Secured Property.

     "Insurance" means insurance which the Mortgagor is obliged to take out or maintain under a Transaction
     Document.

     "Material Adverse Effect" means a material adverse effect upon either:

      (a) the ability of Nord Australex to comply with its payment obligations under the Tritton Sale Agreement; or

      (b) the effectiveness, priority or enforceability of any Transaction Document.

     "Mining Act" means the Mining Act 1992 (NSW).

     "Mining Application Mortgage" means the mortgage to be granted by the Mortgagor in favour of the Mortgagee on terms reasonably acceptable to the Mortgagee over the mining lease to be granted pursuant to the Application.

     "Mining Property" means the Tritton Project Tenements and all buildings, improvements, machinery and appliances from time to time in or upon the land comprised in the Tritton Project Tenements to the extent that they are fixtures."Permitted Encumbrance" means:

      (a) an Encumbrance which has been approved by the Mortgagee (including the Security Interests created by this document); or

      (b) an Encumbrance created in respect of Project Financing on terms reasonably acceptable to the Mortgagee; or

      (c) a lien which arises by operation of law to secure the payment of Taxes or moneys for services performed in relation to property while the moneys the payment of which is secured by that lien are not due for payment; or

      (d) any royalties or other interests in favour of a Government Body imposed by statute.

     "Permitted Encumbrance" means:

      (a) an Encumbrance which has been approved by the Mortgagee (including the Security Interests created by this document); or

      (b) an Encumbrance created in respect of Project Financing provided that the Chargee may withhold its consent to such financing if it demonstrates the Project Financing is not advanced on reasonable commercail terms; or

      (c) a lien which arises by operation of law to secure the payment of Taxes or moneys for services performed in relation to property while the moneys the payment of which is secured by that lien are not due for payment; or

      (d) any royalties or other interests in favour of a Government Body imposed by statute.

     "Pollutant" means:

     (a)   discharge, emission or deposit, however
           caused, which brings or is likely to have the effect of bringing about a deleterious effect on the environment in breach of the provisions of any Environmental Law;

     (b) any substance the use, creation, containment, handling, storage, transfer, transportation, treatment, disposal of or other dealings with is controlled or regulated by any Environmental Law;

     (c) any radioactive, toxic or chemical or trade waste or environmentally hazardous chemical; or

     (d) any substance similarly controlled or declared to be environmentally hazardous in any jurisdiction by any Environmental Law.

     "Potential Event of Default" means any thing which with the giving of notice, lapse of time or determination of materiality will constitute an Event of Default.

     "Project Financing" means financing arrangements into which the Mortgagor enters with financier(s) pursuant to which the Mortgagor obtains facilities to be used to carry out or develop a project on the Tritton Project Area but does not mean such arrangements where the financier is a related body corporate of the Mortgagor.

     "Real Property Mortgage" means the Real Property Act mortgage dated on or about the date of this document over the Freehold Land granted by the Mortgagor to the Mortgagee.

     "Receiver" means a receiver or receiver and manager appointed by the Mortgagee under any Transaction
     Document and any person who derives a right directly or indirectly from a Receiver.

     "Relevant Securities" means:

     (a)  this document;

     (b)  the Charge;

     (c)  the Real Property Mortgage; and

     (d) any other document which the parties agree in writing is a Relevant Security.

     "Remedy Proceeds" means moneys received from the exercise of any right against the Secured Property.

     "Representative" of a person means an officer, employee, contractor or agent of that person.

     "Secured Money" means any and all amounts which may become due and owing by Nord Australex under, or in relation to, the Transaction Documents.

     Where Nord Australex would have been liable to pay such amounts but for its Bankruptcy, it will be taken still to be liable.

     "Secured Property" means, in relation to each Mortgagor, that Mortgagor's present and future rights, title and interests, in any capacity, in, under or in respect of the Mining Property.

     "Security" means any document or transaction which reserves or creates a Security Interest.

     "Security Interest" means any interest or right which secures the payment of a debt or other monetary obligation or the compliance with any other obligation. It includes any retention of title to any property and any right to set off or withhold payment of any deposit or other money.

      "Tax" means a tax (including, without limitation, any tax in the nature of a goods and services tax), rate, levy, impost and duty (other than a tax on the net overall income of the Mortgagee) and any interest, penalty, fine or expense relating to any of them.

     "Threshold Amount" means $100,000 or its equivalent.

     "Title Document" in relation to any property includes a document:

     (a)  that is or evidences title to that property;

     (b) used in the ordinary course of business as proof of possession or control, or the right to possession or control, of that property; or

     (c) authorising or purporting to authorise, whether by endorsement or delivery, the possessor of the document to transfer or receive that property.

     "Transaction Documents" means:

     (a)  the Tritton Sale Agreement;

     (b)  the Relevant Securities:

     (c) any agreement relating to the priority of this document or any Security which is a Relevant Security; and

     (d)  any agreement or instrument created under them.

     "Tritton Project" means the copper mining project carried out on the Tritton Project Area.

     "Tritton Project Area" has the same meaning as in the Tritton Sale Agreement.

     "Tritton Project Tenements" means in relation to each Mortgagor any present or future interest and rights of that Mortgagor in:

     (e)  the Application or arising from the Application;

     (f)  any mining lease granted pursuant tot he Application;

     (g)  the Mining Lease;

     (h)  the Ancillary Licences; and

     (i) any other present or future mining tenements, leases, permits, easements, licences, claims, subleases, rights of way or other rights to carry out or conduct mining operations or matter connected with or in relation to the Tritton Project including, but not limited to, part or all of the grant the subject of the mining tenements issued or transferred to or held by or held wholly or partially on behalf of that Mortgagor or in which that Mortgagor has or acquires any interest or shares, including but not limited to, any present or future applications for, or mining tenements issued in place of those referred to in paragraphs (a), (b), (c) and (d) of this definition and the mining tenements referred to in paragraphs (a), (b), (c) and (d) of this definition as renewed, extended, modified, varied, converted, substituted or amalgamated from time to time whether extending over the same or a greater or lesser area.

     "Tritton Sale Agreement" means the agreement of that name dated on or about the date of this document between Nord Australex and the Mortgagee.

1.2  Construction

     Unless expressed to the contrary:

      (a)  words importing:

           (i)  the singular include the plural and vice versa; and

           (ii) any gender includes the other genders;

      (b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (c)  a reference to:

(i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

(ii) a person includes the person's legal personal representatives, successors, assigns and substitutes, including, without limitation, persons substituted by novation;

(iii) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv) a right includes a benefit, remedy, discretion and power;

(v) an obligation includes any warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(vi) this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties;

(vii) provisions or terms of this document or another document, agreement, understanding or arrangement includes a reference to both express and implied provisions and terms;

(viii) time is to local time in Sydney;

(ix) "$" or "dollars" is a reference to the lawful currency of Australia;

(x) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmissions; and

(xi) any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them; and

      (d) a reference to this document includes all schedules, annexures and appendices referred to in it and a reference to an item means an item in the schedule to this document.

1.3  Terms defined in the Tritton Sale Agreement

     Unless the context otherwise requires, terms defined in the Tritton Sale Agreement have the same meaning where used in this document.

1.4  Headings

     Headings do not affect the interpretation of this document.

1.5  Corporations Law and Accounting Standards

     Unless expressed to the contrary:

      (a) marketable security, related body corporate, share, maximum prospective liability and subsidiary each have the meaning which they are defined to have in the Corporations Law; and

      (b) finance lease and economic entity each have the meaning which they are defined to have for the purposes of the Accounting Standards.

1.6  Subsisting Events and Potential Events of Default

      (a) An Event of Default subsists if it has occurred and has not been waived by the Mortgagee in accordance with this document.

      (b) A Potential Event of Default subsists if it exists and has not been waived by the Mortgagee in accordance with this document.

1.7  Mortgagor

     A reference to the Mortgagor is a reference to each of Nord Australex and Nord Pacific.

2    CONSIDERATION

     The Mortgagor has entered into this document for valuable consideration from the Mortgagee and receipt of the consideration is acknowledged.

3    CHARGE AND DISCHARGE

3.1  Mortgage

     Each Mortgagor mortgages its Secured Property to the Mortgagee to secure the payment of the Secured Money.

3.2  Discharge

     The Mortgagee shall at the request of the Mortgagor discharge the Security Interests created by this document if Nord Australex's obligation to pay the Secured Money is satisfied and in the Mortgagee's reasonable opinion no payment towards the satisfaction of Nord Australex's obligation to pay the Secured Money is likely to be void, voidable or refundable under any law (including, without limitation, any law relating to Bankruptcy).

3.3  Priority amount

      (a) The maximum prospective liability secured by this document for the purpose of fixing priorities under section 282 of the Corporations Law but for no other purpose is $9,000,000.

      (b) This document secures the payment of all prospective liabilities from time to time of Nord Australex to the Mortgagee comprising the Secured Money and the amount secured is not limited to the amount referred to in clause 3.3(a).

4    PAYMENT OF SECURED MONEY

4.1  Place, manner and time of payment

     Nord Australex, subject to clause 12.2, shall pay the Secured Money to the Mortgagee in accordance with any agreement which obliges Nord Australex to pay it and in the absence of agreement:

      (a) upon demand and at a place and in a manner reasonably required by the Mortgagee;

      (b) by 11.00 a.m. local time in the place where payment is to be made; and

      (c) in immediately available funds and without set-off, counter claims, conditions or, unless required by law, deductions or withholdings.

4.2  Currency of payment

      (a) Nord Australex shall pay the Secured Money in the currency in which it is payable under any agreement which obliges Nord Australex to pay it and in the absence of agreement in the currency reasonably required by the Mortgagee.

      (b) If the Mortgagee accepts a payment under this document in a currency other than that in which payment is required by clause 4.2(a), that payment will not satisfy the amount due for payment except to the extent that the Mortgagee could in the ordinary course of its business buy (either directly or through a currency other than that in which the payment is due) with the payment received the required currency within a reasonable time of receipt after the deduction of all costs relating to the purchase.

4.3  Appropriation

     The Mortgagee may, subject to any express provision in this document to the contrary, appropriate any payment towards the satisfaction of any moneys due for payment by Nord Australex in relation to this document in any way that the Mortgagee thinks fit and notwithstanding any purported appropriation by Nord Australex.

4.4  Payments in gross

     The Mortgagee in applying towards satisfaction of the Secured Money any moneys received by it shall credit Nord Australex only with that part of those moneys which is actually received by the Mortgagee in immediately available funds.

5    INTEREST

5.1  Interest

     Nord Australex shall pay interest on that part of the Secured Money which is from time to time owing by Nord Australex to the Mortgagee in accordance with the Transaction Documents and in respect of any monies that become payable under this document in accordance with this clause 5.

5.2  Rate

      (a) Interest shall be paid in accordance with any agreement requiring interest to be paid on the Secured Money.

      (b) In the absence of any agreement, interest will accrue from day to day at a rate of interest determined by the Mortgagee from time to time, be computed from and including the day when the moneys upon which interest is payable become owing to the Mortgagee by Nord Australex until but excluding the day of payment of those moneys, be calculated on the actual number of days elapsed on the basis of a 365 day year and be paid by Nord Australex upon demand.

5.3  Capitalisation

     The Mortgagee may:

      (a) capitalise, upon a monthly or such other periodical basis as the Mortgagee may determine, any part of any interest which becomes due and owing or due on demand, and interest is payable in accordance with this document upon capitalised interest; and

      (b) continue to capitalise interest notwithstanding that as between the Mortgagee and Nord Australex the relationship of financier and customer may have ceased, any composition entered into or agreed to by the Mortgagee, any judgment or order against Nord Australex or any other thing.

5.4  Merger

     If the liability of Nord Australex to pay to the Mortgagee any moneys payable under this document becomes merged in any deed, judgment, order or other thing, Nord Australex shall pay interest on the amount owing from time to time under that deed, judgment, order or other thing at the higher of the rate payable under this document and that fixed by or payable under that deed, judgment, order or other thing.

6    WARRANTIES AND REPRESENTATIONS

6.1  Nature

     The Mortgagor warrants and represents that:

      (a) it is duly incorporated in accordance with the laws of its place of incorporation as stated in the Transaction Documents or as notified to the Mortgagee prior to the date of this document, validly exists under those laws and has the capacity to sue or be sued in its own name and to own its property and conduct its business as it is being conducted;

      (b)   (i)  each Transaction Document is the valid and legally
                 binding obligation of the Mortgagor is enforceable against the Mortgagor by the Mortgagee in accordance with its terms;

            (ii) each Security Interest which each Transaction Document purports to create exists and has the priority which the Mortgagee has agreed to;

      (c) the Mortgagor has capacity unconditionally to execute and deliver and comply with its obligations under the Transaction Documents;

(d) the Mortgagor has taken all necessary action to authorise the unconditional execution and delivery of and the compliance with its obligations under the Transaction
Documents;

(e) each authorisation from and filing and registration with a Government Body necessary to enable the Mortgagor to unconditionally execute and deliver and comply with its obligations under the Transaction Documents and carry on its principal business or activity has been obtained, effected and complied with;

(f) the unconditional execution and delivery of and compliance with its obligations by the Mortgagor under the Transaction Documents does not contravene:

     (i)  any law or directive from a Government Body;

     (ii) the constituent documents of the Mortgagor;

    (iii) any agreement or instrument to which the Mortgagor is a party; or

     (iv) any obligation of the Mortgagor to any other person;

(g) except as notified to the Mortgagee in writing prior to the date of this document, no litigation, arbitration or administrative proceeding is current, pending or, to the knowledge of the Mortgagor, threatened, which has or the adverse determination of which would be likely to have a Material Adverse Effect;

(h) except as notified to the Mortgagee in writing prior to the date of this document, the Mortgagor has entered into a Transaction Document as trustee of any trust;

(i) no Event of Default or Potential Event of Default subsists;

(j) each obligation of the Mortgagor under this document ranks at least pari passu with all unsecured and unsubordinated obligations of the Mortgagor except obligations mandatorily preferred by law;

(k) the warranties and representations given by the Mortgagor in any Transaction Document are correct and not misleading or will be when given;

(l) the Mortgagor and its property are free of any right of immunity from set-off, proceedings or execution in respect of its obligations under any Transaction Document;

(m) the Insurances are enforceable against the insurer in accordance with their terms and are not void or voidable;

(n) the Mortgagor is (or will become) the sole legal and beneficial owner of the property it purports to own and the Secured Property is free from Encumbrances other than Permitted Encumbrances; and

(o) the Mortgagor has not received and is not aware of any person having received from any Government Body any notice or order requiring the Mortgagor or any other person to perform or desist from any acts in relation to the Tritton Project Tenements which would be likely to materially and prejudicially affect the Mortgagor's interest in the Tritton Project Tenements or the ability of the Mortgagor to perform its material obligations under this document or would otherwise prejudice the security interests of the Mortgagee thereunder.

6.2  General

      (a) The interpretation of any statement contained in any warranty or representation shall not be restricted by reference to or inference from any other statement contained in any other warranty or representation.

      (b) The Mortgagor acknowledges that the Mortgagee enters into the Transaction Documents in reliance upon the warranties and representations.

      (c) Each warranty and representation will survive the execution of this document and be deemed to be repeated with reference to the facts and circumstances then existing whenever financial accommodation is requested or given and on each day that moneys are owing (actually or contingently) by the Mortgagor to the Mortgagee under a Transaction Document.

7    GENERAL OBLIGATIONS

7.1  Prohibited dealings

      (a) The Mortgagor shall not transfer or otherwise dispose of any part of the Secured Property or cause or permit any person to acquire any interest (except a Permitted Encumbrance) in any such Secured Property.

      (b) The Mortgagor shall ensure the Secured Property is not Encumbered except by Permitted Encumbrances.

7.2  Variation of other secured indebtedness

     Subject to clause 7.15, the Mortgagor shall not incur any debt or monetary obligation (whether actual or contingent) to a holder, other than the Mortgagee, of a Security Interest over the Secured Property the payment of which is secured by that Security Interest except Financial Indebtedness incurred as a consequence of that holder granting financial accommodation to the Mortgagor or a person whose obligations are Guaranteed by the Mortgagor to that holder, in accordance with an existing agreement:

      (a) which has been fully disclosed to and approved by the Mortgagee; and

      (b) under which the holder is, at the time this document is made, actually or contingently obliged to grant that financial accommodation.

7.3  Information to be given

     The Mortgagor shall give to the Mortgagee:

      (a) upon demand, full particulars of the whereabouts of the Secured Property;

      (b) upon demand, any other information in the possession or under the control of the Mortgagor which in the Mortgagee's reasonable opinion is relevant to the Secured Property or this document;

(c) upon the happening of an Event of Default or a Potential Event of Default, a certificate signed on behalf of the Mortgagor by 2 directors or a director and company secretary of the Mortgagor certifying whether or not an Event of Default or a Potential Event of Default has occurred and, if one has occurred, giving full written particulars of it and of the action taken or proposed to be taken by the Mortgagor to remedy it;

(d) upon the acquisition by it of any land, full particulars of the land;

(e) upon receipt, a copy of any notice or order received from any Government Body relating to any proposal of the Government Body in relation to the Secured Property which if implemented may have or be likely to have a Material Adverse Effect;

(f) upon being notified of it, full particulars of any Compensation Event; and

(g) full particulars of any litigation, arbitration or administrative proceeding which affects the Mortgagor or the Secured Property and which has or the adverse determination of which would be likely to have a Material Adverse Effect, as soon as it is commenced or to the knowledge of the Mortgagor is threatened.

7.4  Insurance

     (a)  The Mortgagor shall:

       (i) effect and maintain insurance over and in relation to the Secured Property with insurers, for amounts, against risks and upon terms that a prudent and reasonable owner of the Secured Property would effect and maintain;

       (ii) ensure that each such Insurance is taken out in the names of the Mortgagor and the Mortgagee as co-insureds and insures their respective insurable interests in the Secured Property;

       (iii) upon demand, give to the Mortgagee a certificate in form and substance satisfactory to the Mortgagee from the insurer to the effect that the required Insurances are current and no premiums or other moneys are due and owing to the insurer; and

       (iv) upon demand, give to the Mortgagee all policies and documents relating to the Insurances, including, without limitation, all renewal certificates, certificates of currency and endorsement slips.

      (b) After an Event of Default has occurred, the Mortgagee may, but the Mortgagor shall not without the prior written consent of the Mortgagee (not to be unreasonably withheld), enforce, conduct, settle or compromise claims under any Insurances in relation to the Secured Property for any amount exceeding the Threshold Amount irrespective of whether the Insurance also relates to other property.

      (c) Any moneys paid by an insurer under any Insurance shall, subject to the provisions of the Insurance, be applied as follows:

           (i)  first, as the Mortgagee requires:

                 (A) towards replacement or reinstatement of the Secured Property in respect of which the money is paid; or

                 (B) in payment of any part of the Secured Money which is then actually owing whether or not it is due for payment; and

           (ii) secondly, the balance (if any) shall be paid to any person entitled to them or authorised to give receipts for them.

7.5  Compensation Event

     (a)  The Mortgagor shall:

        (i) notify the Mortgagee of any Compensation Event and keep the Mortgagee informed of all matters relating to it; and

        (ii) subject to clause 7.8(c), use its best endeavours to cause the prompt payment of any compensation or moneys payable in relation to that Compensation Event in excess of the Threshold Amount.

      (b) After an Event of Default has occurred, the Mortgagee may, but the Mortgagor shall not without the consent of the Mortgagee (not to be unreasonably withheld), enforce, conduct, settle or compromise claims in relation to any Compensation Event.

      (c) Any moneys paid by a person in respect of any Compensation Event shall be applied as follows:

            (i) first, as the Mortgagee requires in payment of any part of the Secured Money which is then actually owing whether or not it is due for payment; and

            (ii) secondly, the balance (if any) shall be paid to any
                 person entitled to them or authorised to give receipts for them.

7.6  Title Documents

(a) The Mortgagor shall cause and permit the Title Documents in relation to the Secured Property to be delivered to the Mortgagee.

(b) The Mortgagee may have possession and control of those Title Documents until the Mortgagee is obliged to discharge the Security Interests created by this document.

(c) The Mortgagor is not obliged to deliver any Title Documents to the Mortgagee if those Title Documents have been delivered to the holder of another Encumbrance over the Secured Property which ranks in priority before the Security Interests created by this document and which the Mortgagee has consented to, but the Mortgagor shall promptly deliver such Title Documents to the Mortgagee immediately after that prior ranking Encumbrance is discharged.

7.7  Repair

     The Mortgagor shall keep the Secured Property in good repair and in good working order.

7.8  Taxes

     The Mortgagor shall promptly pay when they become due for payment all Taxes payable by it from time to time in its own right or on behalf of any person where failure to do so may have a Material Adverse Effect.

7.9  Caveats

     The Mortgagor shall not cause any caveat to be lodged in respect of the Secured Property.

7.10 Default

     The Mortgagor shall ensure that no Event of Default occurs.

7.11 Mortgagor's other obligations

     The Mortgagor shall:

      (a) duly comply with its obligations in relation to the Secured Property, including, without limitation, under any Encumbrance over the Secured Property, any law applicable to the Secured Property and any lawful direction from any Government Body; and

      (b) institute or defend any legal proceedings which the Mortgagee may reasonably require to protect the Secured Property.

7.12 Mortgagee's right to enter

      (a) The Mortgagee and its nominees may at any reasonable time enter on any part of the Secured Property for the purpose of inspection of the condition of the Secured Property.

      (b) The Mortgagor shall do everything on its part and cause and permit its related bodies corporate to do everything on their part which is necessary or desirable to enable the Mortgagee to exercise its rights under clause 7.17(a).

7.13 Replacement of Improvements

     The Mortgagor shall not demolish, alter or remove any Improvements the value of which exceeds the Threshold
     Amount except if the demolition, alteration or removal is:

     (a) pursuant to the refurbishment or refitting in the ordinary course of the Mortgagor's business of any Improvements;

     (b) because the Improvements are worn out, damaged, destroyed, or otherwise no longer suitable for the purposes for which they were acquired;

     (c)  required by law;

     (d) necessary for their modification for the purposes of the Mortgagor's business or their maintenance or repair (in which case they shall be replaced as soon as practicable);

     (e) necessary to prevent their damage or destruction (in which case they shall be replaced as soon as practicable); or

     (f)  in accordance with the written consent of the Mortgagee.

7.14 Registration

     The Mortgagor shall forthwith at its own cost and expense:

      (a) do, sign, execute and deliver all agreements, documents, instruments and acts necessary to:

           (i) cause this document to be registered or recorded in accordance with section 122 of the Mining Act; and

           (ii) ensure that this document is registered (other than provisionally) pursuant to section 263 of the Corporations Law; and

      (b) cause this document to be registered or recorded in such places as the Mortgagee may from time to time notify the Mortgagor if the Mortgagee is reasonably satisfied that such registration or recording is necessary or desirable to protect the rights of the Mortgagee under this document.

7.15 Deed of Priority

     If the Mortgagor enters into Project Financing, the Mortgagee agrees that on request by the Mortgagor it will enter into a deed of priority or deeds of priority (as appropriate) with that financier or financiers (as appropriate) on terms reasonably acceptable to the Mortgagee by which the Mortgagee will agree that the moneys owing to that financier or those financiers (as appropriate) in relation to the Project Financing will rank in priority to the Secured Money, provided that such priority will apply to the Project Financing only.

8    RENEWAL AND MAINTENANCE OF SECURED PROPERTY

8.1  Mortgagor's Obligations

     The Mortgagor must:

(a) from time to time do whatever may be necessary for procuring the renewal of the Mining Property according to the laws and regulations for the time being in force in New South Wales prior to the date on which the Mining Property lapse or expire but the Mortgagor may allow any Mining Property to lapse or expire with the prior written consent of the Mortgagee;

(b) duly and punctually pay all rates, Taxes, charges, fees and assessments of every nature (including, without limitation, rents and fees) payable to the Crown in right of New South Wales which are from time to time charged or levied in respect of the Mining Property and do whatever may be reasonably required to keep the Mining Property valid and in full force and effect;

(c) duly and punctually observe and comply with all work and expenditure obligations applicable to the Mining Property in accordance with the Mining Act and duly and punctually observe and perform all other conditions and requirements relating to the Mining Property;

(d) not do or permit to be done any act, matter or thing which may prejudice the Mining Property or cause the Mining
Property to be forfeited;

(e) duly and punctually observe and comply with the provisions of the Mining Act and with the provisions of all other statutes, regulations rules, by-laws and orders affecting the Mining Property or the holder, occupier or mortgagee of the Mining Property;

(f) give prompt written notice to the Mortgagee of every request, notification, direction or demand received under or pursuant to the Environmental Planning and Assessment Act 1979
(NSW) or the Environmental Protection (Impact of Proposals) Act 1974 (Cth) in relation to the Mining Property or any mining operations carried out on the Mining Property, together with a copy of such request, notification, direction or demand;

(g) give prompt written notice to the Mortgagee if any part of the land comprised in the Mining Property is proclaimed as community lands, declared an Aboriginal site, or reserved or claimed under any Aboriginal Laws;

(h) not without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld), and except in the case of royalties or other payments payable to the Crown, create or suffer to exist any royalty, overriding royalty, production payment or any other interest having the same or similar effect as the foregoing over or in respect of the Secured Property;

(i) not without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld) lease, licence, sub-lease or sub-licence or otherwise part with possession of the Mining Property or sell, transfer, assign, demise, part with possession of or otherwise dispose of the whole or any part of the Secured Property; and

(j) not pull down or remove any plant, building or erection being part of the Secured Property or any fixtures or improvements annexed to the same or any of them without the previous consent in writing of the Mortgagee, unless such pulling down or removal:

   (A)  is in the ordinary course of the Mortgagor's business; and

   (B)  is:

          (1) necessary by reason of any of the Secured Property being worn out or damaged; or

          (2) required in connection with any refurbishment of the Secured Property by the Mortgagor,

    and the Mortgagor replaces the same with others of a similar nature and of at least equal value.

8.2  Mortgagor to Maintain Secured Property

     The Mortgagor must:

      (a) not do or omit to do any act, deed, matter or thing or knowingly or willingly permit, suffer or cause any act, deed, matter or thing to be done or omitted with respect to the Secured Property or any property secured by any Relevant Security whereby in the reasonable opinion of the Mortgagee the Secured Property or the property secured by the Relevant Security either is or is likely to become materially lessened in value or prejudicially affected;

      (b)  duly and punctually and at the Mortgagor's cost:

        (i) comply with and observe all statutes in force now or in the future and all requirements and orders of any Government Body affecting the Secured Property;

        (ii) within the time allowed for performance comply with all contractual and other obligations affecting the Secured
        Property; and

        (iii) lodge with the Mortgagee, as further security for the Secured Money, all deeds, documents and instruments of title relating to any property from time to time acquired by the Mortgagor over which this document operates;

      (c) notify the Mortgagee in writing immediately upon the occurrence of any Event of Default, giving details of the event and any steps being taken to remedy it;

      (d) subject to clause 7.15, postpone any Security Interest which has arisen or which may arise by operation of law or statute over the Secured Property in favour of the Mortgagor in its own right or in any capacity so that every such Security Interest ranks in priority after this document; and

      (e) comply with all of its obligations under any instrument creating a Security Interest in the Secured Property.

9    UNDERTAKING IN RESPECT OF ENVIRONMENT

9.1  Undertaking

     The Mortgagor:

      (a) notwithstanding anything elsewhere contained in this document, acknowledges that the Secured Money shall at the option of the Mortgagee immediately become due and payable if partly or solely as a result of its operations on the Secured
           Property:

           (i) any charge on the Secured Property, or restraining order, under any Environmental Law comes into existence and the Mortgagor fails to procure a discharge of such charge or order within one month; or

           (ii) the Mortgagor receives a clean up or analogous notice or direction pursuant to any Environmental Law and fails to comply with that notice or direction in any respect;

      (b) will comply with the requirements of all applicable statutes, regulations, by-laws and ordinances relating to its business including without limitation any Environmental Law, and will monitor on an ongoing basis its compliance with all such applicable statutes, regulations, by-laws and ordinances and any release of, or contamination or pollution of the Secured Property by any Pollutant; and

     (c)  will:

         (i) inform the Mortgagee, immediately upon becoming aware of the same, of any fact or circumstances involving or relating to Pollution on the Secured Property or discharged or emitted from the Secured Property which may have a Material Adverse Effect;

         (ii) provide to the Mortgagee upon request, at the Mortgagor's sole cost and expense, copies of:

              (A) any environmental audits, assessments and statements and other reports in respect of the Secured Property or the Mortgagor's business operations as may be relevant to the Secured Property when required by the Mortgagee from time to time ; and

              (B) all environmental audits, assessments and statements, and other reports, documents and correspondence of which the Mortgagor becomes aware which relate to or deal with any Pollutant which has been discharged or emitted from or deposited, used, created, contained, handled, stored or treated on or within the Secured Property.

10   COMPLIANCE WITH ABORIGINAL LAWS

10.1 Undertaking

     The Mortgagor:

      (a) will comply with the requirements of all Aboriginal Laws and will monitor on an ongoing basis its compliance with all such applicable Aboriginal Laws; and

      (b)  will:

          (i) inform the Mortgagee, immediately upon becoming aware of the same, of any fact or circumstances involving or relating to Aboriginal Laws or issues as to native title (howsoever described) as they affect the Secured Property; and

          (ii) provide to the Mortgagee upon request, at the Mortgagor's sole cost and expense, copies of:

             (A) all audits, assessments and statements and other reports in respect of Aboriginal Laws or issues as to native title (howsoever described) as they affect the Secured Property or the Mortgagor's business operations (to the extent relevant to the Secured Property) when required by the Mortgagee from time to time; and

             (B) all audits, assessments and statements, and other reports, documents and correspondence of which the Mortgagor becomes aware which relate to or deal with Aboriginal Laws or issues as to native title (howsoever described) as they affect the Secured Property.

11   EVENTS OF DEFAULT

11.1 Events of Default

     Each of the following is an Event of Default (whether or not caused by anything outside the control of the Mortgagor):

(a) the Mortgagor does not pay within seven days of receiving written notice from the Mortgagee of failure to pay the Secured Money;

(b) a warranty, representation or statement made or deemed to be made by the Mortgagor in any Transaction Document or document contemplated by or relating to any Transaction Document is untrue or misleading in any material respect and which has a Material Adverse Effect;

(c) (i) a Transaction Document is void, voidable or otherwise unenforceable by the Mortgagee or is claimed to be so by the Mortgagor (other than due to the act or omission of the Mortgagee);

     (ii) it is unlawful for the Mortgagor to comply with any of its obligations under any Transaction Document or it is claimed to be so by the Mortgagor (other than due to the act or omission of the Mortgagee);

(d) a Security Interest created by or purportedly created by a Relevant Security does not have or ceases to have the priority which it purports to have under the relevant
Transaction Document or becomes ineffective to secure the payment of the moneys or compliance with the obligations which it purports to secure, otherwise than by any act of the Mortgagee;

(e) a default or event occurs which is, is deemed to be or is defined to be, a default or an event of default by or in relation to a person (other than the Mortgagee) under a Transaction Document;

(f) a distress, attachment or execution is levied or becomes enforceable against any property of the Mortgagor for an amount exceeding the Threshold Amount;

(g) the Mortgagor ceases or threatens to cease to carry on its business or a substantial part of its business;

(h) a person who holds a Security over property of the Mortgagor becomes entitled to exercise a right under that Security against the property to recover any moneys the payment of which is secured by that Security or enforce any other obligation the compliance with which is secured by it;

(i) the Mortgagor enters into or takes any action to enter into an arrangement (including a scheme of arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the Mortgagor's creditors or members or a moratorium involving any of them;

(j) the Mortgagor is or states that it is unable to pay from its own money its debts when they fall due for payment;

(k) a receiver or receiver and manager is appointed in respect of the property of the Mortgagor; or

     (i) an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of it or any action is taken to appoint any such person;

     (ii) an application (which is not withdrawn within 21 days of being made) or order is made for its winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for its winding up or dissolution;

     (iii) it is deregistered under the Corporations Law or notice of its proposed deregistration is given to the Mortgagor;

     (iv) it is taken or must be presumed to be insolvent or unable to pay its debts under any applicable legislation;

     (v) anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs.

12   DEFAULT POWERS

12.1 General

      (a) The Mortgagee may at any time after an Event of Default has occurred exercise any or all of the rights set out in this clause 12 in any manner and at any time that it thinks fit and notwithstanding that a Receiver has been appointed.

      (b)  The interpretation of any right set out in this clause
           12 shall not be restricted by reference to or inference from any other right.

12.2 Acceleration

     If an Event of Default occurs, the Mortgagee may at any time by notice to the Mortgagor determine that all instalments under the Tritton Sale Agreement are either payable on demand or immediately due for payment, except that, if the Mortgagor has not produced the first tonne of copper concentrate from the Tritton Project Area which constitutes part of a program for substantial planned production and not merely trial mining, the instalments under clauses 3.1(e) and (j) inclusive of the Tritton Sale Agreement will not be payable.

12.3 Statutory and implied powers

     The Mortgagee may exercise all rights capable of being conferred by the statutes and other laws of any relevant jurisdiction upon mortgagees under mortgages, deeds or otherwise.

12.4 Sale

     The Mortgagee may sell the Secured Property and, without limitation, any sale may be:

     (a)  by private treaty, auction, tender or otherwise;

     (b) together with the sale of any other property by any other person;

     (c) upon terms and conditions that the Mortgagee thinks fit, including, without limitation, terms and conditions:

           (i)  whereby:

              (A) the purchaser is allowed time to pay the whole or any part of the purchase price either with or without interest and either with or without security;

              (B) any rights over the Secured Property are reserved or granted;

              (C) the consideration is expressed in any currency or consists of something other than money;

              (D) the purchase price or other consideration is payable by instalments; and

              (E) if the sale is by auction or tender, a reserve price determined by the Mortgagee is set;

           (ii) relating to the title of the property;

     and the Mortgagee may:

     (d)  buy in at any auction;

     (e)  disclose or not disclose any reserve price;

     (f) rescind any contract of sale and resell the property without being liable for any loss;

     (g)  advertise or not advertise the sale of the Secured
          Property; and

     (h) make any agreements or arrangements relating to the sale.

12.5 General dealings

     The Mortgagee may:

      (a) enter, take possession of, take control of and get in the Secured Property;

      (b) carry on any business or activity of the Mortgagor in relation to the Secured Property;

      (c) manage, develop, quietly enjoy and otherwise deal with the Secured Property ;

(d)   (i)  exercise the rights of the Mortgagor and comply with its obligations in respect of the Secured Property and cause and permit any other person to comply with their obligations in respect of the Secured Property;

      (ii) vary, replace or release any right or interest of the Mortgagor in or in relation to the Secured Property;

(e)  carry out or complete, in any form, the construction of any works;

(f)  lease or hire out the Secured Property;

(g) exchange any part of the Secured Property for any other property and, if there is a difference in value between the property exchanged, give or receive, as the case may be, any moneys or other consideration equal to the difference in value in order to give or receive equal value for the exchange;

(h) acquire or grant easements, profits a prendre, covenants or other rights which benefit, burden or relate to the Secured
Property and dedicate for any public purpose any part of the Secured Property;

(i) subdivide or consolidate any land forming part of the Secured Property;

(j) grant options and rights of first refusal to acquire the Secured Property;

(k)  insure, maintain, improve and protect the Secured
Property;

(l) sever trees and Improvements from the balance of the Secured Property and deal with them separately from the balance of the Secured Property;

(m) take on lease or on hire or otherwise acquire any property necessary or convenient in relation to the carrying on of a business or activity of the Mortgagor in relation to the Secured Property;

(n) use the property and services of the Mortgagor and the services of its personnel in the exercise of any rights under this document; and

(o) vary, replace, rescind, repudiate or terminate any agreement to which the Mortgagor is a party and which relates to the Secured Property.

12.6 Raise and lend money

     The Mortgagee may upon any terms and conditions that the Mortgagee thinks fit:

     (a) (i) borrow or otherwise raise moneys or obtain financial accommodation on the security of the Secured Property; and

          (ii) lend or otherwise grant financial accommodation to a Receiver or an Attorney on the security of the Secured Property,

           for the purposes of enabling the Mortgagee, a Receiver or an Attorney to exercise a right under this document; and

      (b) deal with any Security Interest granted by it over the Secured Property and enter into any agreement relating to the priority of that Security Interest and discharge it.

12.7 Investment of moneys

     Any moneys received by the Mortgagee which are not required to be immediately applied in the exercise of any right or pursuant to clause 15 may be invested in any way authorised by the laws of any relevant jurisdiction for the investment of trust moneys and the Mortgagee may vary or dispose of the investment.

12.8 Ancillary powers

     The Mortgagee may:

(a) affix and countersign any seal of the Mortgagor for the purpose of exercising any of its rights under this document;

(b) employ or engage any person on behalf of the Mortgagor for the purpose of exercising any of the Mortgagee's rights in respect of the Secured Property and dismiss such person;

(c) on behalf of the Mortgagor, give receipts and release, discharge or compromise any Charged Debt;

(d) enter into and execute and deliver documents and agreements in respect of the exercise of its rights under this document;

(e) delegate to any person any right (including this right of delegation) under this document; and

(f) do anything incidental or conducive to the exercise of any of its other rights under this document.

12.9 Receivers

     The Mortgagee may:

(a)   (i)  either before or after it has taken possession of the
           Secured Property appoint in writing any one or more persons to be a receiver or receiver and manager of the Secured Property or a part of it; and

      (ii) appoint a different receiver or receiver and manager for different parts of the Secured Property;

(b) if more than one person is appointed as Receiver of any property, empower them to act jointly or jointly and severally;

(c) remove the Receiver, appoint another in his or her place if the Receiver is removed, retires or dies, and reappoint a Receiver who has retired or been removed; and

(d)  fix the remuneration of the Receiver.

13   RECEIVERS

13.1 Agent

      (a) A Receiver, subject to clause 13.1(b), will be the agent of the Mortgagor who alone shall be responsible for the Receiver's acts and omissions and remuneration.

      (b) The Mortgagee may appoint a Receiver as the agent of the Mortgagee and delegate to a Receiver any of the Mortgagee's rights under this document.

13.2 Powers

      (a) A Receiver shall have the right in relation to any property in respect of which the Receiver is appointed to do everything that the Mortgagor may lawfully authorise an agent to do on behalf of the Mortgagor in relation to that property and, without limitation, a Receiver may in relation to that property exercise:

           (i) the rights capable of being conferred upon receivers and receivers and managers by the Corporations Law and the laws of any relevant jurisdiction;

           (ii) the rights set out in clauses 12.3 to 12.8 inclusive;

           (iii) the rights of the Mortgagor and the directors of the Mortgagor; and

           (iv) any other rights the Mortgagee may by written notice to a Receiver give to a Receiver.

      (b) The Mortgagee may by written notice to a Receiver at the time of a Receiver's appointment or any subsequent times give any rights to a Receiver that the Mortgagee thinks fit.

14   EXERCISE OF DEFAULT RIGHTS

14.1 No hindrance

     The Mortgagor shall not cause or permit the Mortgagee, a Receiver or an Attorney to be prevented or hindered from exercising its rights under this document.

14.2 Mortgagee in possession

      (a) If the Mortgagee, a Receiver or an Attorney exercises its rights under this document or takes possession of the Secured Property, it will not be liable to account as a mortgagee in possession.

      (b)  If the Mortgagee has taken possession of the Secured
           Property it may give up possession of the Secured Property at any time.

      (c) The obligations of the Mortgagor under this document relating to the Secured Property shall not be affected by the Mortgagee, any Receiver or any Attorney taking possession of the Secured Property.

14.3 Exclusion of legislation

     (a) The provisions implied in mortgages by any statute shall for the purposes of this document be negatived or varied only so far as they are inconsistent with the provisions of this document and are otherwise varied so as to become consistent with this document.

     (b) Any statutory restrictions (other than mandatory restrictions) upon any right of the Mortgagee, Receiver or Attorney to lease or otherwise deal with the Secured Property shall not apply to the rights of those persons under this document.

14.4 Default notice

     (a) The Mortgagee, any Receiver and any Attorney may to the extent that any applicable law permits exercise any right under this document in relation to an Event of Default without first giving any notice to the Mortgagor or allowing the lapse of any period of time and the Mortgagor and the Mortgagee dispense with any requirement under any statute that notice be given by the Mortgagee, Receiver or Attorney, as the case may be, or that it allow the lapse of any period of time before exercising a right.

      (b) If an applicable law requires that a notice be given or a lapse of time occur before any right can be exercised, then if no particular period of notice or lapse of time is required, the period of notice or lapse of time shall be one day.

15   APPLICATION OF MONEY

15.1 Method

     The Remedy Proceeds shall, subject to any mandatory statutory requirements, be applied by the Mortgagee, any Receiver or any Attorney as follows:

      (a) first, towards the payment or reimbursement of the costs and expenses incurred by the Mortgagee, any Receiver or any Attorney in the exercise or enforcement or attempted exercise or enforcement of its rights under this document;

      (b)  secondly, towards:

           (i)  the remuneration of any Receiver or Attorney; and

           (ii) any moneys owing by the Mortgagor to any Representative of the Mortgagee, any Receiver or any Attorney;

      (c) thirdly, towards the Secured Money which is then due for payment or otherwise in accordance with clause 15.5 and the Remedy Proceeds shall be appropriated between them as the Mortgagee thinks fit; and

      (d) fourthly, to any person entitled to the Secured Property or authorised to give receipts for those moneys.

15.2 Mortgagee's certificate and disputes

     (a) The Mortgagee may rely upon a certificate issued by any person who claims to be entitled to receive any of the Remedy Proceeds to the effect that moneys are owing by the Mortgagor to it and stating the amount owing, without being obliged to make any further enquiry.

      (b) If there is any dispute between any persons (other than the Mortgagee) as to who is entitled to receive the Remedy Proceeds, the Mortgagee may pay those moneys into court and when that is done the Mortgagee will have no further obligations in relation to those moneys.

15.3 No interest on Remedy Proceeds

     The Mortgagee is not obliged to pay interest to any person upon the Remedy Proceeds.

15.4 Payment into bank account

     If the Mortgagee pays any moneys into a bank account in the name of any person to whom the Mortgagee is obliged to pay moneys under clause 15.1 and notifies that person of the particulars of the account the Mortgagee will have no further obligations in relation to those moneys.

15.5 Contingent and prospective indebtedness

     If:

     (a)  part of the Secured Money is contingently owing; or

     (b) in the reasonable opinion of the Mortgagee there is a prospect that the moneys forming part of the Secured Money may become owing (whether actually or contingently) by Nord
          Australex to the Mortgagee,

     and the Mortgagee receives any moneys pursuant to this document, the Mortgagee may:

      (c) pay those moneys into a suspense account and hold them as security for the payment of the Secured Money; and

      (d) at any time appropriate any moneys in the suspense account towards the satisfaction of any moneys due for payment by Nord Australex to the Mortgagee in any way that the Mortgagee thinks fit,

     and when the Secured Money is satisfied in full or the Mortgagee no longer holds that opinion, the Mortgagee shall pay the balance to any person entitled to the Secured Property or authorised to give receipts for those moneys.

     Payments that would become payable under clauses 3.1(e) to (j) inclusive of the Tritton Sale Agreement will not for the purposes of this clause 15.5 be included under paragraph (a) or (b) above unless at that time at least one tonne of saleable copper has been produced from the Tritton Project Area and such production constitutes part of a program for substantial planned production and not merely trial mining.

15.6 Payments during default notice period

     If during the period from the service of a notice requiring the rectification of a default in the payment of moneys by Nord Australex under this document until the expiration of that notice Nord Australex pays any moneys to the Mortgagee towards satisfaction of the Secured Money, the Mortgagee may apply those moneys first, towards satisfaction of any moneys due for payment by Nord Australex to the Mortgagee other than those which are the subject of the notice and secondly, towards satisfaction of the moneys which are the subject of the notice.

15.7 Accounting for Remedy Proceeds

     The Mortgagee, any Receiver or any Attorney is not obliged to account to Nord Australex for any moneys relating to the exercise by any of them of any right until moneys are actually received in immediately available funds and, without limitation, if any of them sell the Secured Property on terms whereby:

      (a) any part of the purchase price remains unpaid (whether secured or unsecured) after transfer of the Secured Property to the purchaser; or

      (b) the purchase price is payable in instalments on or before the transfer of the Secured Property to the purchaser,

     they are not obliged to account for the purchase price before it is actually received in immediately available funds.

16   THIRD PARTY DEALINGS

16.1 Mortgagee's receipts and discharges

     The Mortgagee may give valid discharges and receipts for any moneys payable by any third party in respect of any exercise of a right by the Mortgagee, any Receiver or any Attorney.

16.2 No duty to enquire

      (a) Any person dealing with the Mortgagee, any Receiver or any Attorney in relation to the exercise by any of them of a right under this document shall not be concerned to enquire whether:

           (i)  the right is exercisable or properly exercised;

           (ii) the Receiver or Attorney is properly appointed;

          (iii) any moneys paid by it to the Mortgagee, Receiver or Attorney are properly applied,

            and the title of that person to any property acquired by it from the Mortgagee, Receiver or Attorney, will not be adversely affected by the right not being exercisable or any improper appointment, exercise of the right or application of moneys by the Mortgagee, any Receiver or any Attorney of which it does not have actual notice.

      (b) The benefit of clause 16.2(a) is held on trust for the benefit of the Mortgagee and each person dealing with the Mortgagee, any Receiver or Attorney.

17   PRESERVATION OF MORTGAGEE'S RIGHTS

17.1 Continuing security

     This document is a continuing Security for the whole of the Secured Money and is not limited to any transaction or other thing.

17.2 Primary obligations

     The Mortgagor's obligation to pay the Secured Money is a primary obligation and the Mortgagee is not obliged to proceed against or enforce any other right against any person or property or demand payment from any other person before making a demand for payment by the Mortgagor of the Secured Money.

17.3 Preservation of Mortgagor's obligations

     The Mortgagor's obligations and the Mortgagee's rights under this document will not be affected by anything which but for this clause 17.3 might abrogate, prejudice or limit them or the effectiveness of this document.

17.4 Suspension of Mortgagor's rights

     The Mortgagor:

      (a) waives any right to be subrogated to or otherwise have the benefit of this document until the Secured Money has been satisfied in full and in the reasonable opinion of the Mortgagee any payment towards the satisfaction of the Secured Money is not void, voidable or otherwise unenforceable or refundable; and

      (b) shall not exercise a right of set-off or counterclaim available to it or any other person liable to the Mortgagee in relation to the Secured Money which reduces or extinguishes the obligation of the Mortgagor to pay the Secured Money, and the Mortgagee is not obliged to marshall in favour of the Mortgagor any Security or any property that the Mortgagee has an interest in or may be entitled to receive.

17.5 Reinstatement of rights of Mortgagee

     If any transaction or payment relating to the Secured
     Money is void, voidable or otherwise unenforceable or refundable:

      (a) the Mortgagee shall be entitled against the Mortgagor to all rights under this document that it would have had if the transaction or payment was not void, voidable or unenforceable or refundable; and

      (b) the Mortgagor shall do all things and sign such documents necessary or convenient to restore to the Mortgagee the Security Interests created by this document and its rights under this document immediately before that transaction or payment.

17.6 No merger

     This document is in addition to and is not in any way prejudiced by any judgment, order or other thing and the Mortgagee's rights under this document shall not be merged with any judgment, order or other thing.

17.7 Bankruptcy of debtor

     The Mortgagor shall not in the Bankruptcy of any person whose obligations to the Mortgagee the Mortgagor has
     Guaranteed:

      (a) directly or indirectly claim or receive the benefit of any distribution, dividend or payment; or

      (b) prove or claim for any distribution, dividend or payment in competition with the Mortgagee,

     so as to diminish any distribution, dividend or payment which but for that claim or proof the Mortgagee would be entitled to receive, until the Secured Money has been paid in full and the Mortgagee is of the opinion that no payment of those moneys is or is likely to become void, voidable or otherwise unenforceable or refundable.

18   COSTS AND EXPENSES

18.1 Nature

     The Mortgagor shall pay and if paid by the Mortgagee reimburse to the Mortgagee:

      (a) the Mortgagee's reasonable costs and expenses relating to stamping and registration of this document or any document contemplated by it;

      (b)  the Mortgagee's costs and expenses in relation to:

           (i) the exercise or attempted exercise or the preservation of any rights of the Mortgagee under this document;

          (ii) the occurrence of any Event of Default or Potential Event of Default;

         (iii) the lodgment or removal of any caveat by any person; and

      (c) any Taxes and registration or other fees (including fines and penalties relating to the Taxes and fees) which are payable in relation to this document or any document or transaction contemplated by it.

18.2 Goods and Services Tax

     If any tax in the nature of a goods and services tax (including, without limitation any value added tax, consumption tax or other similar tax) ("GST") is imposed on inputs of the Mortgagee or any supply made by the Mortgagee under or in connection with a Transaction Document, then the Mortgagee may, by notice to the Mortgagor, elect to have the amounts payable or consideration to be provided by the Mortgagor redetermined by the Mortgagee, with effect from such date as the Mortgagee may determine, so as to take into account the impact of GST and in order to provide the Mortgagee with the same rate of return as was originally obtained by the Mortgagee on the amounts payable or consideration to be provided by the Mortgagor prior to the imposition of the GST.

18.3 Legal costs

     A reference to costs and expenses in this document includes, without limitation, legal costs and expenses on a full indemnity basis.

18.4 Remuneration

     The Mortgagee, any Receiver and any Attorney shall be remunerated by the Mortgagor for any services rendered by them in relation to the exercise of any right under this document and the rate of the remuneration and the manner of payment will be that determined by the Mortgagee.

19   INDEMNITIES

19.1 Nature

      (a)  The Mortgagor indemnifies the Mortgagee against any
           liability, loss, cost or expense (including, without
           limitation, any Break Costs caused or contributed to by:

           (i) any failure of the Mortgagor to comply with any obligation under any Transaction Document;

           (ii)  any Event of Default;

           (iii) the exercise or attempted exercise of any right by the Mortgagee, any Receiver or any Attorney under the Transaction Documents; or

            (iv) any act by the Mortgagee in reliance on any
                 communication purporting to be from the Mortgagor or to be given on behalf of the Mortgagor.

      (b) The Mortgagor shall indemnify each Receiver and Attorney and their respective Representatives and the Representatives of the Mortgagee against liability, loss, cost and expense caused or contributed to by anything the Mortgagee is indemnified against under this clause 19.1 and the Mortgagee holds the benefit of this clause 19.1 upon trust for those persons.

19.2 Currency deficiency

     If there is any deficiency between:

      (a) an amount payable by the Mortgagor under this document which is received by the Mortgagee in a currency other than the currency payable under this document because of a judgment, order or otherwise; and

      (b) the amount produced by converting the payment received from the currency in which it was paid into the currency in which it was agreed to be paid either directly or through a currency other than that in which it was agreed to be paid, the Mortgagor shall pay to the Mortgagee the deficiency and any loss, costs or expenses resulting from it.

19.3 Independence and survival

     Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the Mortgagor and survives the termination of this document.

20   ATTORNEY

20.1 Appointment

     The Mortgagor irrevocably appoints the Mortgagee its attorney with the power:

     (a)  After an Event of Default has occurred:

     (i) do everything which in the Attorney's reasonable opinion is necessary or expedient to enable the exercise of any right of the Mortgagee in relation to this document;

     (ii) complete this document; and

    (iii) appoint substitutes and otherwise delegate its powers
          (including this power of delegation); and

      (b) after any Event of Default subsists, to do all acts and things which the Mortgagor is obliged to do under this document or which in the Attorney's opinion is necessary or expedient in connection with the Secured Property or the protection or perfection of the Mortgagee's interest in the Secured Property.

20.2 General

      (a) Any Attorney may exercise any right solely for the benefit of the Mortgagee and notwithstanding that the exercise of the right constitutes a conflict of interest or duty.

      (b) The Mortgagor by this document ratifies anything done or not done by the Attorney within the terms of the power of attorney.

      (c)  The power of attorney is granted:

           (i) to secure the compliance by the Mortgagor with its obligations to the Mortgagee under this document and any proprietary interests of the Mortgagee under this document; and

           (ii) for valuable consideration (receipt of which is acknowledged) which includes the acceptance of this document by the Mortgagee at the Mortgagor's request.

21   MISCELLANEOUS

21.1 Mortgagee's determination and certificate

      (a) A certificate by the Mortgagee relating to any Transaction Document or as to its opinion in relation to any matter under any Transaction Document is, in the absence of manifest error, prima facie evidence against the Mortgagor of the matters certified.

      (b) The Mortgagee is not obliged to give the reasons for its determination or opinion in relation to any matter under any Transaction Document.

      (c)  A determination or an opinion of an Authorised
           Representative of the Mortgagee which is given to the Mortgagor or otherwise expressed or acted upon by the Mortgagee as being a determination or an opinion of the Mortgagee will be deemed to be a determination or opinion of the Mortgagee.

21.2 Supervening legislation

     Any present or future legislation which operates:

      (a) to lessen or vary in favour of the Mortgagor any of its obligations in connection with this document; or

      (b) to postpone, stay, suspend or curtail any rights of the Mortgagee under this document is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

21.3 Time of the essence

     Time is of the essence of any obligation of the Mortgagor under this document.

21.4 Business Days

      (a) If the day on which anything, including a payment, is to be done by the Mortgagor under this document is not a Business Day, that thing shall be done on the preceding Business Day.

      (b) If a payment would otherwise be due on a day which is not a Business Day it will be due on the immediately following Business Day. However, if this would result in the payment being due in the month after the original due day or after the Repayment Date it will be due on the immediately preceding Business Day.

      (c) If anything, including a payment, is to be done by the Mortgagor on a particular day and it is done:

           (i) after the time by which this document states it must be done or, if this document does not state a time, after 4.00 p.m. in the place where it is to be done; or

           (ii) on a day which is not a Business Day in the place where it is to be done,

            it will be deemed to have been done at the commencement of the next Business Day in the place where it is to be done.

21.5 Exchange rate

     Subject to any express provision to the contrary, if for the purposes of this document it is necessary to convert one currency into another currency the conversion shall be effected using an exchange rate selected by the Mortgagee.

21.6 Further assurances

     The Mortgagor shall promptly execute all documents and do all things that the Mortgagee from time to time reasonably requires to:

      (a) effect, perfect or complete the provisions of this document or any transaction contemplated by it;

      (b) establish the priority of or reserve or create any Security Interest contemplated by or purported to be reserved or created by this document; and

      (c) stamp and register this document in any relevant jurisdiction and by any person that the Mortgagee thinks fit.

21.7 Amendment

     This document may only be varied or replaced by an instrument duly executed by the parties.

21.8 Waiver and exercise of rights

      (a) A right in favour of the Mortgagee under this document, a breach of an obligation of the Mortgagor under this document or the occurrence of an Event of Default can only be waived by an instrument duly executed by the Mortgagee. No other act, omission or delay of the Mortgagee will constitute a waiver binding, or estoppel against, the Mortgagee.

      (b) A single or partial exercise or waiver by the Mortgagee of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

      (c) The Mortgagee and its Representatives will not be liable for any loss, cost or expense of the Mortgagor caused or contributed to by the waiver of, exercise of, attempted exercise of, failure to exercise or delay in exercising a right and the Mortgagee holds the benefit of this clause 21.8 upon trust for itself and its Representatives.

21.9 Rights cumulative

     The rights of the Mortgagee under this document are cumulative and are in addition to any of its other rights.

21.10 Approval and consent

     The Mortgagee may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

21.11 Assignment

      (a) Subject to clause 7.15, the Mortgagor shall not dispose of or Encumber any right under this document without the written consent of the Mortgagee.

      (b) The Mortgagee's rights under this document are assignable.

21.12 Counterparts

     This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

21.13 Sovereign immunity

     The Mortgagor irrevocably waives any immunity that it or its property has from:

     (a)  set-off;

      (b)  legal, arbitral or administrative proceedings;

      (c) any process or order of any court, administrative tribunal or arbitrator for the satisfaction or enforcement of a judgment, order or arbitral award or for the arrest, detention or sale of any property;

      (d) service upon it of any process, judgment, order or arbitral award,

     on the grounds of sovereignty or otherwise under any law of any jurisdiction where any proceedings may be brought or enforced in relation to any Event of Default under this document.

21.14 Governing law and jurisdiction

      (a) This document is governed by and shall be construed in accordance with the laws of New South Wales.

      (b) The parties irrevocably and unconditionally submit to the nonexclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of the those courts and the parties waive any right to object to any proceedings being brought in those courts.

21.15 Joint and several liability

     Where 2 or more parties comprise the Mortgagor:

      (a) a reference to the Mortgagor includes each and any 2 or more of them; and

      (b) the obligations on the part of the Mortgagor bind them jointly and severally.

22   NOTICES

22.1 General

     A notice, demand, certification, process or other communication relating to this document shall be written in English and may be given by an Authorised
     Representative of the sender.

22.2 Method of service

     In addition to any other lawful means, a communication
     may be given by:

     (a)  being personally served on a party;

     (b)  being left at the party's current address for service;

     (c) being sent to the party's current address for service by pre-paid ordinary mail or, if the address is outside
          Australia, by pre-paid airmail;

     (d)  facsimile to the party's current number for service; or

     (e)  electronic mail to the party's current email address.

22.3 Address for service

     (a)  The initial particulars for service are:

The Mortgagor:

     Address:  Level 15, 3  Spring Street Sydney NSW 2000

     Facsimile:   9241 5170

     Email: johns@nordpacific.com.au

     Attention:   John Syriatowicz

The Mortgagee:

    Address:  Level 15, Goldfields House, 1 Alfred Street Sydney  NSW  2000

    Facsimile:   (02) 9241 2465

    Email: brear@ozemail.com.au

    Attention:   Brian Rear

    (b) Each party may from time to time change its particulars for service by notice to each other party.

22.4 Service

     If a communication is given by:

      (a) post it will be deemed received if posted within Australia to an Australian address 3 Business Days after posting and in any other case 10 Business Days after posting by airmail;

      (b) facsimile and the sender's facsimile machine produces a transmission report indicating that the facsimile was sent to the addressee's facsimile, the report will be prima facie evidence that the facsimile was received by the addressee at the time indicated on that report;

      (c) electronic mail and the sender receives a return receipt indicating that the addressee has received the email, the receipt will be prima facie evidence that the email was received by the addressee at the time indicated in that receipt.

22.5 Service after hours

     If a communication to the Mortgagee is received by it:

     (a)  after 5.00 p.m; or

     (b)  on a day which is not a Business Day;

     it will be deemed to have been received on the next
     Business Day.

22.6 Process service

     Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 22 or in accordance with any applicable law.

EXECUTED as a deed.

EXECUTED by                    )
STRAITS MINING PTY LIMITED:    )


C H Lim                            B J Rear
Company Secretary                  Director

C H Lim                            B J Rear
Name of Company Secretary          Name of Director (print)
(print)





EXECUTED by NORD AUSTRALEX     )
NOMINEES PTY LIMITED           )
by the party's attorney
pursuant to power of attorney
registered Book 4276 No 698
who states that no notice of
revocation of the power of
attorney has been received in
the presence of:

T A Humphreys                      J Syriatowicz
Witness                            Attorney

T A Humphreys                      J C Syriatowicz
Name of Witness (print)            Name of Attorney (print)



EXECUTED by NORD PACIFIC       )
LIMITED by the party's         )
attorney pursuant
to power of attorney
registered Book 4276 No 699
who states that no notice of
revocation of the power of
attorney has been received in
the presence of:

T A Humphreys                      J Syriatowicz
Witness                            Attorney

T A Humphreys                      J C Syriatowicz
Name of Witness (print)            Name of Attorney (print)

                         ANNEXURE "A"

                     MORTGAGE MEMORANDUM
                  (TORRENS TITLE/FREEHOLD)

THIS IS ANNEXURE "A" REFERRED TO IN THE MORTGAGE DATED 1 JUNE
2000 BETWEEN NORD AUSTRALEX NOMINEES PTY LIMITED AS MORTGAGOR
AND STRAITS MINING PTY LIMITED AS MORTGAGEE OVER THE LAND
REFERRED TO IN SCHEDULE ONE.


                         CONTENTS


1    INTERPRETATION                                          122

     1.1  DEFINITIONS                                        122
     1.2  CONSTRUCTION                                       127
     1.3  TERMS DEFINED IN THE TRITTON SALE AGREEMENT        128
     1.4  HEADINGS                                           128
     1.5  CORPORATIONS LAW AND ACCOUNTING STANDARDS          128
     1.6  SUBSISTING EVENTS AND POTENTIAL EVENTS OF DEFAULT  128

2    DISCHARGE                                               129


3    PAYMENT OF SECURED MONEY                                129

     3.1  PLACE, MANNER AND TIME OF PAYMENT                  129
     3.2  CURRENCY OF PAYMENT                                129
     3.3  APPROPRIATION                                      129
     3.4  PAYMENTS IN GROSS                                  129

4    INTEREST                                                130

     4.1  INTEREST                                           130
     4.2  RATE                                               130
     4.3  CAPITALISATION                                     130
     4.4  MERGER                                             130

5    WARRANTIES AND REPRESENTATIONS                          130

     5.1  NATURE                                             130
     5.2  GENERAL                                            132

6    GENERAL OBLIGATIONS                                     132

     6.1  PROHIBITED DEALINGS                                132
     6.2  VARIATION OF OTHER SECURED INDEBTEDNESS            133
     6.3  INFORMATION TO BE GIVEN                            133
     6.4  INSURANCE                                          134
     6.5  COMPENSATION EVENT                                 134
     6.6  TITLE DOCUMENTS                                    135
     6.7  REPAIR                                             135
     6.8  TAXES                                              135

     6.9  CAVEATS                                            135
     6.10 DEFAULT                                            135
     6.11 MORTGAGOR'S OTHER OBLIGATIONS                      136
     6.12 RENTS                                              136
     6.13 MORTGAGEE'S RIGHT TO ENTER                         136
     6.14 ALTERATION OF SECURED PROPERTY                     137
     6.15 DEVELOPMENT APPROVALS                              137
     6.16 ENCROACHMENTS                                      137
     6.17 CROWN LAND                                         137
     6.18 STRATA TITLE LAND                                  138
     6.19 AGRICULTURAL LAND                                  139
     6.20 COMMUNITY TITLE LAND                               139
     6.21 ENVIRONMENTAL ASSESSMENT REPORT                    141
     6.22 BUILDING WORKS                                     141
     6.23 MORTGAGOR'S CHATTELS                               143
     6.24 LEASE CONSENTS AND PROVISIONS                      143
     6.25 DEED OF PRIORITY                                   144

7    EVENTS OF DEFAULT                                       144


8    DEFAULT POWERS                                          146

     8.1  GENERAL                                            146
     8.2  ACCELERATION                                       146
     8.3  STATUTORY AND IMPLIED POWERS                       146
     8.4  SALE                                               146
     8.5  GENERAL DEALINGS                                   147
     8.6  BANKRUPTCY                                         148
     8.7  RAISE AND LEND MONEY                               148
     8.8  INVESTMENT OF MONEYS                               148
     8.9  BUILDING WORKS                                     148
     8.10 ANCILLARY POWERS                                   149
     8.11 RECEIVERS                                          149

9    RECEIVERS                                               150

     9.1  AGENT                                              150
     9.2  POWERS                                             150

10   EXERCISE OF DEFAULT RIGHTS                              150

     10.1 NO HINDRANCE                                       150
     10.2 MORTGAGEE IN POSSESSION                            150
     10.3 EXCLUSION OF LEGISLATION                           151
     10.4 DEFAULT NOTICE                                     151

11   APPLICATION OF MONEY                                    151

     11.1 METHOD                                             151
     11.2 CREDITOR'S CERTIFICATE AND DISPUTES                152
     11.3 NO INTEREST ON REMEDY PROCEEDS                     152
     11.4 PAYMENT INTO BANK ACCOUNT                          152

     11.5 CONTINGENT AND PROSPECTIVE INDEBTEDNESS            152
     11.6 PAYMENTS DURING DEFAULT NOTICE PERIOD              153
     11.7 ACCOUNTING FOR REMEDY PROCEEDS                     153

12   THIRD PARTY DEALINGS                                    153

     12.1 MORTGAGEE'S RECEIPTS AND DISCHARGES                153
     12.2 NO DUTY TO ENQUIRE                                 153

13   PRESERVATION OF MORTGAGEE'S RIGHTS                      154

     13.1 CONTINUING SECURITY                                154
     13.2 PRIMARY OBLIGATIONS                                154
     13.3 PRESERVATION OF MORTGAGOR'S OBLIGATIONS            154
     13.4 SUSPENSION OF MORTGAGOR'S RIGHTS                   154
     13.5 REINSTATEMENT OF RIGHTS OF MORTGAGEE               154
     13.6 NO MERGER                                          155
     13.7 BANKRUPTCY OF DEBTOR                               155

14   COSTS AND EXPENSES                                      155

     14.1 NATURE                                             155
     14.2 GOODS AND SERVICES TAX                             155
     14.3 LEGAL COSTS                                        156
     14.4 REMUNERATION                                       156

15   INDEMNITIES                                             156

     15.1 NATURE                                             156
     15.2 CURRENCY DEFICIENCY                                156
     15.3 INDEPENDENCE AND SURVIVAL                          157

16   ATTORNEY                                                157

     16.1 APPOINTMENT                                        157
     16.2 GENERAL                                            157

17   MISCELLANEOUS                                           157

     17.1  MORTGAGEE'S DETERMINATION AND CERTIFICATE         157
     17.2  SUPERVENING LEGISLATION                           158
     17.3  TIME OF THE ESSENCE                               158
     17.4  BUSINESS DAYS                                     158
     17.5  EXCHANGE RATE                                     158
     17.6  FURTHER ASSURANCES                                158
     17.7  AMENDMENT                                         159
     17.8  WAIVER AND EXERCISE OF RIGHTS                     159
     17.9  RIGHTS CUMULATIVE                                 160
     17.10 APPROVAL AND CONSENT                              160
     17.11 ASSIGNMENT                                        160
     17.12 COUNTERPARTS                                      160
     17.13 SOVEREIGN IMMUNITY                                160
     17.14 GOVERNING LAW AND JURISDICTION                    160

     17.15 JOINT AND SEVERAL LIABILITY                       160

18   NOTICES                                                 161

     18.1 GENERAL                                            161
     18.2 METHOD OF SERVICE                                  161
     18.3 ADDRESS FOR SERVICE                                161
     18.4 SERVICE                                            162
     18.5 SERVICE AFTER HOURS                                162
     18.6 PROCESS SERVICE                                    162

SCHEDULE ONE                                                 163

1    INTERPRETATION

1.1  Definitions

     In this document:

     "Accounting Standards" means accounting principles and practices consistently applied which are generally accepted in Australia and are consistent with any applicable legislation.

     "Accounts" means profit and loss accounts and balance sheets together with statements, reports and notes, including a director's report or an auditor's report, attached to or intended to be read with any of those profit and loss accounts or balance sheets.

     "Agricultural Land" means any part of the Secured
     Property which is used for farming, horticultural, agricultural or pastoral purposes.

     "Approved Plans" means plans and specifications approved by the Mortgagee and all relevant Government Bodies.

     "Attorney" means any attorney appointed under this document and any person who by delegation directly or indirectly derives a right from an Attorney.

     "Authorised Representative" means:

     (a)  in relation to the Financier:

           (i) an employee of the Financier whose title contains the word "manager" or a cognate term;

           (ii) a person performing the functions of any of them; and

          (iii) a lawyer for the Financier; and

     (b)  in relation to any party to this document:

           (i) if that party is a corporation, a director or secretary of that party; and

           (ii) a person appointed by that party with the right to act as the agent of that party for the purpose of this document whose appointment and rights are notified in writing by the appointor to the other party.

     "Bankruptcy" means:

      (a) in relation to a corporation, its winding up or dissolution or its administration, official management, provisional liquidation or any administration having a similar effect;

      (b)  in relation to an individual, his or her bankruptcy; and

      (c) in relation to a person, any arrangement (including a scheme of arrangement), composition or compromise with, or assignment for the benefit of, all or any class of that person's creditors or members or a moratorium involving any of them.

     "Break Costs" means any liability or costs incurred by the Mortgagee by reason of:

      (a) liquidating or re-deploying deposits or other funds acquired or contracted for by or on account of the Mortgagor or the Mortgagee; or

      (b) terminating or reversing any agreement or arrangement (including by entering into new agreements or arrangements to close out or net off existing agreements or arrangements) entered into by or on account of the Mortgagor or the Mortgagee with a counterparty or an internal department of the Mortgagee responsible for such agreements or arrangements to hedge, fix, swap or limit its effective cost of funding; or

      (c) any loss of any margins in relation to future lending or loss of any fees,

     in relation to any financial accommodation provided or to be provided by the Mortgagee under or in connection with any Transaction Document.

     "Building Contract" means any contract for the provision of services or property relating to the carrying out of any Building Works.

     "Building Documents" means any records, books of account, approvals, plans, drawings, specifications, schedules, feasibility studies, reports, certificates and other documents relating to any Building Works, including, without limitation, the Mortgagor's copy or counterpart of any Building Contract and any Approved
     Plans.

     "Building Works" includes the demolition, alteration or construction of Improvements.

     "Business Day" means a day which is not a Saturday, Sunday or public or bank holiday in Sydney.

     "Charge" means the fixed and floating charge dated on or about the date of this document granted by the Mortgagor in favour of the Mortgagee.

     "Compensation Event" means any confiscation, resumption, appropriation, forfeiture, repurchase or compulsory acquisition of the Secured Property by any person under a statute or otherwise.

     "Crown Land" has the same meaning as in the Crown Lands
     Act 1989.

     "Crown Lands Legislation" means the Crown Lands Act
     1989, the Crown Lands (Continued Tenures) Act 1989 and the Western Lands (Crown Lands) Act 1989.

     "Encumbrance" means any interest in or right over property and anything which prevents, restricts or delays the registration of any interest in or dealing with property. It includes a Security Interest.

     "Environmental Assessment Report" means a report in relation to the compliance of the Secured Property with Environmental Law.

     "Environmental Law" means a law which relates to an aspect of the environment or health.

     "Environmental Liabilities" means any liability, obligation, expense, penalty or fine arising out of a breach of Environmental Law which could be imposed upon the Mortgagor or the Mortgagee or any occupier of the Secured Property as a result of activities carried on during the ownership, occupation or control of the Secured Property by the Mortgagor or one of its predecessors in title or any previous occupier or controller of the Secured Property.

     "Event of Default" means any event or circumstance described in clause 7.

     "Financial Indebtedness" means any indebtedness or other liability (present or future, actual or contingent) relating to any financial accommodation including, without limitation, indebtedness or other liability:

      (a)  for money borrowed or raised;

      (b) relating to the sale or negotiation of any negotiable instrument;

      (c) as lessee under any finance lease, as hirer under any hire purchase agreement or as purchaser under any title retention agreement;

      (d)  relating to any redeemable preference share;

      (e) under any commodity, currency or interest rate swap agreement, forward exchange rate agreement or futures contract (as defined in any statute); or

      (f) under any Guarantee relating to any financial accommodation.

     "Financial Year" means a period of 12 months ending on 30 June.

     "Government Body" means any person or body exercising an executive, legislative, judicial or other governmental function. It includes any public authority constituted under a law of any country or political sub-division of any country. It also includes any person deriving a power directly or indirectly from any other Government Body.

     "Guarantee" means:

      (a) a guarantee, indemnity, undertaking, letter of credit, Security, acceptance or endorsement of a negotiable instrument or other obligation given by any person to secure compliance with an obligation by another person;

      (b) an obligation (actual or contingent) of a person to ensure the solvency of another person or the ability of another person to comply with an obligation, including, without limitation, by the advance of money or the acquisition for valuable consideration of property or services; and

      (c) an option under which a person is obliged upon the exercise of the option to buy:

           (i)  any debt or liability owed by another person; or

           (ii) any property which is subject to a Security Interest.

     "Holding" has the same meaning as in the Crown Lands Act 1989.

     "Improvements" means any improvements, fixtures or structures on or affixed to the Secured Property.

     "Income Tax Assessment Act" means the Income Tax
     Assessment Act 1936.

     "Insurance" means insurance which the Mortgagor is obliged to take out or maintain under a Transaction
     Document.

     "Material Adverse Effect" means a material adverse effect upon either:

     (a) the ability of the Mortgagor to comply with its payment obligations under the Tritton Sale Agreement; or

     (b) the effectiveness, priority or enforceability of any Transaction Document.

     "Mining Act" means the Mining Act 1992 (NSW).

     "Mortgage of Mining Property" means the mortgage dated on or about the date of this document of Mining Lease
     1383 and the Ancillary Licences granted by the Mortgagor to the Mortgagee.

     "Notification Amount" means $100,000.

     "Owners Corporation" has the same meaning as in the Strata Act.

     "Minister" has the same meaning as in the Interpretation Act 1987.

     "Permitted Encumbrance" means:

      (a) an Encumbrance which has been approved by the Mortgagee (including the Security Interests created by this document); or

      (b) an Encumbrance created in respect of Project Financing provided that the Chargee may withhold its consent to such financing if it demonstrates the Project Financing is not advanced on reasonable and commercial terms; or

      (c) an Encumbrance created in respect of Project Financing on terms reasonably acceptable to the Mortgagee; or

      (d) a lien which arises by operation of law to secure the payment of Taxes or moneys for services performed in relation to property while the moneys the payment of which is secured by that lien are not due for payment; or

      (e) any royalties or other interests in favour of a Government Body imposed by statute.

     "Potential Event of Default" means any thing which, with the giving of notice, lapse of time or determination of materiality, will constitute an Event of Default.

     "Project Financing" means financing arrangements into which the Mortgagor enters with financier(s) pursuant to which the Mortgagor obtains facilities to be used to carry out or develop a project on the Tritton Project Area but does not mean such arrangements where the financier is a related body corporate of the Mortgagor.

     "Real Property Act" means the New South Wales Real
     Property Act, 1900.

     "Receiver" means a receiver or receiver and manager appointed by the Mortgagee under any Transaction
     Document and any person who derives a right directly or indirectly from a Receiver.

     "Relevant Jurisdiction" means New South Wales.

     "Relevant Securities" means:

     (a)  this document;

     (b)  the Mortgage of Mining Property;

     (c)  the Charge; and

     (d) any other document which the parties agree in writing is a Relevant Security.

     "Remedy Proceeds" means moneys received from the exercise of any right against the Secured Property.

     "Rent Proceeds" means the proceeds of any Rents.

     "Rents" means the rents and profits of the Secured Property.

     "Representative" of a person means an officer, employee, contractor or agent of that person.

     "Sales Tax Assessment Act" means the Sales Tax
     Assessment Act 1992.

     "Secured Money" means any and all amounts which may become due and owing by the Mortgagor under or in relation to the Transaction Documents.

     Where the Mortgagor would have been liable to pay such amounts but for its Bankruptcy, it will be taken still to be liable.

     "Secured Property" means the land described in Schedule
     One of this document and any improvements, fixtures or structures on or affixed to that land.

     "Security" means any document or transaction which reserves or creates a Security Interest.

     "Security Interest" means any interest or right which secures the payment of a debt or other monetary obligation or the compliance with any other obligation. It includes any retention of title to any property and any right to set off or withhold payment of any deposit or other money.

     "Strata Act" means the Strata Schemes Management Act 1996.

     "Strata Scheme" has the meaning given to strata scheme in the Strata Act.

     "Tax" means a tax, rate, levy, impost and duty (other than a tax on the net overall income of the Mortgagee) and any interest, penalty, fine or expense relating to any of them.

     "Threshold Amount" means $100,000 or its equivalent.

     "Title Document" means any original, duplicate or counterpart document relating to title, use, possession, disposition, devolution or acquisition of the Secured Property, including, without limitation, any certificate of title, grant, conveyance or other assurance, map, plan, survey, will, probate, abstract of title, valuation or report relating to the Secured Property.

     "Transaction Documents" means:

     (a)  the Tritton Sale Agreement;

     (b)  the Relevant Securities;

     (c) any agreement relating to the priority of this document or any Security which is a Relevant Security; and

     (d)  any agreement or instrument created under them.

     "Tritton Project" means the copper mining project carried out on the Tritton Project Area.

     "Tritton Project Area" has the same meaning as in the Tritton Sale Agreement.

     "Tritton Sale Agreement" means the agreement of that name dated on or about the date of this document between the Mortgagor and the Mortgagee.

1.2  Construction

     Unless expressed to the contrary:

     (a)  words importing:

        (i)  the singular include the plural and vice versa; and

        (ii) any gender includes the other genders;

     (b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (c)  a reference to:

          (i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

          (ii) a person includes its legal personal representatives, successors, assigns and substitutes, including, without limitation, persons substituted by novation;

          (iii) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (iv) a right includes a benefit, remedy, discretion and power;

          (v) an obligation includes any warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

          (vi) this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties;

          (vii) provisions or terms of this document or another document, agreement, understanding or arrangement includes a reference to both express and implied provisions and terms;

          (viii)  time is to local time in Sydney;

          (ix) "$" or "dollars" is a reference to the lawful currency of Australia;

          (x) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmissions; and

          (xi) any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them; and

      (d) a reference to this document includes all schedules, annexures and appendices referred to in it.

1.3  Terms defined in the Tritton Sale Agreement

     Unless the context otherwise requires, terms defined in the Tritton Sale Agreement have the same meaning where used in this document.

1.4  Headings

     Headings do not affect the interpretation of this document.

1.5  Corporations Law and Accounting Standards

     Unless expressed to the contrary:

      (a) marketable security, related body corporate, share and subsidiary each have the meaning which they are defined to have in the Corporations Law; and

     (b) finance lease has the meaning which it is defined to have for the purposes of the Accounting Standards.

1.6  Subsisting Events and Potential Events of Default

      (a) An Event of Default subsists if it has occurred and has not been waived by the Mortgagee in accordance with this document.

      (b) A Potential Event of Default subsists if it exists and has not been waived by the Mortgagee in accordance with this document.

2    DISCHARGE

     The Mortgagee shall, at the request of the Mortgagor, discharge the Security Interest created by this document if the Mortgagor's obligation to pay the Secured Money is satisfied and in the Mortgagee's reasonable opinion no payment towards the satisfaction of the Mortgagor's obligation to pay the Secured Money is likely to be void, voidable or refundable under any law (including, without limitation, any law relating to Bankruptcy).

3    PAYMENT OF SECURED MONEY

3.1  Place, manner and time of payment

     The Mortgagor, subject to clause 8.2, shall pay the Secured Money to the Mortgagee in accordance with any agreement which obliges the Mortgagor to pay it and in the absence of agreement:

     (a) upon demand and at a place and in a manner reasonably required by the Mortgagee;

     (b) by 11.00 am. local time in the place where payment is to be made; and

     (c) in immediately available funds and without set-off, counter claims, conditions or, unless required by law, deductions or withholdings.

3.2  Currency of payment

      (a) The Mortgagor shall pay the Secured Money in the currency in which it is payable under any agreement which obliges the Mortgagor to pay it and in the absence of agreement in the currency reasonably required by the Mortgagee.

     (b) If the Mortgagee accepts a payment under this document in a currency other than that in which payment is required by clause 3.2(a), that payment will not satisfy the amount due for payment except to the extent that the Mortgagee could in the ordinary course of its business buy with the payment received the required currency within a reasonable time of receipt after the deduction of all costs relating to the purchase.

3.3  Appropriation

     The Mortgagee may, subject to any express provision in this document to the contrary, appropriate any payment towards the satisfaction of any moneys due for payment by the Mortgagor in relation to this document in any way that the Mortgagee thinks fit and notwithstanding any purported appropriation by the Mortgagor.

3.4  Payments in gross

     The Mortgagee in applying towards satisfaction of the Secured Money any moneys received by it shall credit the Mortgagor only with that part of those moneys which is actually received by the Mortgagee in immediately available funds.

4    INTEREST

4.1  Interest

     The Mortgagor shall pay interest on that part of the Secured Money which is from time to time owing by the Mortgagor to the Mortgagee in accordance with the Transaction Documents and in respect of any monies that become payable under this document in accordance with this clause 4.

4.2  Rate

      (a) Interest shall be paid in accordance with any agreement requiring interest to be paid on the Secured Money.

     (b) In the absence of any agreement, interest will accrue from day to day at a rate of interest determined by the Mortgagee from time to time, be computed from and include the day when the moneys upon which interest is payable become owing to the Mortgagee by the Mortgagor but exclude the day of payment of those moneys, be calculated on the actual number of days elapsed on the basis of a 365 day year and be paid by the Mortgagor upon demand.

4.3  Capitalisation

     The Mortgagee may:

      (a) capitalise, upon a monthly or such other periodical basis as the Mortgagee may determine, any part of any interest which becomes due and owing or due on demand, and interest is payable in accordance with this document upon capitalised interest; and

     (b) continue to capitalise interest notwithstanding that as between the Mortgagee and the Mortgagor the relationship of financier and customer may have ceased, any composition entered into or agreed to by the Mortgagee, any judgment or order against the Mortgagor or any other thing.

4.4  Merger

     If the liability of the Mortgagor to pay to the Mortgagee any moneys payable under this document becomes merged in any deed, judgment, order or other thing, the Mortgagor shall pay interest on the amount owing from time to time under that deed, judgment, order or other thing at the higher of the rate payable under this document and that fixed by or payable under that deed, judgment, order or other thing.

5    WARRANTIES AND REPRESENTATIONS

5.1  Nature

     The Mortgagor warrants and represents that:

      (a) it is duly incorporated in accordance with the laws of its place of incorporation as stated in the Transaction Documents or as notified to the Mortgagee prior to the date of this document, validly exists under those laws and has the capacity to sue or be sued in its own name and to own its property and conduct its business as it is being conducted;

     (b) (i) each Transaction Document is the valid and legally binding obligation of the Mortgagor and is enforceable against the Mortgagor by the Mortgagee in accordance with its terms;

           (ii) each Security Interest which each Transaction Document purports to create exists and has the priority which the Mortgagee has agreed to;

      (c) the Mortgagor has capacity unconditionally to execute and deliver and comply with its obligations under the Transaction Documents;

     (d) the Mortgagor has taken all necessary action to authorise the unconditional execution and delivery of and the compliance with its obligations under the Transaction
          Documents;

     (e) each authorisation from and filing and registration with a Government Body necessary to enable the Mortgagor to unconditionally execute and deliver and comply with its obligations under the Transaction Documents and carry on its principal business or activity has been obtained, effected and complied with;

     (f) the unconditional execution and delivery of and compliance with its obligations by the Mortgagor under the Transaction Documents does not contravene:

          (i)  any law or directive from a Government Body;

          (ii) the constitutional documents of the Mortgagor;

         (iii) any agreement or instrument to which the Mortgagor is a party; or

          (iv) any obligation of the Mortgagor to any other person;

      (g) except as notified to the Mortgagee in writing prior to the date of this document:

           (i) no litigation, arbitration or administrative proceeding is current, pending or, to the knowledge of the Mortgagor, threatened, which has or is likely to have a Material Adverse Effect;

           (ii) there are no restrictions on the use of the Secured Property and there are no proposals by any Government Body to restrict the use of the Secured Property or to resume, appropriate or otherwise compulsorily acquire the Secured Property; and

           (iii) there are no Environmental Liabilities affecting the Secured Property and the use of the Secured Property complies with all Environmental Laws;

      (h) except as notified to the Mortgagee in writing prior to the date of this document, the Mortgagor has not entered into a Transaction Document as trustee of any trust;

     (i) no Event of Default or Potential Event of Default subsists;

     (j) each obligation of the Mortgagor under this document ranks at least pari passu with all unsecured and unsubordinated obligations of the Mortgagor except obligations mandatorily preferred by law;

     (k) the warranties and representations given by the Mortgagor in any Transaction Document are correct and not misleading or will be when given;

     (l) the Mortgagor and its property are free of any right of immunity from set-off, proceedings or execution in respect of its obligations under any Transaction Document;

     (m) the Insurances are enforceable against the insurer in accordance with their terms and are not void or voidable; and

     (n) the Mortgagor is (or will become) or is entitled to be registered as proprietor of the Secured Property and the Secured Property and the Rents are free from Encumbrances other than Permitted Encumbrances.

5.2  General

      (a) The interpretation of any statement contained in any warranty or representation shall not be restricted by reference to or inference from any other statement contained in any other warranty or representation.

     (b) The Mortgagor acknowledges that the Mortgagee has entered into the Transaction Documents in reliance upon the warranties and representations.

    (c) Each warranty and representation will survive the execution of this document and be deemed to be repeated with reference to the facts and circumstances then existing whenever financial accommodation is requested or given and on each day that moneys are owing (actually or contingently) by the Mortgagor to the Mortgagee under a Transaction Document.

6    GENERAL OBLIGATIONS

6.1  Prohibited dealings

     (a)  The Mortgagor shall not:

       (i) transfer, otherwise dispose of or deal with the Secured Property or cause or permit any person to acquire any interest (except a Permitted Encumbrance) in:

            (A)  the Secured Property;

            (B)  the Rents or Rent Proceeds; or

            (C) any rights or benefits relating to the Secured Property (including rights to air space, plot ratio, floor space ratio or other similar ratio);

       (ii) subdivide, consolidate or dedicate for any public purpose, the Secured Property;

     (iii) part with possession of the Secured Property, give a licence to use or occupy the Secured Property or consent to the subletting of the Secured Property; or

      (iv) (A) cause or permit any person to acquire any easement, profit a prendre or covenant which burdens the Secured Property; or

           (B) release or vary an easement, profit a prendre or covenant which benefits the Secured Property.

      (b)  The Mortgagor shall not cause or permit the Secured
           Property, the Rents or Rent Proceeds to be Encumbered except by Permitted Encumbrances.

6.2  Variation of other secured indebtedness

     Subject to clause 6.25, the Mortgagor shall not incur any debt or monetary obligation (whether actual or contingent) to a holder, other than the Mortgagee, of a Security Interest over the Secured Property the payment of which is secured by that Security Interest except Financial Indebtedness incurred as a consequence of that holder granting financial accommodation to the Mortgagor or a person whose obligations are Guaranteed by the Mortgagor to that holder, in accordance with an existing agreement:

      (a) which has been fully disclosed to and approved by the Mortgagee; and

     (b) under which the holder is, at the time this document is made, actually or contingently obliged to grant that financial accommodation.

6.3  Information to be given

     The Mortgagor shall give to the Mortgagee:

(a) upon demand, any other information in the possession or under the control of the Mortgagor which in the Mortgagee's reasonable opinion is relevant to the Secured Property or this document;

(b) upon the happening of an Event of Default or a Potential Event of Default, a certificate signed by the Mortgagor (or, if the Mortgagor is a corporation, by 2 directors or a director and company secretary of the Mortgagor) certifying whether or not an Event of Default or a Potential Event of Default has occurred and, if one has occurred, giving full written particulars of it and of the action taken or proposed to be taken by the Mortgagor to remedy it;

(c) upon receipt, a copy of any notice or order received from any Government Body relating to:

     (i) any proposal of the Government Body in relation to the Secured Property which if implemented may have or be likely to have a Material Adverse Effect; and

     (ii) any alleged Environmental Liability or breach of Environmental Law;

(d) upon being notified of it, full particulars of any Compensation Event; and

(e) at the time that it is sent or given, any notice or other document sent or given by the Mortgagor to its members or any class of members or its creditors or any class of creditors, the Australian Securities and Investments
Commission or any stock exchange.
6.4  Insurance

     (a)  The Mortgagor shall:

(i) effect and maintain insurance over and in relation to the Secured Property with insurers, for amounts, against risks and upon terms that a prudent and reasonable owner of the Secured Property would effect and maintain;

(ii) ensure that each such Insurance is taken out in the names of the Mortgagor and the Mortgagee as co-insureds and insures their respective insurable interests in the Secured
Property; and

(iii) upon demand, give to the Mortgagee a certificate in form and substance satisfactory to the Mortgagee from the insurer to the effect that the required Insurances are current and no premiums or other moneys are due and owing to the insurer;

(iv) upon demand, give to the Mortgagee all policies and documents relating to the Insurances, including, without limitation, all renewal certificates, certificates of currency and endorsement slips.

      (b) After an Event of Default has occurred, the Mortgagee may, but the Mortgagor shall not without the prior written consent of the Mortgagee (not to be unreasonably withheld), enforce, conduct, settle or compromise claims under any Insurance for any amount exceeding the Threshold Amount irrespective of whether the Insurance also relates to other property.

      (c) Any moneys paid by an insurer under any Insurance shall, subject to the provisions of the Insurance, be applied as follows:

           (i)  first, as the Mortgagee requires:

              (A) towards replacement or reinstatement of the Secured Property in respect of which the money is paid; or

              (B) in payment of any part of the Secured Money which is then actually owing whether or not it is due for payment; and

           (ii) secondly, the balance (if any) shall be paid to any person entitled to them or authorised to give receipts for them.

6.5  Compensation Event

     (a)  The Mortgagor shall:

           (i) notify the Mortgagee of any Compensation Event and keep the Mortgagee informed of all matters relating to it; and

           (ii) subject to clause 6.5(c), use its best endeavours to cause the prompt payment of any compensation or moneys payable in relation to that Compensation Event in excess of the Threshold Amount.

      (b) After an Event of Default has occurred, the Mortgagee may, but the Mortgagor shall not without the consent of the Mortgagee (not to be unreasonably withheld), enforce, conduct, settle or compromise claims in relation to any Compensation Event.

      (c) Any moneys paid by a person in respect of any Compensation Event shall be applied as follows:

           (i) first, as the Mortgagee requires in payment of any part of the Secured Money which is then actually owing whether or not it is due for payment; and

           (ii) secondly, the balance (if any) shall be paid to any person entitled to them or authorised to give receipts for them.

6.6  Title Documents

(a) The Mortgagor shall ensure that the Title Documents which evidence or relate to the Secured Property be delivered to the Mortgagee.

(b) The Mortgagee may have possession and control of those Title Documents until the Mortgagee is obliged to discharge the Security Interests created by this document.

(c) The Mortgagor is not obliged to deliver any Title Documents to the Mortgagee if those Title Documents have been delivered to the holder of another Encumbrance over the Secured Property which ranks in priority before the Security Interests created by this document and which the Mortgagee has consented to, but the Mortgagor shall promptly deliver such Title Documents to the Mortgagee immediately after that prior ranking Encumbrance is discharged.

6.7  Repair

     The Mortgagor shall keep the Secured Property in good repair and in good working order.

6.8  Taxes

     The Mortgagor shall promptly pay when they become due for payment (or reimburse the Mortgagee upon demand for) all Taxes payable in respect of the Secured Property where failure to do so may have a Material Adverse Effect.

6.9  Caveats

     The Mortgagor shall not cause any caveat to be lodged in respect of the Secured Property which would hinder the exercise of any right of the Mortgagee under this document.

6.10 Default

     The Mortgagor shall ensure that no Event of Default occurs.

6.11 Mortgagor's other obligations

     The Mortgagor shall:

      (a) duly comply with its obligations in relation to the Secured Property, including, without limitation, under any Encumbrance over the Secured Property, any law applicable to the Secured Property and any lawful direction from any Government Body; and

      (b) institute or defend any legal proceedings which the Mortgagee may reasonably require to protect the Secured Property.

6.12 Rents

     (a) The Mortgagor may, subject to this clause 6.12, collect and apply the Rent Proceeds in the ordinary course of its ordinary business.

     (b)  If:

(i)  an Event of Default occurs;

(ii) any action is taken by any person, other than the Mortgagor or the Mortgagee, to claim, execute or attach the Rents or Rent Proceeds or to obtain an interest in them ranking in priority before the Mortgagee's interest in them under this document; or

(iii) any action is taken to issue to any person by whom the Rent is due for payment or accruing or may become due for payment to the Mortgagor, a notice under section 218 of the Income Tax Assessment Act or section 74 of the Sales Tax Assessment Act 1992 in relation to Taxes owed by the Mortgagor, the Mortgagor shall:

(iv) immediately pay any Rent Proceeds then held or paid in the future into an account nominated by the Mortgagee and of which the Mortgagee is (at the Mortgagee's option) the sole or joint signatory; and

(v)  immediately:

     (A) assign in writing the Rents to the Mortgagee to secure payment of the Secured Money; and

     (B) give written notice of that assignment to the persons by whom the Rents are payable.


6.13 Mortgagee's right to enter

      (a) The Mortgagee and its nominees may at any reasonable time enter on any property owned, used or occupied by the Mortgagor for the purpose of inspection of the condition of the Secured Property.

      (b) The Mortgagor shall do everything on its part (and, if the Mortgagor is a corporation, ensure that its related bodies corporate do everything on their part) which is necessary or desirable to enable the Mortgagee to exercise its rights under clause 6.13(a).

6.14 Alteration of Secured Property

      (a) The Mortgagor shall not cause or permit the demolition, alteration or removal of any Improvements without the prior written consent of the Mortgagee and then only in accordance with any conditions subject to which the Mortgagee's consent is given.

      (b)  The Mortgagor shall:

           (i) ensure that any permitted demolition, alteration or removal is to be carried out with due care and skill; and

           (ii) obtain any appropriate certificate or other evidence that the demolition, alteration or removal was carried out in accordance with any applicable laws or the requirements of any Government Body.

6.15 Development approvals

     The Mortgagor shall maintain and observe any existing development or building approvals relating to the Secured Property.

6.16 Encroachments

      (a) If any Improvement encroaches on adjoining land, the Mortgagor shall take such action as the Mortgagee may reasonably require to rectify the encroachment, obtain an easement to authorise its continued existence or acquire the land which is the subject of the encroachment, if a failure to do so would cause or contribute to a Material Adverse Effect.

      (b) If any Improvement on adjoining land at any time encroaches on the Secured Property, the Mortgagor shall take such action as the Mortgagee may reasonably require to cause the encroachment to be removed if its existence would cause or contribute to a Material Adverse Effect.

6.17 Crown Land

     If the Secured Property is Crown Land, the Mortgagor shall:

     (a) (i) not permit anything to occur which would make the Mortgagor's Holding in that Crown Land liable to forfeiture;

         (ii) promptly give to the Mortgagee full particulars of any notification of forfeiture of the Mortgagor's Holding immediately upon becoming aware of it;

         (iii) if the Mortgagor's Holding is forfeited, use its best endeavours to ensure the reversal of the forfeiture; and

         (iv) cause or permit to be fulfilled any conditions attaching to any reversal of a forfeiture;

      (b) not surrender to the Crown the whole or part of any land or any lease from the Crown under the Crown Lands Legislation;

      (c) not apply for or consent to any alteration, modification, addition to or revocation of:

           (i)  the conditions attaching to the Mortgagor's Holding; or

           (ii) the purpose of the Mortgagor's Holding,

           if that alteration, modification, addition to or revocation would decrease the value of that Holding;

     (d) (i) immediately upon receipt, give to the Mortgagee a copy of any notice of a determination or a redetermination of rent payable under the Crown Lands Legislation in relation to the Mortgagor's Holding; and

           (ii) if reasonably required by the Mortgagee, object in accordance with the Crown Lands Legislation against any increase in that rent and if the Minister does not allow that objection appeal against the Minister's decision; and

      (e) not cause the cancellation of an enclosure permit (as defined in s 60 of the Crown Lands Act 1989) relating to the Secured Property.

6.18 Strata Title Land

     If the Secured Property comprises a lot in a Strata Scheme:

     (a)  the Mortgagor shall:

           (i) promptly pay all contributions and any other moneys which at any time become payable in respect of the Secured Property to the Owners Corporation;

           (ii) promptly comply with its obligations under the Strata Act and any by-laws of the Strata Scheme in relation to the Secured Property;

           (iii) use its best endeavours to cause any building which forms part of the Secured Property to be insured by the Owners Corporation for its full insurable value against risks and upon terms and conditions that a prudent person would consider appropriate; and

           (iv) procure the entry of the Mortgagee's interest in the Secured Property on the strata roll of the Strata Scheme;

      (b) the Mortgagee may exercise the voting rights conferred upon it by the Strata Act;

      (c) the Mortgagor irrevocably authorises the Mortgagee to obtain from the Owners Corporation and shall ensure that the Owners Corporation provides to the Mortgagee:

            (i) all information which the Mortgagee may require in relation to the Owners Corporation, the Strata Scheme or the Secured Property, including, without limitation, information relating to:

                 (A)  the by-laws of the Strata Scheme; and

                 (B)  the obligations and rights of the Owners Corporation;
                      and

           (ii) a certificate under s 109 of the Strata Act; and

      (d) the Mortgagor shall, upon request by the Mortgagee, effect and maintain mortgage protection insurance in respect of the Secured Property as contemplated by s 91(3) of the Strata Act for such amount required by the Mortgagee.

6.19 Agricultural Land

     If the Secured Property is Agricultural Land, the Mortgagor shall:

(a) cultivate and manage the Agricultural Land in accordance with the best methods and practices appropriate to them;

(b) erect and keep in good repair all appropriate rabbit proof and other fencing of the Agricultural Land;

(c) use its best endeavours to keep the Agricultural Land free from noxious animals, insects and plants;

(d) (i) upon demand grant to the Mortgagee a registered Security Interest over any wool clip of any sheep owned from time to time by the Mortgagor and any crop of agricultural or horticultural produce of the Agricultural Land; and

     (ii) not Encumber any present or future wool clip or crop of agricultural or horticultural produce of the Agricultural Land; and

(e) comply with its obligations under any statutory or other licences or quotas affecting or regulating production at or from the Agricultural Land or the sale of the produce of it.

6.20 Community Title Land

      (a)  If the Secured Property is or becomes a Community
           Development Lot, Precinct Development Lot or Neighbourhood Lot or any Community Property, Precinct Property or Neighbourhood Property forming all or part of a Scheme, the provisions of this clause 6.20 shall apply.

      (b)  In this clause 6.20 and in clause 7(m):

           "Association" means Community Association,
           Precinct Association and Neighbourhood Association or any of them.

           "CLD Act" means Community Land Development Act.

           "CLM Act" means Community Land Management Act.

           "Lot" means any Community Development Lot,
           Precinct Lot or Neighbourhood Lot or any Community
           Property, Precinct Property or Neighbourhood
           Property and the expression "Lots" shall have a corresponding meaning.

           "Management Statement" means a Community
           Management Statement, a Precinct Management
           Statement or a Neighbourhood Management Statement.

           "Scheme" means any Community Scheme, Precinct
           Scheme or Neighbourhood Scheme or a Strata Scheme.

           Words and phrases which are defined in the CLM Act have that defined meaning.

     (c)  The Mortgagor shall:

  (i) promptly observe all the duties and obligations imposed on the Mortgagor as proprietor of a Lot under the provisions of the CLM Act and the CLD Act or under the provisions of any Management Statement in respect of the Secured Property;

  (ii) insure and keep insured any improvements erected on the Parcel and any part of the Secured Property which is or which includes a Lot in accordance with clause 6.4; and

  (iii) ensure that the Association complies with its insurance and reinstatement obligations to the full extent permitted by the CLM Act or the CLD Act.

      (d) Where the Association of the Scheme fails to observe and perform the duties and obligations imposed on such Association under the CLM Act or the CLD Act or under the Management Statement with respect to the Secured Property then the Mortgagor will (at the request of the Mortgagee and without prejudice to any other right, power or remedy available to the Mortgagee), observe and perform such duties and obligations in so far as they are capable of being observed and performed by the Mortgagor.

     (e) (i) The Mortgagee may exercise the voting rights conferred upon it by the CLM Act or the CLD Act.

          (ii) The Mortgagor releases the Mortgagee in respect of any damage, cost or expense suffered by the Mortgagor as a result of any act, omission, delay or irregularities in relation to the exercise or non-exercise by the Mortgagee of such rights.

     (f)  The Mortgagor shall:

           (i) advise the Mortgagee of any meetings of the Association of the Scheme by notice in writing 5 days before the meeting; and

           (ii) forward to the Mortgagee immediately copies of all notices, correspondence and written communications received from the Association or the executive committee of the Association or any other body, statutory or otherwise, including but not limited to any government body relating in any way to the Secured Property.

     (g) (i) The Mortgagor authorises any attorney of the Mortgagor appointed under this Mortgage to have and exercise (without limiting the general nature of any other powers conferred) any power which the Mortgagor has or would be entitled to have or exercise as registered proprietor of any Lot in such Scheme comprising the Secured Property or any part of it.

          (ii) The Mortgagor shall :

            (A) ratify and confirm any act or thing done by the attorney in the exercise of the powers conferred by the Mortgagor; and

            (B) pay to the Mortgagee on demand any costs incurred by the Mortgagee or any attorney in exercising any of the powers conferred by this document.

      (h) The Mortgagor shall not, without the prior written consent of the Mortgagee (which consent the Mortgagee shall not unreasonably withhold), make any application to the Commissioner or to a Board or to a court in respect of the Secured Property or any part thereof.

      (i) The Mortgagor shall, upon request made by the Mortgagee or upon receipt of a notice of a proposed resolution of a meeting of the Association indicating that surplus moneys in any funds or accounts of the Association are intended to be paid or distributed pursuant to the CLM Act, promptly execute and have executed by any financier which has notified the Association of such Scheme of such financier's interest in any Lot (other than the Mortgagee) comprising any of the Secured Property a consent in writing to the payment to the Mortgagee of such of those moneys as would otherwise be payable to the Mortgagor.

6.21 Environmental Assessment Report

     The Mortgagor shall:

      (a) when reasonably required by the Mortgagee obtain or permit the Mortgagee to obtain an Environmental Assessment Report from a person approved by the Mortgagee; and

      (b) promptly comply with any reasonable recommendation contained in any Environmental Assessment Report relating to compliance with Environmental Law.

6.22 Building Works

      (a) The Mortgagor shall not cause or permit the carrying out of any Building Works without the prior written consent of the Mortgagee and then only in accordance with any conditions subject to which the Mortgagee's consent is given.

      (b) If the Mortgagor carries out any Building Works this clause 6.22 will apply.

      (c)  The Mortgagor shall:

(i) carry out the Building Works with reasonable speed, with due care and skill and in accordance with the Approved Plans;

(ii) (A) comply with all applicable laws and directions of any relevant Governmental Body to the satisfaction of the Mortgagee and the relevant Government Bodies, including, without limitation, the obtaining of all necessary consents and the fulfilment of any conditions to which the consents are subject; and

      (B) promptly obtain any appropriate certificate or other evidence that the Building Works have been carried out in compliance with those laws and direction;

(iii) not encroach upon any adjoining land or street;

(iv) observe the provisions of any easement or restrictive covenant which burdens the Secured Property;

(v) complete the Building Works within the time agreed with Mortgagee or, if no time has been agreed, within a reasonable time;

(vi) keep proper records and books of account relating to the Building Works;

(vii)ensure that the Mortgagee and its Representatives may at all reasonable times enter upon the Secured Property to inspect the Building Works and any Building Documents;

(viii) upon demand give to the Mortgagee or its Representative any information relating to the Building Works it reasonably requires including, without limitation, copies of the Building Documents;

(ix) give at least 5 Business Days' notice to the Mortgagee of any proposed material variation to or replacement of any Building Contract or Approved Plan and obtain the Mortgagee's consent to any variation or replacement; and

(x) indemnify the Mortgagee upon demand against any claim, liability, cost or expense caused or contributed to by any inspection, approval or acceptance of the Building Documents or the carrying out of the Building Works.

     (d) (i) The Mortgagee assumes no liability to the Mortgagor for any matter relating to the Building Documents or the carrying out of the Building Works notwithstanding that the Mortgagee may have purported to approve the Building Documents or any variation or replacement of them or to inspect and approve or accept any aspect of the Building Works.

          (ii) No approval or acceptance by the Mortgagee will imply the exercise by or on behalf of the Mortgagee of any care or skill and not relieve the Mortgagor from its obligations to ensure good design and workmanship and proper carrying out of the Building Works.

      (e) The Mortgagor shall hold as bailee for the Mortgagee the Building Documents relating to the Building Works.

6.23 Mortgagor's chattels

(a) The Mortgagor shall upon demand made after the Mortgagee has given a notice under clause 8.2 remove from the Secured Property all chattels and if the Mortgagor does not do so the Mortgagee may remove them and store them in the name and at the cost of the Mortgagor with any person and for any period that the Mortgagee thinks fit.

(b) If the Mortgagee gives a written notice to the Mortgagor stating where the chattels are stored and the amount of the costs incurred at the date of the notice in relation to the removal and storage of the chattels the Mortgagee will have no liability to the Mortgagor in relation to the chattels.

(c) The Mortgagee may sell the chattels for any price, in any manner and upon any terms and conditions that the Mortgagee thinks fit unless the Mortgagor pays to the Mortgagee the cost of removal and storage of the chattels up to and including the date of payment within 10 Business Days of service on the Mortgagor of the notice referred to above.

(d) The proceeds of any sale of chattels referred to above may be applied by the Mortgagee in accordance with clause 11.

6.24 Lease consents and provisions

     If the Secured Property is subject to a lease, the Mortgagor shall:

      (a) not grant any consent to the tenant in any circumstance where the lease contemplates that the tenant must obtain the Mortgagor's consent without the Mortgagee's prior written consent and the Mortgagor shall ensure that no:

           (i)  disposition by the tenant of any interest in the lease;

           (ii) variation or replacement of the lease;

           (iii) termination or surrender of the lease before the expiration of its term;

           (iv) subletting or licensing of the Secured Property for use or occupation; or

           (v) determination of the rent or other moneys payable under the lease (or any lease or licence for use or occupation by any person deriving title from the lessee),

           occurs without the Mortgagee's prior written consent; and

      (b) ensure that the lease is upon terms which a prudent owner of the Secured Property would in the ordinary course of business approve and requires the tenant to pay a rent which is not less than the full market rent from time to time.

6.25 Deed of Priority

     If the Mortgagor enters into Project Financing, the Mortgagee agrees that on request by the Mortgagor it will enter into a deed of priority or deeds of priority (as appropriate) with that financier or those financiers (as appropriate) on terms reasonably acceptable to the Mortgagee by which the Mortgagee will agree that the moneys owing to that financier or those financier (as appropriate) in relation to the Project Financing will rank in priority to the Secured Money, provided that such priority will apply to the Project Financing only.

7    EVENTS OF DEFAULT

     Each of the following is an Event of Default (whether or not caused by anything outside the control of the Mortgagor):

(a) the Mortgagor does not pay any money due for payment within seven days of receiving written notice from the Mortgagee of failure to pay the Secured Money;

(b) a warranty, representation or statement made or deemed to be made by the Mortgagor in any Transaction Document or document contemplated by or relating to any Transaction Document is untrue or misleading in any material respect and which has a Material Adverse Effect;

(c) (i) a Transaction Document is void, voidable or otherwise unenforceable by the Mortgagee or is claimed to be so by the Mortgagor (other than due to the act or omission of the Mortgagee);

     (ii) it is unlawful for the Mortgagor to comply with any of its obligations under any Transaction Document or it is claimed to be so by the Mortgagor (other than due to the act or omission of the Mortgagee);

(d) a Security Interest created by or purportedly created by a Collateral Security ceases to have the priority which it purports to have under the relevant Transaction Document or becomes ineffective to secure the payment of the moneys or compliance with the obligations which it purports to secure, otherwise than by any act of the Mortgagee;

(e) a default or event occurs which is or is taken to be a default or an event of default by or in relation to a person
(other than the Mortgagee) under a Transaction Document;

(f) a distress, attachment or execution is levied or becomes enforceable against any property of the Mortgagor for an amount exceeding the Threshold Amount;

(g) the Mortgagor ceases or threatens to cease to carry on its business or a substantial part of its business;

(h) a person who holds a Security over property of the Mortgagor becomes entitled to exercise a right under that Security against the property to recover any moneys the payment of which is secured by that Security or enforce any other obligation the compliance with which is secured by it;

(i) the Mortgagor enters into or takes any action to enter into an arrangement (including a scheme of arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the Mortgagor's creditors or members or a moratorium involving any of them;

(j) the Mortgagor is or states that it is unable to pay from its own money its debts when they fall due for payment;

(k) the appointment of a receiver or receiver and manager in respect of the property of the Mortgagor;

(l) (i) the appointment of an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction in respect of it or any action is taken to appoint any such person;

     (ii) an application (which is not withdrawn within 21 days of being made) or order is made for its winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for its winding up or dissolution;

     (iii) it is deregistered under the Corporations Law or notice of its proposed deregistration is given to the Mortgagor;

     (iv) it is taken or must be presumed to be insolvent or unable to pay its debts under any applicable legislation;

     (v) anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs; or

(m)  if the provisions of clause 6.20 apply:

     (i) an order is made by the Supreme Court of New South Wales varying or terminating a scheme pursuant to Section 70 of the CLD Act;

     (ii) an Association institutes proceedings against the Mortgagor under the provisions of the CLM Act;

     (iii) the Mortgagor fails to comply with any requirement which he should comply with pursuant to the CLD Act or the CLM Act;
     (iv) the Association carries out work pursuant to Section
     58(2) of the CLM Act;

     (v) an Association passes a resolution which in the Mortgagee's reasonable opinion is likely to adversely affect the value of the Secured Property or its saleability; or

     (vi) the proprietor fails in the due performance of an obligation pursuant to a development contract or plan registered with a community, precinct or neighbourhood plan so that in the Mortgagee's reasonable opinion the value or saleability of the Secured Property is adversely affected.

8    DEFAULT POWERS

8.1  General

      (a) The Mortgagee may at any time after an Event of Default has occurred exercise any or all of the rights set out in this clause 8 in any manner and at any time that it thinks fit and notwithstanding that a Receiver has been appointed.

      (b) The interpretation of any right set out in this clause 8 shall not be restricted by reference to or inference from any other right.

8.2  Acceleration

     If an Event of Default occurs the Mortgagee may at any time by notice to the Mortgagor determine that all instalments under the Tritton Sale Agreement are either payable on demand or immediately due for payment, except that, if the Mortgagor has not produced the first tonne of copper concentrate from the Tritton Project Area which constitutes part of a program for substantial planned production and not merely trial mining, the instalments under clauses 3.1(e) and (j) inclusive of the Tritton Sale Agreement will not be payable.

8.3  Statutory and implied powers

     The Mortgagee may exercise all rights capable of being conferred by the statutes and other laws of any relevant jurisdiction upon mortgagees under mortgage deeds or otherwise.

8.4  Sale

The Mortgagee may sell the Secured Property and, without limitation, any sale may be:

(a)  by private treaty, auction, tender or otherwise;

(b) together with the sale of any other property by any other person;

(c) upon terms and conditions that the Mortgagee thinks fit, including, without limitation, terms and conditions:

     (i)  whereby:

         (A) the purchaser is allowed time to pay the whole or any part of the purchase price either with or without interest and either with or without security;

         (B) any rights over the Secured Property are reserved or granted;

         (C) the consideration is expressed in any currency or consists of something other than money;

         (D) the purchase price or other consideration is payable by instalments; and

         (E) if the sale is by auction or tender, a reserve price determined by the Mortgagee is set;

    (ii) relating to the title of the property;

and the Mortgagee may:

(d)  buy in at any auction;

(e)  disclose or not disclose any reserve price;

(f) rescind any contract of sale and resell the property without being liable for any loss;

(g)  advertise or not advertise the sale of the Secured
Property; and

(h) make any agreements or arrangements relating to the sale.

8.5  General dealings

The Mortgagee may:

(a) enter, take possession of, take control of and get in the Secured Property;

(b) manage, develop, quietly enjoy and otherwise deal with the Secured Property;

(c) (i) exercise the rights of the Mortgagor and comply with its obligations in respect of the Secured Property and ensure that any other person comply with their obligations in respect of the Secured Property;

     (ii) vary, replace or release any right or interest of the Mortgagor in or in relation to the Secured Property;

(d) carry out or complete, in any form, the construction of any works;

(e)  lease or hire out the Secured Property;

(f) exchange any part of the Secured Property for any other property and, if there is a difference in value between the property exchanged, give or receive, as the case may be, any moneys or other consideration equal to the difference in value in order to give or receive equal value for the exchange;

(g) acquire or grant easements, profits a prendre, covenants or other rights which benefit, burden or relate to the Secured
Property and dedicate for any public purpose any part of the Secured Property;

(h)  subdivide or consolidate the Secured Property;

(i) grant options and rights of first refusal to acquire the Secured Property;

(j)  insure, maintain, improve and protect the Secured
Property;

(k) sever trees, crops and Improvements from the balance of the Secured Property and deal with them separately from the balance of the Secured Property;

(l) take on lease or on hire or otherwise acquire any property necessary or convenient to the management of the Secured Property;

(m) use the property and services of the Mortgagor and the services of its personnel in the exercise of any rights under this document; and

(n) vary, replace, rescind, repudiate or terminate any agreement to which the Mortgagor is a party and which relates to the Secured Property.

8.6  Bankruptcy

     The Mortgagee may where any Rent or any other debt which forms part of the Secured Property is owed (whether actually or contingently) to the Mortgagor, prove for the debt in a Bankruptcy, receive dividends and assent to any proposal for an arrangement (including a scheme of arrangement), composition or a compromise with, or an assignment for the benefit of, creditors.

8.7  Raise and lend money

The Mortgagee may upon any terms and conditions that the Mortgagee thinks fit:

(a) (i) borrow or otherwise raise moneys or obtain financial accommodation on the security of the Secured Property; and

     (ii) lend or otherwise grant financial accommodation to a Receiver or an Attorney on the security of the Secured
     Property,

for the purpose of enabling the Mortgagee, a Receiver or an Attorney to exercise a right under this document; and

(b) deal with any Security Interest granted by it over the Secured Property and enter into any agreement relating to the priority of that Security Interest and discharge it.

8.8  Investment of moneys

     Any moneys received by the Mortgagee which are not required to be immediately applied in the exercise of any right or pursuant to clause 11 may be invested in any way authorised by the laws of any relevant jurisdiction for the investment of trust moneys and the Mortgagee may vary or dispose of the investment.

8.9  Building Works

(a)  The Mortgagee may:

    (i) carry out any Building Works in any manner the Mortgagee thinks fit and in doing so may:

       (A)  adhere to or vary the Building Documents; and

       (B) increase or reduce the estimated costs of carrying out the Building Works;

   (ii) use any materials, plant and equipment of the Mortgagor upon the Secured Property in the carrying out of the Building
   Works;

   (iii) enter into any contracts or arrangements in relation to the Building Works; and

   (iv) expend the balance of any moneys held by the Mortgagee and intended to form part of the Secured Money towards the carrying out of the Building Works.

(b) The Mortgagor shall ensure that the Building Documents are delivered to the Mortgagee.

(c) The Mortgagee will not be liable to the Mortgagor if the Mortgagee does not carry out or complete any Building Works or, having begun to do so, stops.

8.10 Ancillary powers

The Mortgagee may:

(a) (if the Mortgagor is a corporation) affix and countersign any seal of the Mortgagor for the purpose of exercising any of its rights under this document;

(b) employ or engage any person on behalf of the Mortgagor for the purpose of exercising any of the Mortgagee's rights in respect of the Secured Property (and dismiss such person);

(c) on behalf of the Mortgagor, commence, defend, prosecute, settle, discontinue and compromise litigation, administrative or arbitral proceedings in relation to the Secured Property;

(d) give receipts for and release, discharge or compromise any Rents;

(e) enter into and execute and deliver documents and agreements in respect of the exercise of its rights under this document;

(f) delegate to any person any right (including this right of delegation) under this document; and

(g) do anything incidental or conducive to the exercise of any of its other rights under this document.

8.11 Receivers

The Mortgagee may:

(a) (i) either before or after it has taken possession of the Secured Property appoint in writing any one or more persons to be a receiver or receiver and manager of the Secured Property or a part of it; and

      (ii) appoint a different receiver or receiver and manager for different parts of the Secured Property;

(b) if more than one person is appointed as Receiver of any property, empower them to act jointly or jointly and severally;

(c) remove the Receiver, appoint another in his or her place if the Receiver is removed, retires or dies, and reappoint a Receiver who has retired or been removed; and

(d)  fix the remuneration of the Receiver.

9    RECEIVERS

9.1  Agent

      (a) A Receiver, subject to clause 9.1(b), will be the agent of the Mortgagor who alone shall be responsible for the Receiver's acts and omissions and remuneration.

      (b) The Mortgagee may appoint a Receiver as the agent of the Mortgagee and delegate to a Receiver any of the Mortgagee's rights under this document.

9.2  Powers

(a) A Receiver shall have the right in relation to any property in respect of which the Receiver is appointed to do everything that the Mortgagor may lawfully authorise an agent to do on behalf of the Mortgagor in relation to that property and, without limitation, a Receiver may in relation to that property exercise:

    (i) the rights capable of being conferred upon receivers and receivers and managers by the Corporations Law and the laws of any relevant jurisdiction;

    (ii) the rights set out in clauses 8.3 to 8.10 inclusive;

    (iii) the rights of the Mortgagor (and, if the Mortgagor is a corporation, the directors of the Mortgagor); and

    (iv) any other rights the Mortgagee may by written notice to a Receiver give to a Receiver.

(b) The Mortgagee may by written notice to a Receiver at the time of a Receiver's appointment or any subsequent times give any rights to a Receiver that the Mortgagee thinks fit.

10   EXERCISE OF DEFAULT RIGHTS

10.1 No hindrance

     The Mortgagor shall not cause or permit the Mortgagee, a Receiver or an Attorney to be prevented or hindered from exercising its rights under this document.

10.2 Mortgagee in possession

(a) If the Mortgagee, a Receiver or an Attorney exercises its rights under this document or takes possession of the Secured Property, it will not be liable to account as a mortgagee in possession.

(b)  If the Mortgagee has taken possession of the Secured
Property it may give up possession of the Secured Property at any time.

(c) The obligations of the Mortgagor under this document relating to the Secured Property shall not be affected by the Mortgagee, any Receiver or any Attorney taking possession of the Secured Property.

10.3 Exclusion of legislation

(a) The provisions implied in mortgages by any statute shall for the purposes of this document be negatived or varied only so far as they are inconsistent with the provisions of this document and are otherwise varied so as to become consistent with this document.

(b) Any statutory restrictions (other than mandatory restrictions) upon any right of the Mortgagee, Receiver or Attorney to lease or otherwise deal with the Secured Property shall not apply to the rights of those persons under this document.

10.4 Default notice

(a) The Mortgagee, any Receiver and any Attorney may to the extent that any applicable law permits exercise any right under this document in relation to an Event of Default without first giving any notice to the Mortgagor or allowing the lapse of any period of time and the Mortgagor and the Mortgagee dispense with any requirement under any statute that notice be given by the Mortgagee, Receiver or Attorney, as the case may be, or that it allow the lapse of any period of time before exercising a right.

(b) If an applicable law requires that notice be given or a lapse of time before any right can be exercised, then if no particular period of notice or lapse of time is required, the period of notice or lapse of time shall be one day.

11   APPLICATION OF MONEY

11.1 Method

The Remedy Proceeds shall, subject to any mandatory statutory requirements, be applied by the Mortgagee, any Receiver or any Attorney as follows:

(a) first, towards the payment or reimbursement of the costs and expenses incurred by the Mortgagee, any Receiver or any Attorney in the exercise or enforcement or attempted exercise or enforcement of its rights under this document;

(b)  secondly, towards:

    (i)  the remuneration of any Receiver or Attorney; and

    (ii) any moneys owing by the Mortgagor to any Representative of the Mortgagee, any Receiver or any Attorney;

(c) thirdly, towards the Secured Money which is then due for payment or otherwise in accordance with clause 11.5 and the Remedy Proceeds shall be appropriated between them as the Mortgagee thinks fit; and

(d) fourthly, to any person entitled to the Secured Property or authorised to give receipts for those moneys.

11.2 Creditor's certificate and disputes

(a) The Mortgagee may rely upon a certificate issued by any person who claims to be entitled to receive any of the Remedy Proceeds to the effect that moneys are owing by the Mortgagor to it and stating the amount owing, without being obliged to make any further enquiry.

(b) If there is any dispute between any persons (other than the Mortgagee) as to who is entitled to receive the Remedy
Proceeds, the Mortgagee may pay those moneys into court and when that is done the Mortgagee will have no further obligations in relation to those moneys.

11.3 No interest on Remedy Proceeds

The Mortgagee is not obliged to pay interest to any person upon the Remedy Proceeds.

11.4 Payment into bank account

     If the Mortgagee pays any moneys into a bank account in the name of any person to whom the Mortgagee is obliged to pay moneys under clause 11.1 and notifies that person of the particulars of the account the Mortgagee will have no further obligations in relation to those moneys.

11.5 Contingent and prospective indebtedness

     If:

     (a)  part of the Secured Money is contingently owing; or

     (b) in the reasonable opinion of the Mortgagee there is a prospect that the moneys forming part of the Secured Money may become owing (whether actually or contingently) by the Mortgagor to the Mortgagee, and the Mortgagee receives any moneys pursuant to this document, the Mortgagee may:

     (c) pay those moneys into a suspense account and hold them as security for the payment of the Secured Money; and

     (d) at any time appropriate any moneys in the suspense account towards the satisfaction of any moneys due for payment by the Mortgagor to the Mortgagee in any way that the Mortgagee thinks fit,

     and when the Secured Money is satisfied in full or the Mortgagee no longer holds that opinion, the Mortgagee shall pay the balance to any person entitled to the Secured Property or authorised to give receipts for those moneys.

     Payments that would become payable under clauses 3.1(e) to (j) inclusive of the Tritton Sale Agreement will not for the purposes of this clause 11.5 be included under paragraph (a) or (b) above unless at that time at least one tonne of saleable copper has been produced from the Tritton Project Area and such production constitutes part of a program for substantial planned production and not merely trial mining.


11.6 Payments during default notice period

     If during the period from the service of a notice requiring the rectification of a default in the payment of moneys by the Mortgagor under this document until the expiration of that notice the Mortgagor pays any moneys to the Mortgagee towards satisfaction of the Secured Money, the Mortgagee may apply those moneys first, towards satisfaction of any moneys due for payment by the Mortgagor to the Mortgagee other than those which are the subject of the notice and secondly, towards satisfaction of the moneys which are the subject of the notice.

11.7 Accounting for Remedy Proceeds

     The Mortgagee, any Receiver or any Attorney is not obliged to account to the Mortgagor for any moneys relating to the exercise by any of them of any right until moneys are actually received in immediately available funds and, without limitation, if any of them sell the Secured Property on terms whereby:

      (a) any part of the purchase price remains unpaid (whether secured or unsecured) after transfer of the Secured Property to the purchaser; or

      (b) the purchase price is payable in instalments on or before the transfer of the Secured Property to the purchaser,

     they are not obliged to account for the purchase price before it is actually received in immediately available funds.

12   THIRD PARTY DEALINGS

12.1 Mortgagee's receipts and discharges

     The Mortgagee may give valid discharges and receipts for any moneys payable by any third party in respect of any exercise of a right by the Mortgagee, any Receiver or any Attorney.

12.2 No duty to enquire

      (a) Any person dealing with the Mortgagee, any Receiver or any Attorney in relation to the exercise by any of them of a right under this document shall not be concerned to enquire whether:

           (i)  the right is exercisable or properly exercised;

           (ii) the Receiver or Attorney is properly appointed;

           (iii) any moneys paid by it to the Mortgagee, Receiver or Attorney are properly applied,

           and the title of that person to any property acquired by it from the Mortgagee, Receiver or Attorney, will not be adversely affected by the right not being exercisable or any improper appointment, exercise of the right or application of moneys by the Mortgagee, any Receiver or any Attorney of which it does not have actual notice.

      (b) The benefit of clause 12.2(a) is held on trust for the benefit of the Mortgagee and each person dealing with the Mortgagee, any Receiver or Attorney.

13   PRESERVATION OF MORTGAGEE'S RIGHTS

13.1 Continuing security

     This document is a continuing Security for the whole of the Secured Money and is not limited to any transaction or other thing.

13.2 Primary obligations

     The Mortgagor's obligation to pay the Secured Money is a primary obligation and the Mortgagee is not obliged to proceed against or enforce any other right against any person or property or demand payment from any other person before making a demand for payment by the Mortgagor of the Secured Money.

13.3 Preservation of Mortgagor's obligations

     The Mortgagor's obligations and the Mortgagee's rights under this document will not be affected by anything which but for this clause 13.3 might abrogate, prejudice or limit them or the effectiveness of this document.

13.4 Suspension of Mortgagor's rights

     The Mortgagor:

      (a) waives any right to be subrogated to or otherwise have the benefit of this document until the Secured Money has been satisfied in full and in the reasonable opinion of the Mortgagee any payment towards the satisfaction of the Secured Money is not void, voidable or otherwise unenforceable or refundable; and

      (b) shall not exercise a right of set-off or counterclaim available to it or any other person liable to the Mortgagee in relation to the Secured Money which reduces or extinguishes the obligation of the Mortgagor to pay the Secured Money, and the Mortgagee is not obliged to marshall in favour of the Mortgagor any Security or any property that the Mortgagee has an interest in or may be entitled to receive.

13.5 Reinstatement of rights of Mortgagee

     If any transaction or payment relating to the Secured
     Money is void, voidable or otherwise unenforceable or refundable:

      (a) the Mortgagee shall be entitled against the Mortgagor to all rights under this document that it would have had if the transaction or payment was not void, voidable or unenforceable or refundable; and

      (b) the Mortgagor shall do all things and sign such documents necessary or convenient to restore to the Mortgagee the Security Interests created by this document and its rights under this document immediately before that transaction or payment.


13.6 No merger

     This document is in addition to and is not in any way prejudiced by any judgment, order or other thing and the Mortgagee's rights under this document shall not be merged with any judgment, order or other thing.

13.7 Bankruptcy of debtor

     The Mortgagor shall not in the Bankruptcy of any person whose obligations to the Mortgagee the Mortgagor has
     Guaranteed:

      (a) directly or indirectly claim or receive the benefit of any distribution, dividend or payment; or

     (b) prove or claim for any distribution, dividend or payment in competition with the Mortgagee, so as to diminish any distribution, dividend or payment which but for that claim or proof the Mortgagee would be entitled to receive, until the Secured Money has been paid in full and the Mortgagee is of the opinion that no payment of those moneys is or is likely to become void, voidable or otherwise unenforceable or refundable.

14   COSTS AND EXPENSES

14.1 Nature

     The Mortgagor shall pay and if paid by the Mortgagee reimburse to the Mortgagee:

      (a) the Mortgagee's reasonable costs and expenses relating to stamping and registration of this document or any document contemplated by it.

      (b)  the Mortgagee's costs and expenses in relation to:

           (i) the exercise or attempted exercise or the preservation of any rights of the Mortgagee under this document; and

           (ii) the occurrence of any Event of Default or Potential Event of Default; and

      (c) any Taxes and registration or other fees (including fines and penalties relating to the Taxes and fees) which are payable or are assessed by a relevant Government Body or other person to be payable in relation to this document or any document or transaction contemplated by it.

14.2 Goods and Services Tax

     If any tax in the nature of a goods and services tax (including, without limitation any value added tax, consumption tax or other similar tax) ("GST") is imposed on inputs of the Mortgagee or any supply made by the Mortgagee under or in connection with a Transaction Document, then the Mortgagee may, by notice to the Mortgagor, elect to have the amounts payable or consideration to be provided by the Mortgagor redetermined by the Mortgagee, with effect from such date as the Mortgagee may determine, so as to take into account the impact of GST and in order to provide the Mortgagee with the same rate of return as was originally obtained by the Mortgagee on the amounts payable or consideration to be provided by the Mortgagor prior to the imposition of the GST.

14.3 Legal costs

     A reference to costs and expenses in this document includes, without limitation, legal costs and expenses on a full indemnity basis.

14.4 Remuneration

     The Mortgagee, any Receiver and any Attorney shall be remunerated by the Mortgagor for any services rendered by them in relation to the exercise of any right under this document and the rate of the remuneration and the manner of payment will be that determined by the Mortgagee.

15   INDEMNITIES

15.1 Nature

      (a)  The Mortgagor indemnifies the Mortgagee upon demand
           against any liability, loss, cost or expense (including, without limitation, any Break Costs) caused or contributed to by:

           (i) any failure of the Mortgagor to comply with any obligation under any Transaction Document;

           (ii) any Event of Default;

           (iii) the exercise or attempted exercise of any right by the Mortgagee, any Receiver or any Attorney under the Transaction Documents; or

           (iv) any act by the Mortgagee in reliance on any communication purporting to be from the Mortgagor or to be given on behalf of the Mortgagor.

      (b) The Mortgagor shall indemnify each Receiver and Attorney and their respective Representatives and the Representatives of the Mortgagee upon demand against any liability, loss, cost and expense caused or contributed to by anything the Mortgagee is indemnified against under this clause 15.1 and the Mortgagee holds the benefit of this clause 15.1 upon trust for those persons.

15.2 Currency deficiency

     If there is any deficiency between:

      (a) an amount payable by the Mortgagor under this document which is received by the Mortgagee in a currency other than the currency payable under this document because of a judgment, order or otherwise; and

      (b) the amount produced by converting the payment received from the currency in which it was paid into the currency in which it was agreed to be paid,

     the Mortgagor shall pay to the Mortgagee the deficiency and any loss, costs or expenses resulting from it.

15.3 Independence and survival

     Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the Mortgagee and survives the termination of this document.

16   ATTORNEY

16.1 Appointment

     The Mortgagor irrevocably appoints the Mortgagee its attorney with the power:

     (a)  after an Event of Default has occurred:

        (i) do everything which in the Attorney's reasonable opinion is necessary or expedient to enable the exercise of any right of the Mortgagee in relation to this document;

        (ii) complete this document; and

        (iii) appoint substitutes and otherwise delegate its powers (including this power of delegation); and

      (b) after any Event of Default has occurred, to do all acts and things which the Mortgagor is obliged to do under this document or which is necessary or expedient in connection with the Secured Property or the protection or perfection of the Mortgagee's interest in the Secured Property.

16.2 General

      (a) Any Attorney may exercise any right solely for the benefit of the Mortgagee and notwithstanding that the exercise of the right constitutes a conflict of interest or duty.

      (b) The Mortgagor by this document ratifies anything done or not done by the Attorney within the terms of the power of attorney.

      (c)  The power of attorney is granted:

           (i) to secure the compliance by the Mortgagor with its obligations to the Mortgagee under this document and any proprietary interests of the Mortgagee under this document; and

           (ii) for valuable consideration (receipt of which is acknowledged) which includes the acceptance of this document by the Mortgagee at the Mortgagor's request.

17   MISCELLANEOUS

17.1 Mortgagee's determination and certificate

      (a) A certificate by the Mortgagee relating to any Transaction Document is, in the absence of manifest error, prima facie evidence against the Mortgagor of the matters certified.

      (b) The Mortgagee is not obliged to give the reasons for its determination or opinion in relation to any matter under any Transaction Document.

      (c)  A determination or an opinion of an Authorised
           Representative of the Mortgagee which is given to the Mortgagor or otherwise expressed or acted upon by the Mortgagee as being a determination or an opinion of the Mortgagee will be deemed to be a determination or opinion of the Mortgagee.

17.2 Supervening legislation

     Any present or future legislation which operates:

      (a) to lessen or vary in favour of the Mortgagor any of its obligations in connection with this document; or

      (b) to postpone, stay, suspend or curtail any rights of the Mortgagee under this document,

     is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

17.3 Time of the essence

     Time is of the essence of any obligation of the Mortgagor under this document.

17.4 Business Days

      (a) If the day on which anything, including a payment, is to be done by the Mortgagor under this document is not a Business Day, that thing shall be done on the preceding Business Day.

      (b) If anything, including a payment, is to be done by the Mortgagor on a particular day and it is done:

           (i) after the time by which this document states it must be done or, if this document does not state a time, after 4.00 pm. in the place where it is to be done; or

           (ii) on a day which is not a Business Day in the place where it is to be done,

           it will be deemed to have been done at the commencement of the next Business Day in the place where it is to be done.

17.5 Exchange rate

     Subject to any express provision to the contrary, if for the purposes of this document it is necessary to convert one currency into another currency the conversion shall be effected using an exchange rate selected by the Mortgagee.

17.6 Further assurances

      (a) The Mortgagor shall promptly execute all documents and do all things that the Mortgagee from time to time reasonably requires to:

           (i) effect, perfect or complete the provisions of this document or any transaction contemplated by it;

           (ii) establish the priority of or reserve or create any Security Interest contemplated by or purported to be reserved or created by this document;

           (iii) stamp and register this document in any relevant jurisdiction and by any person that the Mortgagee thinks fit; and

           (iv) subject to clause 6.25, create any type of Security Interest over any part of the Secured Property upon the same terms and conditions (with necessary modifications) as this document and any additional terms and conditions reasonably required by the Mortgagee having regard to the nature of that part of the Secured Property and the type of additional Security Interest being created.

     (b)  The Mortgagor shall:

           (i) give a mortgage (as defined in section 3 in the Real Property Act) over any interest in any land acquired by the Mortgagor in the future and which is consolidated with or is an accretion to the Secured Property, promptly upon that interest being acquired; and

           (ii) promptly give a charge (as defined in section 3 of the Real Property Act) over the Secured Property and any future interest referred to in this clause 17.6(b) if at any time an annuity, rent charge or sum of money other than a debt becomes part of the Secured Money.

      (c) Any mortgage or charge given under this clause 17.6 must contain the same provisions as this document, with necessary modifications, and be subject only to Encumbrances approved by the Mortgagee.

17.7 Amendment

     This document may only be varied or replaced by a written document duly executed by the Mortgagee.

17.8 Waiver and exercise of rights

      (a) A right in favour of the Mortgagee under this document, a breach of an obligation of the Mortgagor under this document or the occurrence of an Event of Default can only be waived by a written instrument signed by the Mortgagee. No other act, omission or delay of the Mortgagee will constitute a waiver.

      (b) A single or partial exercise or waiver by the Mortgagee of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

      (c) The Mortgagee and its Representatives will not be liable for any loss, cost or expense of the Mortgagor caused or contributed to by the waiver of, exercise of, attempted exercise of, failure to exercise or delay in exercising a right and the Mortgagee holds the benefit of this clause 17.8 upon trust for itself and its Representatives.

17.9 Rights cumulative

     The rights of the Mortgagee under this document are cumulative and are in addition to any of its other rights.

17.10 Approval and consent

     The Mortgagee may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

17.11 Assignment

      (a) Subject to clause 6.25, the Mortgagor shall not dispose of or Encumber any right under this document without the written consent of the Mortgagee.

      (b) The Mortgagee's rights under this document are assignable.

17.12 Counterparts

     This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

17.13 Sovereign immunity

     The Mortgagor irrevocably waives any immunity that it or its property has from:

(a)  set off;

(b)  legal, arbitral or administrative proceedings;

(c) any process or order of any court, administrative tribunal or arbitrator for the satisfaction or enforcement of a judgment, order or arbitral award or for the arrest, detention or sale of any property;

(d) service upon it of any process, judgment, order or arbitral award,

     on the grounds of sovereignty or otherwise under any law of any jurisdiction where any proceedings may be brought or enforced in relation to any Event of Default under this document.

17.14 Governing law and jurisdiction

(a) This document is governed by and shall be construed in accordance with the laws of the Relevant Jurisdiction.

(b) The parties irrevocably and unconditionally submit to the nonexclusive jurisdiction of the courts of the Relevant
Jurisdiction and any courts which have jurisdiction to hear appeals from any of those courts and the parties waive any right to object to any proceedings being brought in those courts.

17.15 Joint and several liability

     Where 2 or more parties comprise the Mortgagor:

(a) a reference to the Mortgagor includes each and any 2 or more of them; and

(b) the obligations on the part of the Mortgagor bind them jointly and severally.

18   NOTICES

18.1 General

     A notice, demand, certification, process or other communication relating to this document shall be written in English and may be given by an Authorised
     Representative of the sender.

18.2 Method of service

In addition to any other lawful means, a communication may be given by:

(a)  being personally served on a party;

(b)  being left at the party's current address for service;

(c) being sent to the party's current address for service by pre-paid ordinary mail or, if the address is outside
Australia, by pre-paid airmail; or

(d)  facsimile to the party's current number for service.

18.3 Address for service

(a)  The particulars for service are initially:

The Mortgagor:

     Address:   Level 15, 3 Spring Street, Sydney NSW 2000

     Facsimile: 9241 5170

     Email: johns@nordpacific.com.au

     Attention: John Syriatowicz

The Mortgagor:

     Address:   Level 15, Goldfields House, 1 Alfred Street, Sydney
                NSW 2000

     Facsimile: 9241 2465

     Email: brear@ozemail.com.au

     Attention:   Brian Rear

(b) Each party may from time to time change its particulars for service by notice to each other party.

18.4 Service

     If a communication is given by:

(a) post it will be deemed received if posted within Australia to an Australian address 3 Business Days after posting and in any other case 10 Business Days after posting by airmail;

(b) facsimile and the sender's facsimile machine produces a transmission report indicating that the facsimile was sent to the addressee's facsimile, the report will be prima facie evidence that the facsimile was received by the addressee at the time indicated on that report.

18.5 Service after hours

     If a communication to the Mortgagee is received by it:

     (a)  after 5.00 pm.; or

     (b)  on a day which is not a Business Day;

     it will be deemed to have been received on the next Business Day.

18.6 Process service

     Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 18 or in accordance with any applicable law.

                          SCHEDULE ONE

                          FREEHOLD LAND

Lot No        Deposited Plan     Area (HA)        Location

11               751315           16.19           Giri North

13               751315           16.19           Giri North

14               751315           78.10           Giri North

30               751315           18.82           Giri North

40               751315           183.93          Giri North

51               751315           77.19           Giri North

108              751315           16.19           Giri North

138              751315           390.11          Giri North

139              751315           343.98          Giri North

140              751315           354.91          Giri North

141              751315           244.83          Giri North

147              824129           48.56           Giri North

1                827919           24.06           Giri North

12               858163           18.42           Giri North

61               875925           104.40          Tritton

41               879206           202.30          Tritton